EXHIBIT 4(ii)

CHINA BROADBAND CAPITAL PARTNERS, L.P.

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

April 20, 2006

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THIS LIMITED PARTNERSHIP AGREEMENT OR THE LIMITED PARTNERSHIP INTERESTS (''INTERESTS'') PROVIDED FOR HEREIN.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ''SECURITIES ACT''), AND THE PARTNERSHIP IS UNDER NO OBLIGATION TO REGISTER THE INTERESTS UNDER THE SECURITIES ACT IN THE FUTURE.

AN INTEREST MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR A VALID EXEMPTION FROM REGISTRATION THEREUNDER.  ADDITIONAL RESTRICTIONS ON THE TRANSFER OF INTERESTS ARE CONTAINED IN ARTICLE VII OF THIS AGREEMENT.  BASED UPON THE FOREGOING, EACH ACQUIROR OF AN INTEREST MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF INVESTMENT THEREIN FOR AN INDEFINITE PERIOD OF TIME.

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CHINA BROADBAND CAPITAL PARTNERS, L.P.

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This Amended and Restated Limited Partnership Agreement (this ''Agreement'') is made and entered into as of the 20th day of April, 2006, by and among CBC Partners, L.P., a Cayman Islands exempted limited partnership (the ''General Partner'') as general partner, and each of the persons the names of which are set forth under the heading ''Limited Partners'' on the Schedule of Partners (as defined in Section 3.1), as maintained in the books of the Partnership by the General Partner, as a limited partner (each a ''Limited Partner'' and collectively the ''Limited Partners'') and Info Expert Services Limited having its registered office at PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands as the withdrawing initial limited partner (the ''Initial Limited Partner''), which parties hereby agree as follows with respect to China Broadband Capital Partners, L.P., a Cayman Islands exempted limited partnership (the ''Partnership''), registered pursuant to the Exempted Limited Partnership Law (2003 Revision) (the ''Law''):

WHEREAS, the Partnership was formed pursuant to the Law in terms of a Limited Partnership Agreement dated February 13, 2006 between the General Partner and the Initial Limited Partner (the ''Initial Limited Partnership Agreement'').

WHEREAS, the General Partner, the Initial Limited Partner and the Limited Partners wish to amend and restate the Initial Limited Partnership Agreement to provide for the admission of the Limited Partners, the withdrawal of the Initial Limited Partner and the variation of the terms applicable to the operation and administration of the Partnership.

NOW THEREFORE, the parties do hereby agree to amend and restate the Initial Limited Partnership Agreement as follows:

ARTICLE I

NAME, PURPOSE AND PRINCIPAL OFFICE OF PARTNERSHIP

1.1

Partnership Name.

  Subject to Section 10.12, the name of the Partnership is China Broadband Capital Partners, L.P.  The partners of the Partnership are the General Partner and the Limited Partners (collectively, the ''Partners'').  The affairs of the Partnership shall be conducted under the Partnership name or such other name as the General Partner may, in its sole discretion, determine.

1.2

Partnership Purpose.

  The primary purpose of the Partnership is to make venture capital investments, principally by investing in and holding equity and equity-oriented securities of privately held companies in telecommunications, media and technology (together, ''TMT'') related fields with substantial markets and/or operations (planned or existing) in China.  Additionally, the Partnership will seek to participate in global investments made by Chinese TMT companies.  The Partnership may also participate in, among other things, leveraged acquisitions of privately held and publicly held TMT corporations (or divisions, subsidiaries or

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other business units thereof) and investments in securities of publicly held TMT corporations.  The general purposes of the Partnership are to buy, hold, sell and otherwise invest in Securities described above, whether readily marketable or not; to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Securities held or owned by the Partnership; to enter into, make and perform all contracts and other undertakings; and to engage in all activities and transactions as may be necessary, advisable or desirable, as determined by the General Partner, to carry out the foregoing.  Notwithstanding any of the foregoing, the Partnership shall not undertake business with the public in the Cayman Islands other than so far as may be necessary for the carrying on of the business of the Partnership exterior to the Cayman Islands.

1.3

Registered Office.

  The registered office of the Partnership shall be c/o Walkers SPV Limited, Walker House, PO Box 908GT, George Town, Grand Cayman, Cayman Islands, or such other place within the Cayman Islands as the General Partner may from time to time designate.

ARTICLE II

TERM AND DISSOLUTION OF THE PARTNERSHIP

2.1

Term of Partnership.

(a)

The term of the Partnership commenced on February 13, 2006 (the ''Commencement Date'') and shall continue until the tenth anniversary of the Initial Contribution Date unless the Partnership is sooner dissolved as provided in Section 2.2 below or the Partnership term is extended as provided in subsection (b) below (the ''Partnership Term'').

(b)

With the approval of the Advisory Board, the General Partner may extend the Partnership Term beyond ten (10) years after the Commencement Date by up to two (2) additional one (1) year periods.

2.2

Dissolution.

  The Partnership Term shall end prior to the tenth anniversary of the Initial Contribution Date:

(a)

Ninety (90) days after the affirmative vote of Four-Fifths in Interest of Limited Partners.

(b)

Ninety (90) days after the affirmative vote of a Majority in Interest of Limited Partners if, at any time after September 1, 2006, Dr. Edward Suning Tian (''Dr. Tian'') is not devoting substantially all of his business time, other than business time Dr. Tian is devoting to his Non-executive Outside Interests (as defined in Section 7.8(b)), to Partnership Affairs (as defined in Section 7.8(c)).

(c)

Upon the Bankruptcy or dissolution and winding up of the affairs of the General Partner or its sole remaining general partner.

(d)

As otherwise required by the Law.

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On any dissolution of the Partnership, the General Partner shall file the notice required by Section 15(2) of the Law.

2.3

Events Affecting a Partner of the General Partner.

  The death, temporary or Permanent Incapacity, Insanity, Incompetency, Bankruptcy, expulsion, retirement, withdrawal, or removal of any of the limited partners of the General Partner or equity holders of the Ultimate General Partner, or the admission of additional partners to the General Partner or equity holders of the Ultimate General Partner, shall not dissolve the Partnership.

2.4

Events Affecting a Limited Partner of the Partnership.

  The death, temporary or Permanent Incapacity, Insanity, Incompetency, Bankruptcy, expulsion, withdrawal, liquidation, dissolution, reorganization, merger, sale of substantially all the stock or assets of, or other change in the ownership or nature of a Limited Partner shall not dissolve the Partnership.

ARTICLE III

CAPITAL CONTRIBUTIONS

3.1

Initial Capital Contribution of the Limited Partners and Withdrawal of Initial Limited Partner.

  Each Limited Partner's ''Capital Commitment'' set forth opposite such Limited Partner's name on the register of limited partnership interests, as maintained in the books of the Partnership by the General Partner (the ''Schedule of Partners''), represents the aggregate amount of capital that such Limited Partner has agreed to contribute to the Partnership in accordance with the terms hereof except as provided in Section 3.2(b) and Section 3.2(c).  The General Partner shall give the Limited Partners fifteen (15) days' notice (which may be by electronic mail or facsimile) of the date on which each Limited Partner shall be required to contribute capital, in cash to the Partnership payable by wire transfer or check in the amount as shall be specified by the General Partner in such notice (such Partner's ''Initial Capital Contribution''), which amount shall be proportional to each Limited Partner's respective Capital Commitment to the Partnership and shall not exceed 100% of such Partner's Capital Commitment.  On the Initial Contribution Date (as defined below), the Initial Limited Partner shall cease to be a partner in the Partnership and shall be repaid its capital contribution of US$1.00.

3.2

Subsequent Capital Contributions by the Limited Partners.

(a)

No Limited Partner shall be obligated to contribute capital to the Partnership in an amount in excess of its Capital Commitment pursuant to Sections 3.1 and 3.2, except as provided in Section 3.2(b), Section 3.2(c) and Section 10.15(b).  Subject to the foregoing limitation, subsequent to the date of the Initial Capital Contribution (the ''Initial Contribution Date'') each Limited Partner shall make additional capital contributions, in cash to the Partnership, payable by wire transfer or check, upon at least fifteen (15) days' prior notice (which may be by facsimile or electronic mail) from the General Partner (the ''Drawdown Notice'') at such time (the ''Drawdown Date''), in such amount (the ''Drawdown Amount'') as shall be specified in the Drawdown Notice.  Except to the extent needed to maintain confidentiality, each Drawdown Notice shall describe the proposed use of the funds requested,

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including, where applicable, the name and industry sector of the portfolio company in which funds will be invested by the Partnership.  Any such description shall be maintained as confidential by the Limited Partners.  Unless otherwise approved by the General Partner, all Limited Partner capital contributions made pursuant to this Agreement must be made in the name of the Limited Partner through or from a United States bank, or through a banking institution organized within a jurisdiction, territory or region approved by the Financial Action Task Force and a Schedule 3 jurisdiction under the Cayman Islands Money Laundering Regulations (2005 Revision).  The Drawdown Amounts of the Limited Partners specified in any Drawdown Notice shall be proportional to their respective Capital Commitments to the Partnership.

(b)

Notwithstanding the provisions of subsection (a) above, if, within sixty (60) days after any capital contribution is due pursuant to Section 3.1 or this Section 3.2, the General Partner determines that some or all of the funds received pursuant to such contribution are not needed by the Partnership, the General Partner may return such excess funds to the Partners who have made such contributions in such amounts as are required to cause the cumulative contributions (net of amounts returned hereunder) of the Partners (other than Defaulting Partners) to be proportional to their respective Partnership Percentages.  For all purposes of this Agreement, amounts returned pursuant to the preceding sentence shall not constitute Partnership distributions, and the earlier contribution of such amounts by the Partners shall not constitute contributions to capital of the Partnership and, accordingly, shall remain uncalled Capital Commitments of the Partners, fully available to be drawn down by the General Partner from time to time pursuant to the provisions of this Agreement.

(c)

Notwithstanding the provisions of subsection (a) above, to the extent the Partnership sells, redeems or otherwise liquidates any Bridge Securities within twelve (12) months of the date that such Bridge Securities were acquired by the Partnership, and distributes the Net Proceeds from any such sale, redemption or liquidation to the Partners in proportion to their Partnership Percentages, then for all purposes of this Agreement (i) the distribution of the amount of such Net Proceeds up to the cost basis of the Bridge Securities giving rise thereto (the ''Re-Commitment Amount'') shall not constitute a distribution, (ii) the aggregate amount of capital contributions made by the Partners shall be reduced by the Re-Commitment Amount (and such reduction shall be borne by the Partners pro rata in proportion to their aggregate Partnership Percentages as of the date such Net Proceeds are returned to the Partners), and (iii) the amount of the uncalled Capital Commitments of the Partners shall be increased by the Re-Commitment Amount, and such Re-Commitment Amount may be drawn down by the General Partner from time to time pursuant to the provisions of this Agreement.

(d)

Notwithstanding the provisions of subsection (a) above, the Limited Partners shall not be required to contribute capital to the Partnership after the sixth (6th) anniversary of the Initial Contribution Date for purposes of funding investments in Securities of any issuer in which the Partnership has not previously made an investment.

3.3

Initial Capital Contributions of the General Partner.

  On the Initial Contribution Date, the General Partner shall contribute to the capital of the Partnership (in the form of cash) an amount equal to one and one-ninety-ninth percent (1-1/99%) of the amount of capital contributed by the Limited Partners on the Initial Contribution Date.

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3.4

Subsequent Capital Contributions by the General Partner.

  The General Partner shall, on any other date on which a Limited Partner makes a contribution to the capital of the Partnership pursuant to Section 3.2, make an additional contribution to the capital of the Partnership (in the form of cash) in an amount equal to one and one-ninety-ninth percent (1-1/99%) of the amount contributed by such Limited Partner or Limited Partners on such date.  The aggregate amount of capital that the General Partner is obligated to contribute to the Partnership pursuant to Section 3.3 above and this Section 3.4 is sometimes referred to in this Agreement as the General Partner's Capital Commitment to the Partnership.

3.5

Failure to Make Capital Contributions.

(a)

The Partnership shall be entitled to enforce the obligations of each Partner to make the contributions to capital specified in this Article III, and the Partnership shall have all remedies available at law or in equity in the event any such contribution is not so made.  The remedies provided for in this Section 3.5 are in addition to and not in limitation of any other right or remedy of the Partnership provided by law or equity, this Agreement, or any other agreement entered into by or among any one or more of the Partners and/or the Partnership (including, without limitation, any subscription agreement relating to the Partnership).  In the event of any legal proceedings relating to a default by a Limited Partner, such Limited Partner shall pay all reasonable costs and expenses incurred by the Partnership, including reasonable attorneys' fees.  Each Limited Partner hereby (i) agrees that the remedy at law for damages resulting from its default under this Article III is inadequate because the funding of Partnership investments requires the timely availability of required capital contributions and (ii) consents to the institution of an action for specific performance of its obligations in the event of such a default.  Each Limited Partner further agrees and acknowledges that any actions taken or not taken by the General Partner under this Section 3.5 with respect to a Defaulting Limited Partner (as defined in Section 3.5(b) below) shall not constitute a breach of this Agreement or of any duty stated or implied in law or equity to any Limited Partner, regardless of whether the same or different remedies are applied to each Defaulting Limited Partner.

(b)

In the event a Limited Partner fails to make a capital contribution when due, and the General Partner determines in its sole and absolute discretion that such Limited Partner has not taken adequate measures to make such capital contribution, the General Partner shall notify such Limited Partner that it is a defaulting Limited Partner (such a Limited Partner is hereinafter referred to as an ''Optionor'' or a ''Defaulting Limited Partner,'' and the date of such notice is hereinafter referred to as the ''Declaration Date'').  If within 10 days of the date of such notice the Defaulting Limited Partner has not made the required capital contribution, then (x) the Defaulting Limited Partner shall no longer have the right to vote on any matter presented to Limited Partners for a vote, and (y) the General Partner may elect in its sole and absolute discretion to impose any one or more of the following remedies in addition, or as an alternative, to any remedies provided by law or equity, this Agreement, or any other agreement entered into by or among any one or more of the Partners and/or the Partnership.

(c)

The General Partner may cause the Partnership to commence legal proceedings against the Optionor to collect the due and unpaid capital contribution plus interest at a rate equal to twelve percent (12%) per annum, compounded daily, as well as the reasonable expenses of collection including, without limitation, reasonable attorneys' fees.  Amounts

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collected in excess of the Optionor's due and unpaid capital contribution shall be deemed for purposes of this Agreement to be income of, or a reimbursement to, the Partnership, as appropriate, and shall not be treated as a capital contribution by the Optionor.

(d)

Subject to the restrictions set forth in Section 7.7, upon notice to the Optionor, the General Partner may designate one or more persons (with the prior consent of such person or persons) to assume responsibility for the entire unpaid balance of the Optionor's Capital Commitment and to assume and succeed to all of the rights of the Optionor's interest in the Partnership attributable to such portion of the Optionor's Capital Commitment.

(e)

The General Partner may determine that such Optionor's share of the future Capital Transaction Gain and Net Income (but not Capital Transaction Loss and Net Loss) of the Partnership shall be reduced by up to one hundred percent (100%) of that to which such Optionor would have been entitled based upon its Partnership Percentage as measured immediately prior to the date upon which the defaulted capital contribution was originally due.  The share of future Capital Transaction Gain and Net Income that is thereby not allocated to the Optionor shall be apportioned among the other non-defaulting Partners in proportion to their respective Partnership Percentages.  In addition, as of the first day of each Fiscal Quarter of the Partnership commencing after any reduction in the Capital Commitments of the Optionor, there shall be deducted from the Capital Account of the Optionor (by means of a special allocation of items of deduction attributable to the payment of the advisory fee provided for in Section 5.1 and the remainder of this sentence) an amount equal to the excess of the quarterly advisory fee that would have been payable pursuant to Section 5.1 for such Fiscal Quarter had the Optionor not defaulted over the quarterly advisory fee actually payable pursuant to Section 5.1 for such Fiscal Quarter, and the amount so deducted shall be paid to the General Partner or its designee in lieu of the advisory fee which would otherwise have been due on such unpaid Capital Commitment, so that the aggregate amount payable to the General Partner or its designee pursuant to this subsection 3.5(e) and pursuant to Section 5.1 shall not be less than the amount that would have been paid had there been no default by the Optionor.

(f)

Subject to the provisions of Section 7.7, the General Partner may determine that such Optionor's Capital Account balance shall be reduced by up to one hundred percent (100%) of the amount contained therein (calculated as of the close of business on the date upon which the defaulted capital contribution was originally due and as if the Partnership had closed its books and allocated Capital Transaction Gain or Loss and Net Income and Net Loss pursuant to Article IV immediately prior thereto).  The portion of the Optionor's Capital Account balance so reduced shall be apportioned among the other Partners in proportion to their respective Partnership Percentages.  In addition, to the extent that the Optionor retains any portion of its Capital Account, then as of the first day of each Fiscal Quarter of the Partnership commencing after any reduction in the Capital Commitments of the Optionor, there shall be deducted from the Capital Account of the Optionor (by means of a special allocation of items of deduction attributable to the payment of the advisory fee provided for in Section 5.1 and the remainder of this sentence) an amount equal to the excess of the quarterly advisory fee that would have been payable pursuant to Section 5.1 for such Fiscal Quarter had the Optionor not defaulted over the quarterly advisory fee actually payable pursuant to Section 5.1 for such Fiscal Quarter, and the amount so deducted shall be paid to the General Partner or its designee in lieu of the advisory fee which would otherwise have been due on such unpaid Capital Commitment, so

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that the aggregate amount payable to the General Partner or its designee pursuant to this subsection 3.5(f) and pursuant to Section 5.1 shall not be less than the amount that would have been paid had there been no default by the Optionor.  To the extent that the reduction provided for in the preceding sentence would otherwise reduce the retained Capital Account of the Optionor below zero, such reduction shall instead be applied to the Capital Accounts of the Partners whose Capital Accounts had previously been increased pursuant to the second sentence of this subsection 3.5(f) with respect to such Optionor (with such reduction being apportioned among such Partners pro rata to the amount of such previous increase); provided, however, that in no event shall the aggregate reduction so applied to the Capital Account of any Partner for all periods with respect to any Optionor exceed the amount by which such Partner's Capital Account had previously been increased pursuant to the second sentence of this subsection 3.5(f) with respect to such Optionor.

(g)

The General Partner may require that the Optionor withdraw from the Partnership for no consideration in which case the withdrawing Optionor shall not be entitled to receive any further distributions or allocations from the Partnership and shall have no further interest in the Partnership whatsoever.  Upon such withdrawal, the Optionor's entire Capital Account balance shall be apportioned among the other Partners in proportion to their respective Partnership Percentages.  As of the first day of each Fiscal Quarter of the Partnership commencing after any reduction in the Capital Commitments of the Optionor and prior to the transfer of the Optionor's Capital Account as provided in the preceding sentence, there shall be deducted from the Capital Account of the Optionor (by means of a special allocation of items of deduction attributable to the payment of the advisory fee provided for in Section 5.1 and the remainder of this sentence) an amount equal to the excess of the quarterly advisory fee that would have been payable pursuant to Section 5.1 for such Fiscal Quarter had the Optionor not defaulted over the quarterly advisory fee actually payable pursuant to Section 5.1 for such Fiscal Quarter, and the amount so deducted shall be paid to the General Partner or its designee in lieu of the advisory fee which would otherwise have been due on such unpaid Capital Commitment, so that the aggregate amount payable to the General Partner or its designee pursuant to this subsection 3.5(g) and pursuant to Section 5.1 shall not be less than the amount that would have been paid had there been no default by the Optionor.  With respect to any Fiscal Quarter of the Partnership that commences after the transfer of the Capital Account of the Optionor provided for in this subsection 3.5(g), the reduction to the Capital Account of the Optionor provided for in the preceding sentence shall instead be applied to the Capital Account of any Partner whose Capital Account had previously been increased pursuant to the second sentence of this subsection 3.5(g) with respect to such Optionor (with such reduction being apportioned pro rata to the amount of such previous increase); provided, however, that in no event shall the aggregate reduction so applied to the Capital Account of any Limited Partner for all periods with respect to any Optionor exceed the amount by which such Limited Partner's Capital Account had previously been increased pursuant to the second sentence of this subsection 3.5(g) with respect to such Optionor.

(h)

The General Partner may elect that any one or more Limited Partners, which such Limited Partners may not include a Defaulting Limited Partner (collectively, the ''Optionees''), and the General Partner shall have the right and option to acquire the Partnership interest of any Optionor, as follows:

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(i)

If such default continues for ten (10) or more days after the Declaration Date, the General Partner shall notify the Optionees of the default.  Such notice shall advise each Optionee of the portion and the price of the Optionor's interest available to it.  The aggregate price for the Optionor's interest shall be the lesser of (A) an amount equal to (1) twenty-five percent (25%) of the lesser of (x) the balance that would have been in the Optionor's Capital Account as of the due date of the additional contribution if the Partnership had dissolved on such date and all allocations necessary to determine the closing Capital Accounts of the Partners under Section 8.2 had been effected, or (y) the balance that would have been in the Optionor's Capital Account as of the Declaration Date if the Partnership had dissolved on such date and all allocations necessary to determine the closing Capital Accounts of the Partners under Section 8.2 had been effected less, in either case, (2) the aggregate amount of any distributions made to the Optionor (with such distributions being valued at fair market value pursuant to Section 9.2 as of the date of the distribution) under this Agreement that are effected from and after such due date or Declaration Date, as applicable, to the date of purchase (which shall be the date of delivery of payment to Optionor in accordance with Section 3.5(h)(iv) below) of Optionor's interest hereunder, but in no event less than zero or (B) an amount equal to (1) the aggregate amount of the Optionor's capital contributions less (2) the aggregate amount of any distributions made to the Optionor (with such distributions being valued at fair market value pursuant to Section 9.2 as of the date of the distribution) from inception of the Partnership through the date of purchase of Optionor's interest hereunder, but in no event less than zero.  The price for each Optionee shall be prorated according to the portion of the Optionor's interest purchased by each such Optionee.  The option granted hereunder shall be exercisable by an Optionee at any time within forty-five (45) days after the date of the notice from the General Partner to such Optionee by delivery to the Optionor in care of the General Partner of a notice of exercise of option together with payment therefor and, if applicable, a security agreement in accordance with Section 3.5(h)(iv) below, which notice and documents the General Partner shall promptly forward to the Optionor.

(ii)

Should any Optionee not exercise its option within said forty-five (45) day period provided in Section 3.5(h)(i) above, the portion of the Optionor's interest not so acquired (the ''Remaining Portion'') may be acquired by the General Partner within five (5) days after the expiration of the forty-five (45) day period specified in Section 3.5(h)(i) on the same terms as set forth in Section 3.5(h)(i) above; provided, however, that the General Partner may, but shall not be obligated to (absent an express election), make the additional capital contributions otherwise due then or later from the Optionor with respect to the Remaining Portion so acquired (in which event the Capital Commitment with respect to such interest shall be reduced accordingly).

(iii)

The amount of the Remaining Portion not acquired by the Optionees and the General Partner may, if the General Partner deems it in the best interests of the Partnership, be sold to any other individuals or entities (including, without limitation, other Limited Partners or the General Partner) on terms not more favorable to such parties than those applicable to the Optionees' option.  Any consideration received by the Partnership for such amount of the Optionor's interest in excess of the price payable to the Optionor therefor shall be retained by the Partnership.  In lieu of the foregoing, the General Partner may, if the General Partner deems it in the best interests of the Partnership, cause the Partnership to (A) repurchase on the same terms applicable to the Optionees' options some or all of the amount of the

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Remaining Portion not acquired by the Optionees and the General Partner (the ''Unpurchased Remaining Portion'') and (B) issue to any other individuals or entities (on terms not more favorable to such parties than those applicable to the Optionee's option) a Limited Partner interest in the Partnership substantially identical in all respects to the Unpurchased Remaining Portion repurchased pursuant to clause (A) hereof; provided, however, that, notwithstanding Article IV the Capital Account balance of such newly admitted Limited Partner shall be determined without reference to the Capital Account balance of the Optionor.  Such newly admitted Limited Partner shall be deemed, solely for purposes of computing such Limited Partner's Partnership Percentage pursuant to Section 4.2(i) hereof, to have contributed to the capital of the Partnership the sum of the amount the Optionor had previously contributed to the Partnership with respect to the Unpurchased Remaining Portion that such Limited Partner's interest replaced plus any amounts actually contributed to the capital of the Partnership pursuant to Section 3.5(h)(v) (or any corresponding provision applicable to such Limited Partner).  In the event that not all of the Remaining Portion is sold as provided herein, then:  (x) the Optionor shall be entitled only to receive an amount equal to the portion of its Capital Account balance representing the unsold Remaining Portion (with such balance being determined either at the time of its failure to make one of the capital contributions required of it hereunder or at the Declaration Date (if the Declaration Date results in a lower Capital Account balance being associated with the unsold Remaining Portion), without adjustment for any unrecognized gains but adjusted for any unrecognized losses as of such date and further adjusted from time to time as set forth in clause (z) hereof) such amount to be payable upon termination of the Partnership, without interest, as provided in Article VIII; (y) notwithstanding the provisions of Article IV, items of Capital Transaction Gain and Loss and Net Income and Loss shall be allocated to the Capital Account of the Optionor so as to cause its positive Capital Account balance to equal at all times the amount it is entitled to receive pursuant to clause (x) hereof; and (z) as of the first day of each Fiscal Quarter of the Partnership commencing after any such default, there shall be deducted from the Capital Account of the Optionor an amount equal to the excess of the quarterly advisory fee that would have been payable pursuant to Section 5.1 for such Fiscal Quarter had the Optionor not defaulted over the quarterly advisory fee actually payable pursuant to Section 5.1 for such Fiscal Quarter, and the amount so deducted shall be paid to the General Partner or its designee in lieu of the advisory fee which would otherwise have been due on such unpaid Capital Commitment, so that the aggregate amount payable to the General Partner or its designee pursuant to this clause (z) and pursuant to Section 5.1 shall not be less than the amount that would have been paid had there been no default by the Optionor.

(iv)

The price due from each of the General Partner and the Optionees shall, at the separate elections of the General Partner and each Optionee, be payable to the Optionor either in cash (or cash equivalent) or by a noninterest bearing, nonrecourse promissory note in substantially the form attached hereto as Exhibit A, due six (6) months after the Date of Dissolution.  Each such note shall be secured by the portion of the Optionor's Partnership interest purchased by its maker pursuant to a security agreement in substantially the form attached hereto as Exhibit B and shall be enforceable by the Optionor only against such security.

(v)

Upon exercise of any option or any other purchase hereunder, each Optionee (other than the General Partner) or purchaser of an Optionor's interest shall be obligated (A) to contribute to the Partnership that portion of the additional capital then

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due from the Optionor equal to the percentage of the Optionor's interest purchased by such Optionee and (B) to pay the same percentage of any further contributions otherwise due from such Optionor and such Optionee's or other purchaser's Capital Commitment shall be appropriately adjusted to reflect such obligation plus any capital previously contributed with respect to the purchased interest.

(vi)

Upon the General Partner's purchase of an Optionor's interest pursuant to Section 3.5(h)(ii) above, the General Partner shall be treated to that extent as a Limited Partner, and the Optionor's Capital Account shall be transferred to the General Partner to the extent of its purchase.

(i)

The General Partner may cancel all or any portion of the Defaulting Limited Partner's unpaid Capital Commitment and adjust the Capital Account balances of the Partners to cause the Capital Account balance of each Partner to reflect, as closely as possible, the Capital Transaction Gain and Loss and Net Income and Loss allocations that would have been made pursuant to Article IV if the Defaulting Limited Partner's Capital Commitment had at no time included the canceled portion thereof.

(j)

The General Partner is hereby authorized by each Limited Partner, with respect to any distribution to which such Limited Partner might otherwise be entitled, to defer making such distribution to such Limited Partner if at the time such distribution would otherwise be effected such Limited Partner has not satisfied its obligation to make all contributions to capital that are then due pursuant to this Article III.  The General Partner may further apply the amount of any such distribution to satisfy all or any part of such Limited Partner's obligation to make the contributions to capital specified in this Article III that are then due (in which case such amounts shall be deemed to have been distributed to such Limited Partner and then contributed by such Limited Partner pursuant to Section 3.2).  In the event that any such distribution consists of Securities or other non-cash assets, the General Partner may, on behalf of such Limited Partner, cause the Partnership to sell or otherwise liquidate such in-kind distribution upon such terms and conditions, and at such times, as the General Partner in its sole discretion deems appropriate, and apply the proceeds of such sale or other liquidation, net of transactions fees and other reasonable expenses, to satisfy all or any part of such Limited Partner's obligation to make the contributions to capital specified in this Article III that are then due (in which case such net amounts shall be deemed to have been distributed to such Limited Partner and then contributed by such Limited Partner pursuant to Section 3.2).  All items of Capital Transaction Gain or Loss or Net Income or Loss generated from the holding or disposition of any such deferred distribution shall be allocated solely to the Capital Account of the Limited Partner on whose behalf such amounts are held, and the corresponding items of taxable income, gain, loss and deduction shall, to the maximum extent permissible, also be allocated solely to such Limited Partner.  The foregoing provisions of this Section 3.5(j) shall apply to a Limited Partner that has not satisfied its obligation to make all contributions to capital that are then due pursuant to this Article III whether or not the General Partner has declared such Limited Partner to be a ''Defaulting Limited Partner'' pursuant to Section 3.5(b) above.

(k)

By way of securing its obligations hereunder, each Partner hereby constitutes and appoints the General Partner his, her or its agent and attorney-in-fact, in the event such Partner becomes a Defaulting Limited Partner hereunder, for the purposes of executing and

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delivering any and all documents necessary to convey his, her or its interest in the Partnership, in whole or in part, to the purchaser thereof, in accordance with this Section 3.5.  This power of attorney is irrevocable and shall survive the death, dissolution, disability or incapacitation of any Partner.

(l)

If, pursuant to Section 10.23 or Section 10.24, a Limited Partner is released from its obligation to make an additional capital contribution (the ''Released Amount''), the other Limited Partners shall, at the election of the General Partner, have the right to agree to contribute the Released Amount pro rata in accordance with their then existing Partnership Percentages and their Capital Commitments shall be adjusted as appropriate to reflect such agreement.  Should any of the other Limited Partners elect not to agree to contribute its pro rata portion of the Released Amount or elect to agree to contribute less than its pro rata share, then the other Limited Partners agreeing to contribute under this Section 3.5(l) shall have the right to contribute such amount ratably in accordance with their then existing Partnership Percentages and their Capital Commitments shall be adjusted as appropriate to reflect such agreement.  Thereafter, any portion of the Released Amount not agreed to be contributed by the Limited Partners may be agreed to be contributed by the General Partner (in its capacity as a Limited Partner of the Partnership).  Any portion of the Released Amount not agreed to be contributed by the Limited Partners or the General Partner may, if the General Partner deems it in the best interest of the Partnership, be made available to any other entities, corporations, partnerships or individuals.  Partners contributing capital under this Section 3.5(l), absent an express election, shall not be obligated to make additional capital contributions otherwise due then or later from the Limited Partner being released from its obligation to make an additional capital contribution.  This Section 3.5(l) shall apply separately to continuing and successive applications of Section 10.23 and Section 10.24.

3.6

Benefit of Capital Contributions.

  The provisions of this Agreement, including this Article III, are intended to benefit the Partners and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor of the Partnership shall be a third-party beneficiary of this Agreement) and neither the Limited Partners nor the General Partner shall have any duty or obligation to any creditor of the Partnership to make any contribution to the Partnership or to issue any call for capital pursuant to this Agreement.

3.7

Alternative Investment Vehicles.

(a)

Notwithstanding any provision of this Agreement to the contrary, the General Partner may form one or more partnerships (or legal entities that are treated as partnerships under United States federal income tax laws and regulations) in jurisdictions outside the Cayman Islands for purposes of making portfolio investments in portfolio companies (each such partnership or entity, an ''Offshore Fund,'' and, for clarity, the Partnership may hereinafter in this Section 3.7 be referred to as the ''Cayman Fund'').  The General Partner and each Limited Partner agree that:

(i)

each Partner (except to the extent agreed otherwise between such Partner and the General Partner) shall become a partner (or comparable constituent equity holder) of one or more Offshore Funds, as appropriate, as determined in good faith by the

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General Partner, and each Partner of an Offshore Fund shall receive a copy of the applicable governing document in substantially final form ten (10) business days prior to being admitted to such Offshore Fund; provided, however, that in lieu of becoming the general partner of such Offshore Fund the General Partner may cause an entity that is owned by substantially the same individuals or entities in substantially the same proportions as the General Partner to become the general partner of such Offshore Fund;

(ii)

the General Partner shall obtain a legal opinion, from reputable counsel located in the jurisdiction in which an Offshore Fund is formed, that provides for substantially similar opinions concerning formation and limited liability status as those rendered in connection with the formation of the Cayman Fund;

(iii)

the aggregate capital contribution obligation of each Partner to the Cayman Fund and all Offshore Funds shall not exceed such Partner's Capital Commitment to the Cayman Fund; and

(iv)

subject to clause (ii) above, and subsections 3.7(b) and (d) below, the specific terms of each Offshore Fund partnership agreement (or other corresponding governing document) shall be substantially similar to those contained in this Agreement in all material respects, mutatis mutandis; provided, however, that,

1.

when applying the conditions set forth in the proviso of Section 6.4(a) of this Agreement (relating to the making of discretionary distributions) or the corresponding provision of the partnership agreement (or other corresponding governing document) of any Offshore Fund, the General Partner shall (A) aggregate the Portfolio Securities of the Cayman Fund with the portfolio securities of all Offshore Funds for purposes of determining the cost basis and fair market value of the Partnership's Portfolio Securities (or corresponding cost basis and fair value under an Offshore Fund's partnership agreement), and (B) aggregate the Capital Account balance of the General Partner in the Cayman Fund with the capital account balance of the General Partner in the Offshore Fund(s) and reduce such aggregate amount by the total Contingent Loss in the Cayman Fund or Offshore Fund(s), respectively;

2.

the aggregate amount that the General Partner or its Affiliates may be required to contribute to the Cayman Fund under Section 8.3 and to all Offshore Funds under the corresponding provisions of the respective Offshore Funds' partnership agreements (or other corresponding governing documents) shall equal no more and no less than the amount that the General Partner would be required to contribute to the Cayman Fund pursuant to Section 8.3 if all of each respective Partner's contributions to, distributions from, and capital account balances in, all Offshore Funds were aggregated with each such respective Partner's contributions to, distributions from, and Capital Account balances in, the Cayman Fund; and

3.

in the event that a Partner defaults on its capital contribution obligation to the Cayman Fund or to any Offshore Fund, the General Partner shall, in its discretion, be entitled to apply the provisions of Section 3.5 (relating to Optionors and Defaulting Limited Partners) or the corresponding provisions of any Offshore Fund's partnership agreement (or other corresponding governing document) to such Partner and to such Partner's

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interests in any or all of the Cayman Fund and the Offshore Funds regardless of whether such Partner's default occurred in respect of its capital contribution obligations to the Cayman Fund, to any of the Offshore Funds, or to any combination thereof.

(b)

The Limited Partners hereby authorize the General Partner to, and the General Partner shall, interpret and implement this Agreement and the partnership agreement (or other corresponding governing document) of any Offshore Fund as the General Partner, in good faith, deems appropriate to give proper effect to intention of the Partners evidenced hereby with the goal of causing the relative economic result to each Partner (as determined without giving effect to the individual tax treatment of any of the Partners) after implementation of the provisions of this Section 3.7 and the transactions contemplated hereby to equal, to the maximum extent possible, the relative economic result that would have been realized by each such Partner had the provisions of this Section 3.7 not been implemented and had all investment activities of the Cayman Fund and all Offshore Funds been undertaken solely by the Cayman Fund.  By way of example, but without limiting the foregoing:

(i)

any advisory fee paid by an Offshore Fund in any period shall reduce, on a dollar-for-dollar basis, the advisory fee payable by the Cayman Fund for such period; and

(ii)

in the event that a Limited Partner, pursuant to prior agreement with the General Partner, does not become a partner in an Offshore Fund formed to invest in one or more portfolio companies, the General Partner shall, if necessary, adjust the Cayman Fund allocations and/or distributions to such Limited Partner with respect to the Cayman Fund's holdings of such portfolio company(s) so that such Limited Partner is in the same relative economic position with respect to such portfolio company(s) as it would have been had the Offshore Fund not been formed and the aggregate investment of the Cayman Fund and the Offshore Fund all been effected through the Cayman Fund.

(c)

In no event shall the Cayman Fund and the Offshore Funds be treated for any purpose as a single partnership or joint venture, nor shall there be deemed to exist any partnership or joint venture between or among the Cayman Fund (or any of its constituent partners) and one or more of the Offshore Funds (or any constituent partner(s) (or other corresponding equity holder(s)) thereof).  Accordingly, except as otherwise provided in paragraph (a), above, the General Partner and the Limited Partners acknowledge and agree that (i) each portfolio investment of an Offshore Fund shall be made for the sole benefit of the partners of such Offshore Fund (and not made for the benefit of the Cayman Fund); (ii) no portfolio securities or other property of an Offshore Fund shall constitute or be deemed to be an asset of the Cayman Fund for any purpose; and (iii) no creditor of the Cayman Fund shall have any recourse or claim against any Offshore Fund or be entitled reasonably to rely on the existence of any assets of an Offshore Fund for purposes of satisfying any claim against, or extending any credit to, the Cayman Fund.  Without limiting the generality of the foregoing, (x) no portfolio investment of the Offshore Fund shall be set forth on the books and records of the Cayman Fund or, except as otherwise required by law, listed on the tax returns to be filed by the Cayman Fund, and (y) the Cayman Fund shall not use any of its funds to acquire or otherwise make any portfolio investment of the Offshore Fund.

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(d)

Attorney-in-Fact.  By way of securing its obligations hereunder, each Limited Partner does hereby constitute and appoint the General Partner and its partners as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute and sign any agreement or instrument (including without limitation the partnership agreement of any Offshore Fund and any amendment to this Agreement) that the General Partner in good faith determines is necessary or desirable in connection with establishing the Offshore Fund or the structuring of any investment made by the Offshore Fund in accordance with this Agreement, provided that in no event shall such agreement or instrument (i) adversely modify or affect the limited liability of such Limited Partner, or (ii) change the aggregate amount of capital that such Limited Partner may be required to contribute to the capital of the Cayman Fund and all Offshore Funds.  The power of attorney granted hereby is coupled with an interest and shall (x) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Limited Partner granting the same or the transfer of all or any portion of such Limited Partner's interest in the Partnership, and (y) extend to such Limited Partner's successors, assigns and legal representatives.

ARTICLE IV

CAPITAL ACCOUNTS AND ALLOCATIONS

4.1

Capital Accounts.

  A Capital Account shall be maintained on the Partnership's books for each Partner.  In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, except as otherwise provided in Section 3.5.

4.2

Definitions.

  Unless the context requires otherwise, the following terms have the meanings specified in this Agreement:

(a)

Book Value.  The Book Value with respect to any asset shall be the asset's adjusted basis for United States federal income tax purposes, except as follows:

(i)

The initial Book Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset at the time of contribution, as determined by the contributing Partner and the Partnership.

(ii)

In the discretion of the General Partner, the Book Values of all Partnership assets may be adjusted to equal their respective fair market values, as determined by the General Partner, and the resulting unrecognized gain or loss allocated to the Capital Accounts of the Partners as Capital Transaction Gain or Loss or Net Income or Loss, as the case may be, pursuant to the provisions of this Article IV as though each such asset had been sold for an amount of consideration equal to its respective fair market value, as of the following times:  (A) the acquisition of an additional interest in the Partnership by any new or existing Partner (other than pursuant to Section 7.6(b)) in exchange for more than a de minimis capital contribution; and (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets, unless all Partners receive simultaneous distributions of either

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undivided interests in the distributed property or identical Partnership assets in proportion to their interests in the Partnership.

(iii)

The Book Values of all Partnership assets shall be adjusted to equal their respective fair market values, as determined by the General Partner, and the resulting unrecognized gain or loss allocated to the Capital Accounts of the Partners as Capital Transaction Gain or Loss or Net Income or Loss, as the case may be, pursuant to the provisions of this Article IV, as though each such asset had been sold for an amount of consideration equal to its respective fair market value, as of the following times:  (A) the date the Partnership is liquidated within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (B) the dissolution of the Partnership pursuant to the provisions of this Agreement.

(iv)

The Book Values of Partnership assets shall be increased or decreased to the extent required under Treasury Regulation Section 1.704-1(b)(2)(iv)(m) in the event that the adjusted tax basis of Partnership assets are adjusted pursuant to Code Sections 732, 734 or 743.

(v)

The Book Value of a Partnership asset shall be adjusted by the depreciation, amortization or other cost recovery deductions, if any, taken into account by the Partnership with respect to such asset in computing Capital Transaction Gain or Loss or Net Income or Loss.

(b)

Capital Account:  An account maintained by the Partnership with respect to each Partner in accordance with the following provisions:

The Capital Account of each Partner shall be increased by:

(i)

the amount of money and the fair market value of any property contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to for the purpose of Section 752 of the Code),

(ii)

such Partner's share of Capital Transaction Gain or Net Income (or items thereof) allocated to its Capital Account pursuant to this Agreement, and

(iii)

any other amounts required by Treasury Regulation Section 1.704-1(b), provided that the General Partner determines that such increase is consistent with the economic arrangement among the Partners as expressed in this Agreement, and shall be decreased by:

(iv)

the amount of money and the fair market value of any property distributed by the Partnership (determined as of the date of distribution) to such Partner pursuant to the provisions of this Agreement (net of any liabilities secured by such property that such Partner is considered to assume or hold subject to for purposes of Section 752 of the Code),

(v)

such Partner's share of Capital Transaction Loss or Net Loss (or items thereof) allocated to its Capital Account pursuant to this Agreement, and

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(vi)

any other amounts required by Treasury Regulation Section 1.704-1(b), provided that the General Partner determines that such decrease is consistent with the economic arrangement among the Partners expressed in this Agreement.

One Capital Account shall be maintained for the General Partner in its capacity as a general partner of the Partnership, and another wholly separate Capital Account shall be maintained for the General Partner in its capacity as a Limited Partner of the Partnership, if any.  Any reference in this Agreement to the ''General Partner's Capital Account,'' the ''Capital Account of the General Partner'' or the like shall refer to the Capital Account maintained for the General Partner in its capacity as general partner of the Partnership.  In addition, for purposes of this Agreement, allocations and distributions made to the General Partner in its capacity as a Limited Partner of the Partnership shall be treated as having been made to a Limited Partner and, accordingly, shall not be treated as having been made to or received by the ''General Partner.''

(c)

Capital Transaction Gain or Loss:  An amount computed for any relevant period, as of the last day thereof, that is equal to the total of (i) the aggregate amount recognized on the Sale or Exchange of Securities or other assets held by the Partnership during such period less the sum of (A) the Book Value of such Securities or other assets as of the date of such Sale or Exchange, plus (B) the Partnership's expenses associated with the Sale or Exchange of such Securities or other assets; (ii) the Partnership's distributive share of income, gain, loss, deduction or credit (or item thereof) derived from its interest in partnerships, provided such amount would have been Capital Transaction Gain or Loss if realized directly by the Partnership; (iii) dividend, interest and royalty income of the Partnership, whether derived from actual or constructive distributions or payments of cash or property or the right to receive the same but excluding amounts derived from government securities, banker's acceptances, certificates and accounts of savings and loan associations, commercial paper, certificates of deposit, treasury bills, other money market investments with maturities of less than twelve months and other similarly liquid securities providing for appropriate safety of principal (''Money Market Investments''); (iv) the aggregate adjustment to the Book Value of Partnership assets (other than Money Market Investments) computed under Sections 4.2(a)(iv) to the extent that an adjustment to the common basis of Partnership property is required as a result thereof or such adjustment is otherwise required to be shared among all of the Partners, provided that a sale of such assets by the Partnership would have produced Capital Transaction Gain or Loss; and (v) any other amount specifically designated as Capital Transaction Gain or Loss hereunder including, without limitation, amounts so designated pursuant to Sections 6.4(d) and 8.2(b).

(d)

Contingent Loss:  As further defined in Section 4.5, that part of the General Partner's share of Partnership Capital Transaction Loss or Net Loss that is allocated to the Limited Partners' Capital Accounts pursuant to Section 4.5 below or that is otherwise treated under this Agreement as a Contingent Loss.

(e)

Fiscal Quarter:  The Partnership's first Fiscal Quarter shall begin on the Commencement Date and end on the last day of such Fiscal Quarter, and the Partnership's last Fiscal Quarter shall end on the date the Partnership terminates pursuant to the provisions of this Agreement.  Otherwise, the Fiscal Quarters of the Partnership shall begin on January l, April 1, July 1, and October 1, and end on March 31, June 30, September 30, and December 31, respectively.

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(f)

Fiscal Year:  The Partnership's first Fiscal Year shall begin on the Commencement Date and end on December 31, 2006.  Thereafter, the Partnership's Fiscal Year shall commence on January 1 of each year and end on December 31 of such year or, if earlier, the date the Partnership terminates during such year pursuant to the provisions of this Agreement.  The General Partner at any time may elect a different Fiscal Year if permitted by the Code and the applicable Treasury Regulations.

(g)

Interim Period:  If a Partnership interest is transferred, the Partnership Percentage of any Partner changes, or a Partner withdraws or a new Partner is admitted to the Partnership other than on the first day of any Fiscal Quarter during the Partnership Term, or if the General Partner shall otherwise so elect, then at the discretion of the General Partner the date of such event or election shall commence an Interim Period.  An Interim Period shall end on the last day of the Fiscal Quarter in which the Interim Period began or on the day immediately preceding the beginning of a new Interim Period, whichever is earlier.

(h)

Net Capital Transaction Gain and Net Capital Transaction Loss:  Net Capital Transaction Gain with respect to a Partner for any period shall be the excess, if any, of the aggregate amount of Capital Transaction Gain allocated to such Partner's Capital Account during such period over the aggregate amount of Capital Transaction Loss allocated to such Partner's Capital Account during such period.  Net Capital Transaction Loss with respect to a Partner for any period shall be the excess, if any, of the aggregate amount of Capital Transaction Loss allocated to such Partner's Capital Account during such period over the aggregate amount of Capital Transaction Gain allocated to such Partner's Capital Account during such period.

(i)

Net Income or Loss:  The net book income or loss of the Partnership for any relevant period, computed without taking into account items comprising Capital Transaction Gain or Loss.  The net book income or loss of the Partnership shall be computed in accordance with United States federal income tax principles as applied without regard to any recharacterization of transactions or relationships that might otherwise be required under such tax principles and as adjusted pursuant to the following provisions, under the method of accounting elected by the Partnership for United States federal income tax purposes.  The net book income or loss of the Partnership shall be computed, inter alia, by:

(i)

including as income or deductions, as appropriate, any tax-exempt income and related expenses that are neither properly included in the computation of taxable income nor capitalized for United States federal income tax purposes;

(ii)

including as a deduction when paid or incurred (depending on the Partnership's method of accounting) any amounts utilized to organize the Partnership or to promote the sale of (or to sell) an interest in the Partnership, except that amounts for which an election is properly made by the Partnership under Section 709(b) of the Code shall be accounted for as provided therein;

(iii)

including as a deduction any losses incurred by the Partnership in connection with the sale or exchange of property notwithstanding that such losses may be disallowed to the Partnership for United States federal income tax purposes under the related party rules of the Code (including Code Sections 267(a)(1) or 707(b)) or otherwise; and

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(iv)

calculating the gain or loss on disposition of Partnership assets and the depreciation, amortization or other cost recovery deductions, if any, with respect to Partnership assets by reference to their Book Value rather than their adjusted tax basis.

(j)

Partnership Percentage:  The Partnership Percentage for a Partner shall be determined by dividing (x) the sum of (i) the sum of the amount of such Partner's aggregate capital contributions (including the capital contributions of any predecessor Partner, but excluding (A) capital contributions attributable to any portion of such Partner's interest that such Partner has transferred and (B) the amount of any contributions effected by the General Partner pursuant to Section 6.4(c)) plus (ii) the unpaid portion of such Partner's Capital Commitment by (y) the sum of (i) the aggregate capital contributions of all of the Partners (including the capital contributions of any predecessor Partners and capital contributions attributable to interests (or portions thereof) that have been transferred but excluding the amount of any contributions effected by the General Partner pursuant to Section 6.4(c)) plus (ii) the sum of the unpaid amount of each Partner's Capital Commitment.  The sum of the Partners' Partnership Percentages shall be one hundred percent (100%).  The aggregate Partnership Percentage of the Limited Partners as a group shall be the sum of the Partnership Percentages of each of the Limited Partners.  For purposes of computing any Partner's Partnership Percentage, any capital contribution or Capital Commitment made by an Optionor with respect to any Unpurchased Remaining Portion described in Section 3.5(h)(iii) shall be disregarded.

(k)

Quarterly Preference Amount: The Quarterly Preference Amount for each Partner shall be determined with respect to each Fiscal Quarter as of the close of such Fiscal Quarter and shall equal the product of (i) one and ninety-four hundredths percent (1.94%) multiplied by (ii) the sum of (1) the daily weighted average of the Unreturned Capital Amount for such Partner for such Fiscal Quarter and (2) the daily weighted average of the Unreturned Total Preference Amount for such Partner for such Fiscal Quarter (for the avoidance of doubt, excluding, for the purposes of such calculation, the Quarterly Preference Amount for such Fiscal Quarter); provided, however, that for the first and last Fiscal Quarters of the Partnership the Quarterly Preference Amount shall be reduced based upon the ratio that the number of days in each such Fiscal Quarter bears to ninety (90).

(l)

Sale or Exchange:  A sale, exchange, liquidation or similar transaction, event, or condition with respect to any assets (except realizations of purchase discounts on commercial paper, certificates of deposit, or other money market instruments) of the Partnership of the type that would cause any realized gain or loss to be recognized for income tax purposes under the Code (as determined without giving effect to (a) the provisions of Code Section 1045 or (b) the related party rules of Code Sections 267(a)(1), 707(b) and any other provision that defers or eliminates recognition of gain or loss based solely upon the relationship between the transferor and transferee).

(m)

Total Net Capital Transaction Gain; Total Net Capital Transaction Loss:  Total Net Capital Transaction Gain with respect to any Fiscal Quarter or Interim Period shall be the excess, if any, of the aggregate amount of the Partnership's Capital Transaction Gain for such Fiscal Quarter or Interim Period and for all prior periods over the aggregate amount of the Partnership's Capital Transaction Loss for such Fiscal Quarter or Interim Period and for all prior periods.  Total Net Capital Transaction Loss with respect to any Fiscal Quarter or Interim

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Period shall be the excess, if any, of the aggregate amount of the Partnership's Capital Transaction Loss for such Fiscal Quarter or Interim Period and for all prior periods over the aggregate amount of the Partnership's Capital Transaction Gain for such Fiscal Quarter or Interim Period and for all prior periods.

(n)

Total Preference Amount:  With respect to each Partner the Total Preference Amount as of the time of any determination shall equal the sum of the Quarterly Preference Amounts of such Partner for all Fiscal Quarters that have closed on or prior to such time.

(o)

Unreturned Capital Amount:  With respect to each Partner, the Unreturned Capital Amount as of the time of any determination shall equal the excess, if any, of the aggregate amount of cash contributed to the capital of the Partnership pursuant to Article III by such Partner (and any predecessor Partners) during all periods up to and including such time over the aggregate amount of distributions received by such Limited Partner (and any predecessor Partners) pursuant to any provision of this Agreement during all such periods, other than any distributions that were treated as reducing the Unreturned Total Preference Amount.

(p)

Unreturned Total Preference Amount:   With respect to each Partner, the Unreturned Total Preference Amount as of the time of any determination shall equal the excess, if any, of such Partner's Total Preference Amount as of such time over the aggregate amount of distributions received by such Partner (and any predecessor Partners) that were, pursuant to the following sentence, treated as reducing such Unreturned Total Preference Amount.  At any time that a Partner has an Unreturned Total Preference Amount, all distributions received by such Partner pursuant to any provision of this Agreement shall be treated as reducing such Unreturned Total Preference Amount, provided that in no event shall the Unreturned Total Preference Amount be reduced below zero.

4.3

Allocation of Capital Transaction Gain or Loss

(a)

Allocation With Respect to Periods for Which Total Net Capital Transaction Gain Exists.  Capital Transaction Gain or Loss of the Partnership for each Fiscal Quarter or Interim Period with respect to which Total Net Capital Transaction Gain exists shall be allocated in the following manner and order of priority:

(i)

First, such allocations shall to the extent possible be effected so that with respect to such Fiscal Quarter or Interim Period and all prior periods, each Partner shall have received aggregate Net Capital Transaction Gain in amounts up to and in proportion to their respective Total Preference Amounts as determined as of the end of such Fiscal Quarter or Interim Period; and

(ii)

Next, such allocations shall to the extent possible be effected so that with respect to such Fiscal Quarter or Interim Period and all prior periods the General Partner shall have received pursuant to this clause (ii) aggregate Net Capital Transaction Gain equal to twenty percent (20%) of the aggregate amount of Total Net Capital Transaction Gain and the Partners as a group shall have received pursuant to this clause (ii) and pursuant to clause (i) above aggregate Net Capital Transaction Gain equal to eighty percent (80%) of the

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aggregate amount of Total Net Capital Transaction Gain (with all amounts allocated to the Partners pursuant to this clause (ii) to be allocated among the Partners in proportion to their respective Partnership Percentages as of the end of such Fiscal Quarter or Interim Period); provided, however, that in no event shall allocations pursuant to this clause (ii) cause any Partner to receive Net Capital Transaction Gain of less than the amount provided for in clause (i) above.

(iii)

Allocation With Respect to Periods for Which Total Net Capital Transaction Loss Exists.  Capital Transaction Gain or Loss of the Partnership for each Fiscal Quarter or Interim Period with respect to which Total Net Capital Transaction Loss exists shall be allocated so that (i) the General Partner shall have received with respect to such Fiscal Quarter or Interim Period and all prior periods aggregate Net Capital Transaction Loss in an amount which causes the sum of the aggregate amount of Net Capital Transaction Loss received by the General Partner with respect to such Fiscal Quarter or Interim Period and all prior periods to equal one percent (1%) of the amount of Total Net Capital Transaction Loss and (ii) the Limited Partners shall have received with respect to such Fiscal Quarter or Interim Period and all prior periods aggregate Net Capital Transaction Loss in an amount which causes the sum of the aggregate amount of Net Capital Transaction Loss received by the Limited Partners with respect to such Fiscal Quarter or Interim Period and all prior periods to equal ninety-nine percent (99%) of the amount of Total Net Capital Transaction Loss (with all amounts allocated to the Limited Partners pursuant to this subparagraph (b) to be allocated among the Limited Partners in proportion to their respective Partnership Percentages as of the date that each such allocation occurs).

4.4

Allocation of Net Income or Loss.

  Net Income or Loss of the Partnership for each Fiscal Quarter or Interim Period shall be allocated to the General Partner and each of the Limited Partners in proportion to their respective Partnership Percentages as of the end of such Fiscal Quarter or Interim Period.

4.5

Reallocation of Contingent Losses.

  If for any Fiscal Quarter or Interim Period after the Partnership's Capital Transaction Gain or Loss and Net Income or Loss has been allocated pursuant to Sections 4.3 and 4.4 the closing Adjusted Capital Account Balance of the General Partner (as defined in Section 6.4(k)) for such Fiscal Quarter or Interim Period has been reduced to less than the Target Amount (as defined below) by more than the amount of the General Partner's obligation to recontribute amounts to the Partnership pursuant to Section 8.3 upon dissolution of the Partnership (with such obligation determined for this purpose by disregarding any limitations on such contribution obligations that are based on the Capital Account balances of the Limited Partners), then an amount of Capital Transaction Loss and, to the extent necessary, Net Loss (collectively, the ''Contingent Loss'') for such Fiscal Quarter or Interim Period shall be reallocated from the General Partner's Capital Account to the Capital Accounts of the Limited Partners as a group so that the General Partner's closing Adjusted Capital Account Balance is not reduced below the Target Amount by more than the amount of the General Partner's obligation to recontribute amounts to the Partnership pursuant to Section 8.3 upon dissolution of the Partnership (with such obligation determined for this purpose by disregarding any limitations on such contribution obligations that are based on the Capital Account balances of the Limited Partners).  A Contingent Loss may be restored only from future Capital Transaction Gain (including all amounts treated under Sections 6.4(d) and 8.2(b) and any other provisions of this Agreement as Capital Transaction Gain).  As used herein, the ''Target

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Amount'' shall equal the product obtained by multiplying (a) one and one-ninety-ninth percent (1-1/99%) by (b) the aggregate Capital Account balances of the Limited Partners.

4.6

Special Allocation Among Late-Entering Limited Partners of Organization and Operating Expenses.

  The following items of Loss are collectively referred to herein as ''Operating Expenses'':

(a)

Payments of the advisory fee set forth in Section 5.1;

(b)

All expenditures of the Partnership classified for United States federal income tax purposes as syndication or organization expenses; and

(c)

All expenditures specified in Section 5.2(b).

Notwithstanding Section 4.4, all Operating Expenses allocated for any period to the Capital Accounts of the Limited Partners under Section 4.4 (as a component of the Net Income or Loss so allocated) shall be specially allocated among the Capital Accounts of the Limited Partners so that, after giving effect to the allocations provided for in Section 4.7 for such period, such Operating Expenses are allocated among the Capital Accounts of the Limited Partners in proportion to their respective Partnership Percentages as of the end of such period; provided, however, that if additional Limited Partners are admitted to the Partnership pursuant to Section 7.6(b), such Operating Expenses shall be allocated among the Capital Accounts of the Original Limited Partners and the Limited Partners admitted pursuant to Section 7.6(b) from time to time so that, to the extent possible, after giving effect to the allocations provided for in Section 4.7 through such period, the cumulative Operating Expenses allocated with respect to such Limited Partners at any time is proportionate to their respective Partnership Percentages.

After giving effect to the allocations provided for in this Section 4.6, any remaining items comprising the Net Income or Loss allocated to the Capital Accounts of the Limited Partners pursuant to Section 4.4 shall be allocated among the Limited Partners as provided in such Section 4.4.  In no event shall this Section 4.6 be interpreted so as to authorize the reallocation of any items subject to allocation under Section 4.7.

4.7

Special Allocation of Syndication Expenses.

  Notwithstanding Section 4.4, all expenditures classified as syndication expenses under Treasury Regulations Section 1.709-2(b) allocated for any period to the Capital Accounts of the Limited Partners under such Section 4.4 (as a component of the Net Income or Loss so allocated) shall be specially allocated among the Capital Accounts of the Limited Partners in proportion to their respective Partnership Percentages as of the end of such period; provided, however, that notwithstanding Section 4.3, if additional Limited Partners are admitted to the Partnership pursuant to Section 7.6(b), all such syndication expenses shall be allocated among the Capital Accounts of the Original Limited Partners and the Limited Partners admitted pursuant to Section 7.6(b) from time to time so that, to the extent possible, the cumulative syndication expenses allocated with respect to such Limited Partners at any time is proportionate to their respective Partnership Percentages.  In the event the General Partner shall determine that such result is not likely to be achieved through future allocations of such syndication expenses, the General Partner may

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allocate a portion of Net Income or Loss (or items thereof) so as to achieve the same effect on the Capital Accounts of such Limited Partners.

ARTICLE V

ADVISORY FEE; EXPENSES

5.1

Advisory Fee.

(a)

An advisory company designated by the General Partner (the ''Advisory Company'') shall be compensated for services rendered to the Partnership, from the Commencement Date until the Date of Dissolution, for each Fiscal Quarter (or portion thereof) by the payment by the Partnership in cash to the Advisory Company on the first day of such Fiscal Quarter (or portion thereof) of an advisory fee; provided, however, that the portion of the advisory fee with respect to the period beginning on the Commencement Date and ending on the last day of the Fiscal Quarter in which the Initial Contribution Date occurs shall be payable on the Initial Contribution Date; provided, further, that an ERISA Partner's pro rata portion of such initial advisory fee shall be payable immediately following the First Investment.  For the purposes of this Agreement, the calculation of the sum of the Capital Commitments of all of the Partners on any date shall use the actual Capital Commitments of all of the Partners on such date (i.e., the aggregate amount of Capital Commitments of all Partners on the date of this Agreement as adjusted for any increase or decrease in the amount of aggregate Capital Commitments of all Partners on or prior to such calculation date).

(b)

Subject to subsection (c) below, (i) the advisory fee for each of the Partnership's Fiscal Quarters (or portions thereof) commencing on the Commencement Date to and including the Fiscal Quarter in which the third anniversary date of the Commencement Date occurs shall be an amount equal to 0.625% of the sum of the Capital Commitments of all of the Partners of the Partnership as of the first day of each such Fiscal Quarter (or portion thereof); provided, however, that the advisory fee payable with respect to the Partnership's first Fiscal Quarter shall be based upon the ratio that the number of days in the period beginning on the Commencement Date and ending on the last day of such Fiscal Quarter bears to ninety (90) and (ii) beginning with the first full Fiscal Quarter following the third anniversary of the Commencement Date, the advisory fee for each of the Partnership's Fiscal Quarters (or portions thereof) shall be an amount equal to 0.5625% of the sum of the Capital Commitments of all of the Partners of the Partnership as of the first day of each such Fiscal Quarter (or portion thereof).

(c)

Beginning with the first full Fiscal Quarter following the fifth anniversary of the Commencement Date (the commencement of such Fiscal Quarter is hereinafter referred to as the ''Five Year Date''), the advisory fee for each of the Partnership's Fiscal Quarters (or portions thereof) shall be an amount equal to 0.5625% of the aggregate Cost Basis of the Portfolio Securities as of the beginning of such Fiscal Quarter.  On each annual anniversary of the Five Year Date, the annual advisory fee shall be reduced by 12% (i.e., the annual advisory fee percentage shall decrease from 2.25% of the aggregate Cost Basis of the Portfolio Securities as of the beginning of such Fiscal Quarter to 1.98%, to 1.74%, and so on).

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(d)

The advisory fee shall be payable in equal quarterly installments in cash in advance, with the advisory fee for any partial quarter prorated based on the number of days in such fiscal quarter; provided, however that the advisory fee with respect to any quarter commencing prior to or on the Initial Drawdown Date that is attributable to Partners other than ERISA Partners (excluding from the definition of ERISA Partner for this purpose, Deemed ERISA Partners) shall be payable on the Initial Drawdown Date, and the portion of the advisory fee with respect to any such quarter that is attributable to ERISA Partners (excluding from the definition of ERISA Partner for this purpose, Deemed ERISA Partners) shall be payable immediately following the date of the First Investment.  Upon the admission of any additional Limited Partner pursuant to Section 7.6, the advisory fee attributable to the Capital Commitment of such additional Limited Partner for the period commencing on the Commencement Date and terminating on the last day in the Fiscal Quarter in which such Partner is admitted shall be payable on the date of admission.

5.2

Expenses.

(a)

From the advisory fee, the Advisory Company shall bear the normal overhead and administrative expenses incurred by the Advisory Company or its Affiliates in connection with advising the Partnership, including but not limited to the following:  (i) salaries and wages of the Partnership's employees, if any, and of the Advisory Company's employees; (ii) rentals payable for space used by the Advisory Company or the Partnership; and (iii) expenditures for equipment used by the Advisory Company or the Partnership.

(b)

The Partnership shall bear all reasonable costs and expenses incurred by the Partnership, the General Partner, the Advisory Company and their Affiliates on behalf of the Partnership (except for those expenses borne by the Advisory Company to the extent set forth in Section 5.2(a)), including, without limitation, all reasonable costs and expenses incurred in respect of the purchase, holding or Sale or Exchange or other disposition of Securities, including, but not by way of limitation, reasonable private placement and finder's fees in contemplation of an investment by the Partnership paid to persons other than the General Partner or partners of the General Partner or any of their Affiliates; real property or personal property taxes on investments; brokerage fees; taxes applicable to the Partnership on account of its operations; fees incurred in connection with the maintenance of bank or custodian accounts; legal, audit, and other reasonable expenses incurred in connection with the registration of the Partnership's Portfolio Securities under the Securities Act; reasonable legal and accounting fees and reasonable expenses incurred in connection with the purchase or Sale or Exchange or other disposition of Securities (whether or not such purchase, Sale or Exchange or other disposition is ultimately consummated); and reasonable fees and expenses of investment advisers and independent consultants incurred in investigating and evaluating investment opportunities; provided, however, in the case of independent consultants, the Partnership shall only bear such costs if such independent consultants provide expert advice not commonly provided from General Partners in funds making venture capital and later-stage investments.  The Partnership shall also bear the reasonable fees of the independent certified public accountant referred to in Section 9.1 incurred in connection with the annual audit of the Partnership's books and the preparation of the Partnership's annual tax return, reasonable costs of independent appraisers, legal expenses of the Partnership, premiums associated with insurance, if any, to insure against any claims that could be made directly against the Partnership, the General Partner, the Advisory

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Company or any Indemnified Persons or that could give rise to a Partnership liability pursuant to Section 10.14 (the purchase of such insurance, if any, shall be in the sole discretion of the General Partner), preparation and other reasonable expenses associated with annual and other reports to the Partners, reasonable costs associated with any Partnership information meetings, reasonable expenses of the Advisory Board meetings and reimbursement of reasonable out-of-pocket costs for the Advisory Board members and the General Partner to attend such meetings, and all expenses that are not normal administrative and overhead expenses provided for under Section 5.2(a), including all reasonable legal fees and expenses incurred in prosecuting or defending administrative or legal proceedings relating to the Partnership brought by or against the Partnership, the Advisory Company or the General Partner, or the members, partners, employees or agents or former members, partners, employees or agents of any of the foregoing by any third party, including all reasonable costs and expenses arising out of or resulting from the Partnership's indemnification pursuant to Section 10.14 and subject to the limitations imposed therein.

(c)

The Partnership and the Parallel Funds, if any, shall each bear its pro rata share (based on total Capital Commitments) of all of the organization costs, fees and expenses incurred by or on behalf of the Partnership or the General Partner in connection with the formation and organization of the Partnership, the General Partner, the Ultimate General Partner, the Advisory Company and their Affiliates and the Parallel Funds, if any, including without limitation, reasonable legal and accounting fees and expenses incident thereto; provided, however, the Partnership shall not bear such organization costs, fees and expenses in excess of $1,000,000.  No part of the amount so paid pursuant to this Section 5.2(c) shall be deemed part of the advisory fee payable under Section 5.1.

(d)

The Partnership shall bear all reasonable liquidation costs, fees and expenses incurred by the General Partner, the Ultimate General Partner, the Advisory Company or partners of the General Partner in connection with the liquidation of the Partnership's assets pursuant to Article VIII, specifically including but not limited to reasonable legal and accounting fees and expenses.

5.3

Fees.

To reflect the reduced time and effort the General Partner or its Affiliates will devote to the Partnership by reason of performing services as a director or consultant to Partnership portfolio companies, the amount of any directors' fees or consulting fees, break-up fees or equivalent compensation, whether in cash or in kind, received by the General Partner, the Advisory Company or a limited partner of the General Partner (so long as he is a limited partner thereof) from any company in which the Partnership then holds an interest (other than direct reimbursement of out-of-pocket expenses), shall be offset against and reduce the amount of the advisory fee payment next due the Advisory Company pursuant to Section 5.1; provided, however, that to the extent the General Partner or the Advisory Company or an equity holder thereof has an interest in, or hereafter forms or acquires a direct or indirect interest in, another entity that provides for a different arrangement with respect to directors' fees or consulting fees or a similar offset against advisory fees, then the amount to be so offset or otherwise dealt with shall be equitably allocated between this Partnership and such other entities based on the relative size of the investment made by each such entity (it being understood that in no event shall the

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amount of the advisory fee offset or amount subject to such other arrangement among all entities in the aggregate exceed the amount of directors fees or consulting fees so received and subject to the advisory fee offset).  Stock options granted to the General Partner, the Advisory Company or an Affiliate thereof shall be fees subject to offset against the advisory fee if the Partnership has an interest in the grantor company on the grant date.  Such stock options shall be deemed to be received and valued upon the sale of the stock underlying the option and shall have a value equal to the sale proceeds less the purchase price and/or exercise price thereof.

ARTICLE VI

WITHDRAWALS BY AND DISTRIBUTIONS TO THE PARTNERS

6.1

Interest.

  No interest shall be paid to any Partner on account of its interest in the capital of, or on account of its investment in, the Partnership.

6.2

Withdrawals by the Partners.

(a)

No Partner may withdraw any amount from its Capital Account unless such withdrawal is made pursuant to this Agreement.

(b)

A Limited Partner may be required to withdraw as provided in Sections 3.5(g) or 10.18.  The General Partner may also require the complete or partial withdrawal of a Limited Partner if the General Partner determines in its reasonable discretion (based upon an opinion of counsel reasonably satisfactory to the Limited Partner) that continued undiminished membership of the Limited Partner in the Partnership would (i) constitute or give rise to a violation of applicable law or (ii) otherwise subject the Partnership or the General Partner to material onerous legal, tax or other regulatory requirements that cannot reasonably be avoided without material adverse consequences to any other Partner or the Partnership.  Except as otherwise provided in this Section 6.2(b) or as otherwise specifically set forth in this Agreement, a Limited Partner shall not be removed from the Partnership without its consent.  Any withdrawal by a Limited Partner pursuant to this Section 6.2(b), and the disposition of such withdrawing Limited Partner's interest in the Partnership, shall be governed by Section 10.18 hereto as if such withdrawing Limited Partner were an ERISA Partner.

6.3

Tax Distributions.

(a)

Within ninety (90) days of the end of each calendar year during the Partnership Term, the General Partner may cause the Partnership to distribute to each Partner cash out of any available cash of the Partnership an amount equal to the sum of (i) the product of (x) the amount of net income and gain taxable at ordinary tax rates allocated to such Partner (or its predecessor in interest) with respect to its interest in the Partnership (as shown on such Partners' Schedule K-1 to the Partnership's IRS Form 1065) for such calendar year and (y) the maximum marginal rate of national, state and local income tax applicable to an individual residing in the Designated Jurisdiction (as defined below) with respect to such income, (ii) the product of (x) the amount of net income and gain taxable at long-term capital gains rates allocated to such Partner (or its predecessor in interest) with respect to its interest in the Partnership (as shown on such Partners' Schedule K-1 to the Partnership's IRS Form 1065) for

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such calendar year and (y) the maximum marginal rate of national, state and local income tax applicable to an individual residing in the Designated Jurisdiction with respect to such income or gain, and, (iii) in the event of allocation by the Partnership of net income or gain taxable at a rate other than the ordinary or long-term capital gains rates contemplated in clauses (i) and (ii) above, the product of (x) the amount of such net income or gain taxable at such other rate allocated to such Partner (or its predecessor in interest) with respect to its interest in the Partnership (as shown on such Partners' Schedule K-1 to the Partnership's IRS Form 1065) for such calendar year and (y) the maximum marginal rate of national, state and local income tax applicable to an individual residing in the Designated Jurisdiction with respect to such income or gain.  The determination of the tax rates to be used for purposes of the preceding sentence shall be made by the General Partner in its good faith discretion after consulting with the Partnership's tax advisors, taking into account the deductibility of state and local taxes and any limitations on the ability of an individual to deduct any items of expense or loss under the tax principles of the relevant jurisdiction.  As used herein, the Designated Jurisdiction means, at any time, that jurisdiction in which the General Partner or any limited partner of the General Partner resides or is domiciled at such time and that, at such time, imposes the highest marginal rate of national, state and local income tax on its residents or domiciliaries who are individuals, as determined by the General Partner after consultation with the Partnership's accountants and other advisors.

(b)

Tax distributions made to a Partner under subsection (a) of this Section 6.3 shall be treated as advances of cash distributions effected pursuant to Section 6.4 below during any Fiscal Year and shall accordingly reduce on a dollar-for-dollar basis subsequent distributions that would otherwise be made to such Person pursuant to Section 6.4, and cash distributions effected pursuant to Section 6.4 below during any Fiscal Year shall reduce the distribution otherwise required by subsection (a) of this Section 6.3 with respect to such Fiscal Year. .  To the extent that distributions to a Partner pursuant to any provision of Section 6.4 have been reduced by operation of the preceding sentence, such distributions shall nevertheless be deemed to have been made pursuant to such provision of Section 6.4 for purposes of computing such Partner's entitlement to future distribution pursuant to Section 6.4.

6.4

Other Distributions.

(a)

Prior to the Date of Dissolution, the General Partner may in its discretion cause the Partnership to make additional distributions pursuant to this Section 6.4(a) of  Marketable Securities or cash that constitutes proceeds realized from the sale, holding or disposition of Securities in the Partnership's venture capital portfolio (''Proceeds''); provided that such distributions shall be subject to the following conditions:  either (i)(A) immediately after the proposed distribution the Adjusted Capital Account Balance of the General Partner (as determined after adjusting such balance for the amount of such distribution and any Capital Transaction Gain or Loss or Net Income or Loss deemed recognized by the Partnership pursuant to Section 6.4(d) below as a result thereof) will not be negative and (B) after giving effect to the proposed distribution, the fair market value of the Partnership's Portfolio Securities will be greater than or equal to one hundred and twenty percent (120%) of the excess of (x) the aggregate Cost Basis of such Portfolio Securities over (y) any surplus distribution amount (as defined below); or (ii) the General Partner and Two-Thirds in Interest of Limited Partners have consented to the distribution.  ''Portfolio Securities'' shall mean all Securities then held by the Partnership other than Money Market Investments.  For the purposes of this Section 6.4, the

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surplus distribution amount shall be equal to the excess of the aggregate fair market value of all distributions made to the Limited Partners pursuant to this Article VI (the ''Disproportionate Distributions'') over the aggregate fair market value of the distributions that would have been made to the Limited Partners had all such Disproportionate Distributions instead been effected solely pursuant to this Section 6.4(a).  Distributions pursuant to this Section 6.4(a) shall be effected in the following manner and order of priority:

(i)

First, to all Partners in amounts up to and in proportion to their respective Unreturned Total Preference Amounts (as defined in Section 4.2(p)), if any;

(ii)

Next, to all Partners in proportion to their respective Partnership Percentages until all Limited Partners (other than a Defaulting Limited Partner) have, in the aggregate, received an aggregate amount for all periods pursuant to this clause (ii) equal to the aggregate amount of capital contributions made by such Partners to the Partnership as of the determination date;

(iii)

Next, to the General Partner until the General Partner has received an aggregate amount for all periods pursuant to this clause (iii) equal to twenty percent (20%) of the aggregate amount distributed pursuant to this clause (iii) and pursuant to clause (i) above to all Partners for all periods; and

(iv)

Finally, twenty percent (20%) to the General Partner and eighty percent (80%) to all Partners in proportion to their respective Partnership Percentages.

(b)

Whenever more than one type of Securities is being distributed in kind in a single distribution, or whenever more than one class of Securities of a portfolio company (or a portion of a class of such Securities having a tax basis per share or unit different from other portions of such class) are distributed in kind by the Partnership or when cash and Securities are being distributed in a single distribution, each Partner receiving a portion of such distribution shall receive its ratable portion of each type, class or portion of such class of Securities distributed in kind (except to the extent that a disproportionate distribution is necessary to avoid distributing fractional shares) and its ratable portion of cash.  As used herein, ''Net Proceeds'' shall mean cash representing or deemed to represent cash proceeds received by the Partnership on the Sale or Exchange of Securities.

(c)

In the event of a distribution of Marketable Securities pursuant to subsection (a) above, the General Partner may elect not to distribute any such Securities pursuant to clause (i) of such subsection and instead distribute all such Securities pursuant to clause (ii) of such subsection in which event concurrent with any such distribution, the General Partner, at its election, shall contribute to the capital of the Partnership in cash an amount equal to nineteen and eight-tenths percent (19.8%) of the Partnership's Cost Basis in the Securities distributed to all Partners in such distribution, which cash shall be distributed to the Limited Partners pro-rata in proportion to their Partnership Percentages.  The Partnership's ''Cost Basis'' in a Security shall equal the aggregate amount of cash and the aggregate principal amount of any promissory note paid by the Partnership in exchange for (A) such Security and (B) any assets which the Partnership directly or indirectly exchanged for such Security.  Notwithstanding the foregoing, the Cost Basis in a Security (the ''New Security'') that was acquired by the Partnership, in whole

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or in part, with funds generated from the sale of another Security (the ''Old Security'') shall be the Cost Basis as defined in the preceding sentence (i) reduced by the amount of proceeds from the sale of the Old Security used to purchase the New Security and (ii) increased by the product of the Cost Basis of the Old Security and the percentage of the total proceeds obtained from the sale of the Old Security which were used to purchase the New Security.

(d)

Immediately prior to any distribution in kind of Securities (or other Partnership assets) pursuant to any provision of this Agreement, the difference between the fair market value and the Book Value of any Securities (or other Partnership assets) distributed shall be allocated to the Capital Accounts of the Partners as Capital Transaction Gain or Loss or Net Income or Loss, as the case may be, pursuant to Article IV to the same extent as if such assets had been sold at their fair market values.

(e)

Securities distributed in kind pursuant to this Section 6.4 shall be subject to such conditions and restrictions as the General Partner determines are legally required.  Such restrictions shall apply equally to the Securities distributed to all Partners.  In no event shall any Partner be entitled to receive a distribution hereunder to the extent that such distribution would cause such Partner to have a negative Capital Account Balance or Fair Market Value Capital Account Balance or increase the amount by which such balance is negative.  As used herein the ''Fair Market Value Capital Account Balance'' for a Partner is the Capital Account balance that would exist in a Partner's Capital Account if (i) the Book Value of all Partnership assets were adjusted to equal their fair market values and the resultant unrecognized gain or loss allocated to the Capital Accounts of the Partners as Capital Transaction Gain or Loss or Net Income or Loss pursuant to the provisions of Article IV and (ii) all promissory notes contributed by a Partner to the capital of the Partnership, if any, were paid in full.

(f)

Notwithstanding any provision in this Agreement to the contrary, at any time, the General Partner may cause the Partnership to distribute Proceeds or Marketable Securities to all Partners in proportion to their Partnership Percentages, provided that, immediately after the proposed distribution the Adjusted Capital Account Balance of the General Partner (as determined after adjusting such balance for the amount of such distribution and any Capital Transaction Gain or Loss or Net Income or Loss deemed recognized by the Partnership pursuant to Section 6.4(d) as a result thereof) will not be negative.  In the event that distributions have been effected pursuant to the preceding sentence, then prior to the Date of Dissolution the General Partner in its discretion may make additional distributions of Proceeds or Marketable Securities to all Partners pursuant to this Section 6.4(f) in such ratio as shall be required to cause the aggregate fair market value of all distributions made to all Partners for all periods pursuant to this subsection (h) to be in the same ratio as such distributions would have been made had all such distributions been effected pursuant to Section 6.4(a) rather than this subsection (f); provided, however, that no distributions shall be made pursuant to this sentence unless the conditions set forth in clauses 6.4(a)(i)(A) and 6.4(a)(i)(B) above would be satisfied immediately after such distribution.

(g)

Notwithstanding any provision in this Agreement to the contrary, at any time, the General Partner may, in its sole discretion, cause the Partnership to distribute Proceeds or Marketable Securities to all Limited Partners in proportion to their Partnership Percentages.  In the event that distributions have been effected pursuant to the preceding

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sentence, then prior to the Date of Dissolution the General Partner in its discretion may make additional distributions of Proceeds or Marketable Securities to all Partners pursuant to this Section 6.4(g) in such ratio as shall be required to cause the aggregate fair market value of all distributions made to all Partners for all periods pursuant to this subsection (g) to be in the same ratio as such distributions would have been made had all such distributions been effected pursuant to Paragraph 6.4(a) rather than this subsection (g); provided, however, that no distributions shall be made pursuant to this sentence unless the conditions set forth in clauses 6.4(a)(i)(A) and 6.4(a)(i)(B) above would be satisfied immediately after such distribution.

(h)

Notwithstanding anything herein to the contrary, all distributions to a Partner otherwise permitted under this Article VI shall constitute an advance or draw against such Partner's distributive share of Partnership income within the meaning of Treasury Regulation Section 1.731-1 provided that any such distribution shall, for purposes of determining the applicability of the limitations on distributions set forth in this Article VI, be deemed to result in a decrease in such Partner's Capital Account in accordance with Article IV.  The General Partner may cause the Partnership to defer effecting any distribution of cash, cash equivalents or Marketable Securities to the General Partner that it would otherwise have been entitled to receive pursuant to the provisions of this Article VI, which assets shall be distributed to the General Partner at such later time as the General Partner shall determine.  In the event of a deferred distribution of assets pursuant to the preceding sentence, the General Partner shall be entitled to all amounts received by the Partnership with respect to the holding of such assets during the deferral period and, notwithstanding the provisions of Article IV, allocations of items of Capital Transaction Gain or Loss or Net Income or Loss shall be effected so that, upon distribution of such assets (and amounts received by the Partnership with respect to the holding of such assets during the deferral period) the Capital Account balances of all Partners are equal to the balances that would have existed had the distribution of such assets not been deferred.  In no event shall such deferral be taken into account in determining the Partnership Percentage of the General Partner.  The General Partner shall cause the Partnership to invest any funds available with respect to the deferral of a distribution as provided above only in Money Market Investments.

(i)

At any time, the General Partner may distribute Proceeds or Marketable Securities to the General Partner provided that, immediately after the proposed distribution the Adjusted Capital Account Balance of the General Partner (as computed without regard to any such balance created as a result of any interest as a Limited Partner held by such General Partner and as determined after adjusting such balance for the amount of such distribution and any Capital Transaction Gain or Loss or Net Income or Loss deemed recognized by the Partnership pursuant to Section 6.4(d) above as a result thereof) will not be less than twenty and eight-tenths percent (20.8%) of the aggregate Capital Account balances of all of the Partners.

(j)

For purposes of Section 6.4(a), the aggregate amount of all distributions made to a Partner shall be determined by taking the sum of all cash distributions made to such Partner and adding to it the fair market value of each distribution in kind of Partnership assets, the fair market value determined in each case pursuant to Section 9.2 below as of the date of distribution of each respective distribution in kind.

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(k)

For purposes of this Agreement, the ''Adjusted Capital Account Balance of the General Partner'' shall be the balance in the Capital Account balance of the General Partner as computed without regard to any such balance created as a result of any interest as a Limited Partner held by the General Partner and, when determined in connection with a distribution, as computed after adjusting such balance for the amount of such distribution and any Capital Transaction Gain or Loss or Net Income or Loss deemed recognized by the Partnership pursuant to Section 6.4(d) above as a result thereof.

(l)

Each of the Partners shall be obliged to return any distributions received from the Partnership to the extent the Partnership was not solvent at the time of making such distribution in accordance with Section 14(2) of the Law.

ARTICLE VII

MANAGEMENT, DUTIES, AND RESTRICTIONS

7.1

Management.

  The General Partner shall have the sole and exclusive right to manage, control, and conduct the affairs of the Partnership and to do any and all acts on behalf of the Partnership that are necessary, advisable or convenient to the discharge of its duties under this Agreement and to the management of the affairs of the Partnership pursuant to the terms of this Agreement.

7.2

Indebtedness; Restrictions; Reinvestments.

(a)

The General Partner shall not cause the Partnership to borrow money or otherwise incur indebtedness other than on a temporary or short-term basis (not to exceed ninety (90) days) for the sole purpose of making investments in Portfolio Securities pending satisfaction of capital calls issued or to be issued in the future pursuant to Section 3.2.  In no event shall the sum of such outstanding borrowings and Partnership guarantees of indebtedness of companies of which the Partnership holds Securities exceed, in the aggregate at any point in time, twenty percent (20%) of the Partners' Capital Commitments to the Partnership.

(b)

Without the prior approval of the Advisory Board, the Partnership shall not:  (i) invest more than twenty percent (20%) of the aggregate amount of the Partners' Capital Commitments in the Securities of any one issuer; provided, however, that the Advisory Board shall only be permitted to approve investments by the Partnership of up to thirty percent (30%) of the aggregate amount of the Partners' Capital Commitments in the Securities of any one issuer; (ii) invest in any entity if such investment is actively opposed by such entity's board of directors or other governing body at the time of such proposed investment; (iii) invest in any investment partnership that charges advisory fees, management fees or the like, or a carried interest with respect to such investment; (iv) invest in any company or other entity the business of which is not a TMT related field; (v) invest, in the aggregate at any point in time, more than thirty percent (30%) of the Partners' Capital Commitments in Bridge Securities; or (vi) invest in any options or futures contracts, or any other Security, the value of which is based upon, or derived from, any underlying index, reference rate (e.g., interest rate), other Security, commodity or other asset; provided, however, that this restriction shall not be deemed to prohibit the General

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Partner from making investments in any Security the value of which is based upon, or derived from, any Security already held by the Partnership solely for the intended purpose of hedging the value of Securities already held by the Partnership if any such investment does not obligate the Partnership to acquire or sell Securities not owned or acquired by the Partnership at the time of such investment.  Notwithstanding the foregoing, the Partnership may engage in hedging transactions with respect to currency rate fluctuations applicable to the Partnership's holdings of Portfolio Securities.

(c)

The Partnership may reinvest  Proceeds provided that the Partnership's cumulative investment in Securities other than Money Market Investments, Bridge Securities and other passive investments over the term of the Partnership shall not exceed one hundred twenty percent (120%) of the Partnership's aggregate Capital Commitments.  In connection therewith, the General Partner may withhold from distributions of Net Proceeds to the Partners made in accordance with the provisions of Section 6.4 amounts in the aggregate sufficient to effect such investments in Securities.  Such amounts shall be withheld from distributions in proportion to the Capital Commitments of the Partners.

7.3

Investment Representation of the Limited Partners.

(a)

This Agreement is made with each Limited Partner in reliance upon such Limited Partner's representation to the Partnership, which by executing this Agreement such Limited Partner hereby confirms, except as otherwise disclosed in writing to the General Partner (which such writing shall constitute a representation by such Limited Partner hereunder), that such Partner's interest in the Partnership is to be acquired for investment purposes only for its own account and not as nominee, trustee or agent of any other person, and not with a view to the sale or distribution of any part thereof, and that such Partner has no present intention of selling, granting participation in, or otherwise distributing the same.  Each Limited Partner further represents that such Partner does not have any contract, undertaking, agreement, or arrangement with any person to sell or transfer to any third person such Partner's interest in the Partnership.

(b)

Each Limited Partner understands that its interest in the Partnership has not been registered under the Securities Act and that any transfer or other disposition of such interest in the Partnership may not be made without registration under the Securities Act or pursuant to an applicable exemption therefrom.  Furthermore, each Limited Partner understands and acknowledges that such Partner's interest in the Partnership is an illiquid investment and no public market now exists, or will hereafter exist, for any of the Partnership's interests.  Each Limited Partner understands that it will have no right to cause any registration of its interest in the Partnership under the Securities Act.

(c)

Each ERISA Partner (i) acknowledges that it has been informed of and understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Partnership; (ii) acknowledges that it is aware of the provisions of Section 404 of ERISA relating to the requirement for investment and diversification of the assets of an employee benefit plan subject to ERISA; (iii) represents that it has given appropriate consideration to the facts and circumstances relevant to the investment by such ERISA Partner in the Partnership and has determined that such investment is reasonably designed, as part of such

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ERISA Partner's portfolio of investments, to further the purposes of such plan; (iv) represents that, taking into account the other investments made with the assets of such plan, and the diversification thereof, such plan's investment in the Partnership is consistent with the requirements of Section 404 of ERISA; (v) acknowledges that it understands that current income will not be a primary objective of the Partnership; and (vi) represents that its investment in the Partnership is not a ''prohibited transaction'' within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(d)

Each Limited Partner that is a partnership, grantor trust, S corporation, or other flow-through entity for United States federal income tax purposes hereby represents that it has not been formed or utilized for the purpose of permitting the Partnership to satisfy the 100-partner limitation set forth in Treasury Regulation Section 1.7704-1(h)(1)(ii).

(e)

Each Limited Partner hereby confirms that it is not a member of the public in the Cayman Islands.

(f)

Except to the extent set forth in a written notice provided to the General Partner (which such writing shall constitute a representation by such Limited Partner hereunder), each Limited Partner hereby represents that allocations, distributions and other payments to such Limited Partner by the Partnership are not subject to tax withholding under the Code.  Each Limited Partner hereby agrees to promptly notify the General Partner in the event that any allocation, distribution or other payment previously exempt from such withholding becomes or is anticipated to become subject thereto.

(g)

Except to the extent otherwise disclosed to the General Partner and acknowledged by the General Partner in writing prior to its admission, each Limited Partner represents that such Limited Partner is not a FOIA Person (as hereinafter defined), and agrees that such Limited Partner will immediately notify the General Partner in the event it is or otherwise becomes a FOIA Person at any time during the Partnership Term.  For purposes of this Agreement a ''FOIA Person'' shall mean any Person that is (A) directly or indirectly subject to either section 552(a) of Title 5, United States Code (commonly known as the ''Freedom of Information Act'') or any similar national, state, county or municipal public disclosure law, whether foreign or domestic; (B) subject, by regulation, contract or otherwise, to disclose Partnership information to a trading exchange or other market where interests in such Person are sold or traded, whether foreign or domestic; (C) required to or will likely be required to disclose Partnership information to a governmental body, agency or committee (including, without limitation, any disclosures required in accordance with the Ethics in Government Act of 1978, as amended, and any rules and regulations of any executive, legislative or judiciary organization), whether foreign or domestic, by virtue of such Person's (or any of its affiliate's) current or proposed involvement in government office; (D) an agent, nominee, fiduciary, custodian or trustee for any Person described in the preceding clauses (A) through (C) of this subsection (f) where Partnership information provided or disclosed to such Limited Partner by the Partnership, the General Partner or the Advisory Company is provided or could at any time become available to such person described by the preceding clauses (A) through (C) of this subsection (f); or (E) an investment fund or other entity that has any person described in the preceding clauses (A) through (C) of this subsection (f) as a partner, member or other beneficial owner where Partnership information provided or disclosed to such Limited Partner by or on

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behalf of the Partnership, the General Partner or the Advisory Company is disclosed to or could at any time become available to such person described by the preceding clauses (A) through (C) of this subsection (f).

7.4

Accredited Investor and Investment Company Act Representations.

(a)

Each Limited Partner represents that such Partner has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Partnership and is able to bear the economic risk of that investment.  Each Limited Partner represents that such Partner has had an opportunity to ask questions of and receive answers from the General Partner in order to obtain such additional information as such Partner has deemed necessary to make an informed investment decision with respect to a purchase of an interest in the Partnership and, unless otherwise disclosed in writing to the General Partner (which such writing shall constitute a representation by such Limited Partner hereunder), that such Partner is an accredited investor, as that term is defined in Regulation D promulgated by the Securities and Exchange Commission.

(b)

Except as otherwise disclosed in writing to the General Partner (which such writing shall constitute a representation by such Limited Partner hereunder), each Limited Partner represents that (i) such Limited Partner is a ''qualified purchaser'' within the meaning of Section 2(a)(51)(A) of the Investment Company Act of 1940 of the United States, as then in effect and as thereafter amended from time to time, or any successor statute (the ''1940 Act'') and the rules promulgated thereunder; (ii) such Limited Partner, if such Limited Partner relies on either Section 3(c)(1) or Section 3(c)(7) of the 1940 Act for such Limited Partner's exclusion from being deemed an ''investment company,'' as defined in the 1940 Act, has obtained the consent to its treatment as a qualified purchaser from the appropriate beneficial owners of its securities in accordance with, and to the extent so required by, the requirements of Section 2(a)(51)(C) of and Rule 2a51-2 under the 1940 Act; and (iii) such Limited Partner hereby consents to the treatment of the Partnership as a qualified purchaser, and further represents and warrants that such Limited Partner has obtained the consent for such treatment from the appropriate beneficial owners of its securities in accordance with, and to the extent so required by, the requirements of Section 2(a)(51)(C) and Rule 2a51-2 under the 1940 Act.

(c)

Except as otherwise disclosed in writing to the General Partner (which such writing shall constitute a representation by such Limited Partner hereunder), each Limited Partner represents that (i) such Limited Partner (a) is not an 'investment company,' as defined in the 1940 Act, (b) does not rely on the exception provided in either Section 3(c)(1) or Section 3(c)(7) of the 1940 Act to be excepted from the definition of  an ‘investment company,’ as defined in the 1940 Act, and (c) has not elected to be a business development company pursuant to Section 54 of the 1940 Act; (ii) such Partner's Capital Commitment does not exceed 40% of such Partner's assets; (iii) such Partner's shareholders, partners, members or other holders of equity or beneficial interests in such Partner are not able to decide individually whether to participate, or the extent of their participation, in such Partner's investment in the Partnership or in particular investments made by the Partnership; (iv) to the best of such Partner's knowledge, such Partner does not control, nor is controlled by or under common control with, any other Partner; (v) such Partner was not formed for the specific purpose of investing in the Partnership; (vi) such Partner would be considered, and the interest in the

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Partnership held by such Partner would be considered to be beneficially owned by, ''one person'' for purposes of Section 3(c)(1) of the 1940 Act; and (vii) no other person or persons will have a beneficial interest in such Partner's interest in the Partnership other than as a shareholder, partner, member or other beneficial owner of equity interests in such Partner.

7.5

No Control by the Limited Partners.

  The Limited Partners shall take no part in the control or management of the affairs of the Partnership nor shall a Limited Partner have any authority to act for or on behalf of the Partnership except as is specifically permitted by this Agreement.

7.6

Admission of Additional Partners.

(a)

Subject to Section 7.7 and subsection (b) below, no additional person may be admitted to the Partnership, either as a limited or general partner, without the prior written consent of the General Partner and the consent of a Majority in Interest of the Limited Partners.

(b)

On or before twelve (12) months after the Initial Contribution Date, the General Partner may admit additional persons as additional Limited Partners or accept additional capital commitments from existing Limited Partners without the consent of any of the then Limited Partners, provided that the Limited Partners' Capital Commitments (including the Capital Commitments from any such additional persons and Capital Commitments in respect of any Parallel Fund (as defined below)) shall not exceed in the aggregate $400,000,000. Such subsequently admitted Limited Partners or increased capital commitments from existing Limited Partners shall be deemed, except for purposes of determining such Limited Partners' Capital Account balance or otherwise to the extent expressly set forth herein to the contrary, to have been admitted as of the Commencement Date.  Upon the admission of any additional Limited Partners to the Partnership or the increase of capital commitment of any existing Limited Partner pursuant to this Section 7.6, the assets of the Partnership shall not be revalued.

(c)

A Limited Partner admitted to the Partnership after the date that is three (3) months after the Initial Contribution Date shall, at the time of its admission to the Partnership, pay to the Partnership as a late admission charge (and not as a capital contribution) an amount equal to the interest that would have been earned on the capital that such Limited Partner would have contributed to the Partnership had the Limited Partner been admitted to the Partnership on the Initial Contribution Date, with such notional interest calculated at the prime rate of interest (as quoted/published in the Wall Street Journal for the date of such Limited Partner's admission to the Partnership) plus 2%, compounded daily, for the period commencing from the date(s) that such Limited Partner would have contributed the component portions of such capital if it had been admitted at the Initial Contribution Date and ending on the date that such Limited Partner makes its initial capital contribution; provided, however, a Limited Partner shall not be required to pay such late admission charge if such Limited Partner or an Affiliate thereof has made an Initial Capital Contribution prior to the three (3) month anniversary of the Initial Contribution Date.  Such late admission charge shall be treated as an item of Net Income of the Partnership and shall not be credited to the Capital Account of any Limited Partner that is subject to any such late admission charge.

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7.7

Assignment or Transfer of Partnership Interests.

(a)

The General Partner shall not sell, assign, pledge, mortgage, or otherwise dispose of or transfer (in each case, a ''Transfer'') its interest in the Partnership or in its capital assets or property without the prior written consent of Two-Thirds in Interest of Limited Partners; provided, however, that the admission of a new partner or assignee to the General Partner or the transfer of interests in the General Partner shall not be deemed a Transfer of the General Partner's interest in the Partnership or its capital assets or property if immediately thereafter Dr. Tian directly or indirectly controls greater than fifty percent (50%) of the general partner (or other voting) interests in the General Partner.

(b)

No Limited Partner shall Transfer its interest in the Partnership or its interest in the Partnership's capital assets or property without the prior written consent of the General Partner (which consent shall be subject to the sole discretion of the General Partner and shall not be subject to challenge by any prospective transferor or transferee) nor, except as expressly provided in this Agreement, shall a Limited Partner be required to withdraw from the Partnership.  For purposes of this Section 7.7, all restrictions and obligations applicable to a Limited Partner concerning a Transfer of its interest in the Partnership shall apply, mutatis mutandis, to any Transfer by an assignee of an interest in the Partnership.  Notwithstanding the foregoing, a Limited Partner may, subject to meeting all requirements of Sections 7.7(c) and (d) below and upon prior written notice to the General Partner, Transfer its interest in the Partnership without such consent (i) to any corporation or other entity directly or indirectly holding eighty percent (80%) or more of the equity interests of the Limited Partner or any corporation or other entity of which eighty percent (80%) or more of the equity interests are held directly or indirectly by such corporation or entity, including any corporation or entity of which the Limited Partner holds, directly or indirectly, eighty percent (80%) or more of the equity interests; or (ii) pursuant to a merger, plan of reorganization, sale or other transfer, or pledge of, or other general encumbrance on substantially all of the Limited Partner's stock or assets; or (iii) as may be required by any law or regulation; or (iv) to a successor trustee (or trustees) of any Limited Partner that is an employee benefit plan.  Notwithstanding the preceding sentence, no transferee of a Partnership interest may be admitted to the Partnership as a substitute limited partner without (x) the consent of the General Partner which consent shall be subject to the sole discretion of the General Partner and shall not be subject to challenge by any transferor or transferee and (y) such transferee making all representations and warranties previously made by the Limited Partner under this Agreement including, without limitation, such representations and warranties in Sections 7.3 and 7.4 above.  All costs incurred by the Partnership in connection with any Transfer of a Limited Partner's interest in the Partnership, including without limitation reasonable fees and disbursements for counsel to the Partnership or the General Partner, shall be borne by the Limited Partner proposing such Transfer.

(c)

Notwithstanding any other provision of this Agreement, no Transfer of the interest of a Limited Partner shall be permitted until the General Partner shall have received, or waived receipt of (in whole or in part), an opinion of counsel (which counsel may be retained or employed by the Limited Partner so long as such counsel shall be reasonably acceptable to the General Partner) satisfactory to it that the effect of such Transfer would not:

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(i)

result in a violation of the Securities Act or the Securities Exchange Act;

(ii)

require the Partnership to register as an investment company under the 1940 Act;

(iii)

require the Partnership, the Advisory Company, the General Partner, the Ultimate General Partner or any member, partner, equity holder or employee of the foregoing to register as an investment adviser under the Advisers Act;

(iv)

result in a termination of the Partnership for United States federal income tax purposes;

(v)

result in a violation of any law, rule, or regulation by the Limited Partner, the Partnership, the Advisory Company, the General Partner or any member, partner or employee of the foregoing;

(vi)

increase the number of Limited Partners;

(vii)

result in the assets of the Partnership being deemed ''plan assets'' (within the meaning of 29 C.F.R. § 2510.3-101, as in effect and as hereafter amended from time to time, or any successor regulation, as amended from time to time (the ''DOL Regulation'')) (for purposes of such opinion, the transferee shall be entitled to assume that the Partnership otherwise qualifies as a ''venture capital operating company'' within the meaning of ERISA, until otherwise notified by the General Partner);

(viii)

result in the Partnership being characterized as a ''publicly traded partnership'' as set forth in Section 7704(b) and 469(k) of the Code; or

(ix)

result in a FOIA Person holding an interest in the Partnership.

Such legal opinion shall be provided to the General Partner by the transferring Limited Partner or the proposed transferee (except that the opinion in Paragraphs (ii), (iii), (iv), (v), and (vii) regarding the Partnership, the General Partner, the Ultimate General Partner, the Advisory Company and the partners and equity holders of the General Partner and Ultimate General Partner shall be rendered by counsel to the Partnership, the Advisory Company, the General Partner or the Ultimate General Partner), and all reasonable costs associated with such opinions shall be borne by the transferring Limited Partner or the proposed transferee.

(d)

Notwithstanding any other provision of this Agreement to the contrary, without the consent of the General Partner (A) no Transfer of all or a portion of the interest of a Limited Partner shall be permitted if (i) such interest (or portion thereof) would have been issued by the Partnership for an initial offering price of less than twenty thousand dollars ($20,000), or (ii) the General Partner determines in its sole discretion that such transaction will either cause the Partnership to be characterized as a ''publicly traded partnership'' or will materially increase the risk that the Partnership will be so characterized or (iii) such Transfer would occur in a transaction registered under the Securities Act and (B) in the case of any

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Transfer the transferee may not be admitted to the Partnership as a substitute limited partner without the consent of the General Partner which consent shall be subject to the sole discretion of such General Partner and shall not be subject to challenge by any transferor or transferee.  For purposes of this Section 7.7(d) the phrase ''publicly traded partnership'' shall have the meanings set forth in Section 7704(b) and 469(k) of the Code.  In particular and without limiting the foregoing, no Transfer shall be permitted, given effect or otherwise recognized, and such Transfer (or purported Transfer) shall be void ab initio, if at the time of such Transfer interests in the Partnership are (or, by reason of such Transfer, would become) traded on an ''established securities market'' (within the meaning of Treasury Regulation Section 1.7704-1(b)) or are (or would become) ''readily tradable on a secondary market or the equivalent thereof'' (within the meaning of Treasury Regulation Section 1.7704-1(c)).

(e)

In the event of any Transfer which results in multiple ownership of a Limited Partner's interest in the Partnership, the General Partner may require that one or more trustees or nominees be designated to represent all or a portion of the interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement and for the purpose of exercising all rights of the transferees under this Agreement.

(f)

In the event a Limited Partner Transfers (or proposes to Transfer) all or any portion of its interest in the Partnership, the General Partner, in its sole and absolute discretion, may require that all reasonable legal and other out-of-pocket expenses incurred by the Partnership on account of the Transfer (or proposed Transfer) be paid by such Limited Partner.  As of the effective date (or the proposed effective date) of any Transfer, the transferor and transferee shall be jointly and severally liable for all such expenses, whether or not such Transfer is consummated; provided, however, that if a transferee is admitted as a substitute Limited Partner, such transferee shall be solely responsible for payment of such expenses incurred by the Partnership.  At the General Partner's election, the Partnership may seek reimbursement of such expenses through (i) a direct reimbursement by the transferee or transferor either following the Transfer (or proposed effective date of the Transfer) or as of the Transfer as a condition precedent to the General Partner providing such required consent, or (ii) withholding of distributions that otherwise would be made to the transferee or the transferor.

(g)

Except as otherwise specifically provided in this Agreement or with the consent of the General Partner, all economic attributes of a transferor of a Limited Partner's interest in the Partnership (such as the Limited Partner's Capital Commitment, Capital Contribution, Capital Account balance, and obligation to return distributions or make other payments to the Partnership) shall carry over to a transferee in proportion to the percentage of the interest so transferred.

(h)

Notwithstanding any other provision of this Agreement to the contrary, without the consent of the General Partner a Transfer effected pursuant to this Section 7.7 shall be recorded on the books of the Partnership and deemed to occur immediately following the last day of the Fiscal Quarter in which the General Partner received all appropriate executed documentation required or requested hereunder from both the transferor and transferee.

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(i)

Each Limited Partner hereby agrees and covenants that, with respect to such Partner's interest in the Partnership, it shall not make an election under Section 732(d) of the Code without the prior written consent of the General Partner.  Each Limited Partner hereby acknowledges and agrees that the Partnership may, but shall not be obligated to, elect to be treated as an electing investment partnership under Section 743(e) of the Code in the event the Partnership qualifies to do so.  In such event, each transferring Limited Partner hereby agrees to provide the Partnership and its transferee with the timely notice required under Section 833 of the American Jobs Creation Act of 2004, and as more specifically described in IRS Notice 2005-32, or any successor guidance or interpretation(s), including such information as is necessary to enable such transferee to compute the amount of losses disallowed under Section 743(e) of the Code.  Alternatively, in the event that the Partnership elects or is required to adjust the basis of the Partnership property under Section 743 of the Code, each Limited Partner hereby agrees to promptly provide to the General Partner any information reasonably requested by the General Partner in connection with such adjustment to the basis of Partnership property.  In addition, to the extent that the Transfer to a Limited Partner (or the Transfer of interests in a Limited Partner) results in the Partnership adjusting the basis of Partnership property, each Limited Partner that received an interest in the Partnership by reason of such Transfer (or, in the case of the Transfer of interests in a Limited Partner, such Limited Partner) hereby agrees to reimburse the Partnership and/or the General Partner within 10 business days for any expenses (including without limitation accounting fees) reasonably incurred by the Partnership and/or the General Partner (and their respective Affiliates) in connection with effecting such adjustments to the basis of Partnership property as it relates to such transfer.  The General Partner is hereby authorized by each Limited Partner, with respect to any distribution to which such Limited Partner might otherwise be entitled, to defer making such distribution to such Limited Partner if, at the time such distribution would otherwise be effected, such Limited Partner has not satisfied its obligation to make the reimbursements provided for in the preceding sentence within the period specified therein.  The General Partner may further apply the amount of any such distribution to satisfy all or any part of such Limited Partner's obligation (in which case such amounts shall be deemed to have been distributed to such Limited Partner and then paid by such Limited Partner in full or partial satisfaction of such obligations).  In the event that any such distribution consists of Securities or other non-cash assets, the General Partner may, on behalf of such Limited Partner, cause the Partnership to sell or otherwise liquidate such in-kind distribution upon such terms and conditions, and at such times, as the General Partner in its sole discretion deems appropriate, and apply the proceeds of such sale or other liquidation, net of transaction fees and other reasonable expenses, to satisfy all or any part of such Limited Partner's obligation that are then due.  All items of Net Income or Net Loss and Capital Transaction Gain and Loss generated from the holding or disposition of any such deferred distribution shall be allocated solely to the Capital Account of the Limited Partner on whose behalf such amounts are held, and the corresponding items of net taxable income, gain, loss and deduction shall, to the maximum extent possible, also be allocated solely to such Limited Partner.

7.8

Investment Opportunities; Conflicts of Interest.

(a)

Each of the Limited Partners recognizes and understands that the equity holders of the Ultimate General Partner and the General Partner make venture capital and later-stage investments on behalf of and manage the investment portfolio of CNC Broadband

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Capital Partners L.P., a Cayman Islands Exempted Limited Partnership (the ''Prior Fund'').  The Limited Partners hereby consent and agree to such activities and further consent and agree that neither the Partnership nor any of its Partners shall have, pursuant to this Agreement, any rights in or to such activities, or any profits derived therefrom. Each of the Limited Partners recognizes and understands that the General Partner may select one or more entities associated with the General Partner to provide services to the Partnership, including, without limitation, the Advisory Company and an entity to provide outsourced accounting services.  The Limited Partners hereby consent and agree that such selection of service providers by the General Partner, even if any such entity is an Affiliate of the General Partner, shall not constitute a conflict of interest by the General Partner or any partner thereof or the Ultimate General Partner or any equity holder thereof; provided, however, any contracts between the Partnership and service providers which are Affiliates of the General Partner not provided for in this Agreement shall be subject to Advisory Board approval and such service providers can only charge service fees as provided for in this Agreement or otherwise at rates that are available to the Partnership from independent third parties.

(b)

The Limited Partners hereby agree that the General Partner may offer the right to participate, directly or indirectly, in investment opportunities of the Partnership to one or more Limited Partners or other private investors, groups, partnerships, or corporations including, without limitation, the Prior Fund whenever the General Partner, in its discretion, so determines; provided, however, neither the General Partner, the Ultimate General Partner nor any direct or indirect equity holder of the General Partner (for so long as he is active in the affairs of the Partnership), nor any Affiliate of the foregoing (other than a direct or indirect equity holder of the General Partner that is no longer active in the affairs of the Partnership), shall participate in investment opportunities of the Partnership in which the Partnership participates other than pursuant to the interest of such General Partner, or any equity holder thereof in the Partnership, the Prior Fund, a pooled investment vehicle managed by persons other than the General Partner or a managing member of the General Partner or any entities permitted to be formed pursuant to this Agreement, including without limitation, the Parallel Funds; provided, further, that the General Partner, the Ultimate General Partner, any direct or indirect equity holder of the General Partner, or any Affiliate of the foregoing shall be permitted to repurchase any interest in the Prior Fund held by any limited partner in the Prior Fund.  Except with the prior approval of the Advisory Board, neither the General Partner, the Ultimate General Partner, nor any direct or indirect equity holder of the General Partner (for so long as he is active in the affairs of the Partnership), nor any Affiliate of the foregoing (other than a direct or indirect equity holder of the General Partner that is no longer active in the affairs of the Partnership), for its or his own account, shall enter into any transaction with respect to any Security that might reasonably be viewed as an investment opportunity of the Partnership, but in which the Partnership has determined not to participate.  For purposes of this Section 7.8, in those cases where the Partnership is not afforded the opportunity to invest at least $1,000,000, such opportunity shall not be considered to be an investment opportunity of the Partnership.  Except with the prior approval of the Advisory Board, the General Partner will not invest the Partnership's funds for the first time in private companies the Securities of which are then held by the Prior Fund, the General Partner, the Ultimate General Partner or any direct or indirect equity holder of the General Partner (for so long as he is active in the affairs of the Partnership).  Without the consent of the Advisory Board, neither the General Partner, the Ultimate General Partner, nor any direct or indirect equity holder of the General Partner (for so long as he is active

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in the affairs of the Partnership), nor any Affiliate thereof may buy from or sell to the Partnership any Securities.  Investment opportunities that are made available to the General Partner in portfolio companies or prospective portfolio companies in TMT related fields with substantial markets and/or operations (planned or existing) in the People's Republic of China which are not then held by the Partnership or the Prior Fund shall first be made available to the Partnership and/or the Prior Fund; provided, the Partnership shall have the opportunity to invest on a pro rata basis with the Prior Fund in accordance with available committed capital, at the same price and on substantially the same terms in each venture capital portfolio company investment made by the Prior Fund after the Initial Contribution Date.  Notwithstanding this Section 7.8(b) or any other provision of this Agreement to the contrary, each of the Limited Partners recognizes and understands that (i) prior to September 1, 2006, Dr. Tian is and may be affiliated with other persons, firms, partnerships, entities and corporations and may have business interests and engage in business activities in addition to those connected with the Partnership, which interests and activities may be similar to or different from those of the Partnership (collectively the ''Initial Outside Interests'') and (ii) on and after September 1, 2006, Dr. Tian shall only serve as a director on the board of directors of corporations (or in a position having similar oversight authority for entities other than corporations) in a non-executive capacity, which corporations or other entities may have business interests and engage in business activities that may be similar to or different from those of the Partnership (collectively the ''Non-executive Outside Interests'' and together with the Initial Outside Interests, the ''Outside Interests'').  Without exception, Dr. Tian shall make available to the Partnership all investment opportunities presented to him or the General Partner by virtue of any Outside Interests that Dr. Tian engages in following the date of this Agreement; provided, however, that neither the Partnership nor any Partner shall by virtue of this Agreement have any right, title or interest in any investment opportunities connected to or stemming from Outside Interests if Dr. Tian is already engaged in such Outside Interests prior to the date of this Agreement.

(c)

Except to the extent otherwise permitted under this Agreement, until at least the sixth anniversary of the Initial Contribution Date, other than Dr. Tian, the limited partners of the General Partner, for so long as they remain designated as such, shall devote substantially all of their business time to the conduct of the affairs of the Prior Funds, the General Partner in its capacity as general partner of the Partnership, the Partnership and its portfolio companies (collectively, ''Partnership Affairs'').  After September 1, 2006, but prior to the sixth anniversary of the Initial Contribution Date, Dr. Tian shall devote substantially all of his business time, other than business time he devotes to his Non-executive Outside Interests, to Partnership Affairs.  Following the sixth anniversary of the Initial Contribution Date, all of the limited partners of the General Partner (for so long as they remain designated as such) shall devote so much of their time to Partnership Affairs as shall be necessary to manage the Partnership's affairs effectively.  Neither the General Partner nor any direct or indirect equity holder thereof shall call down capital of any other entity with operations and objectives similar to those of the Partnership until the earlier of (i) funds equal to at least sixty-six and two-thirds percent (66 2/3%) of the Partner's Capital Commitments have been invested, expended, committed or reserved for follow-on investment in portfolio companies, or (ii) the sixth anniversary of the Initial Contribution Date.  Notwithstanding the immediately preceding sentence, nothing in this Agreement shall be interpreted as restricting the ability of the General Partner, the Ultimate General Partner, any direct or indirect equity holder of the General Partner, or any Affiliate of the foregoing to participate in the organization, operation or management of

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either the Prior Fund or any investment vehicle denominated in renminbi, the lawful currency of the People's Republic of China.

(d)

Notwithstanding Section 7.8(b), the General Partner is hereby given express authority at any time to form within twelve (12) months following the Initial Contribution Date and act as general partner of one or more partnerships formed to invest in parallel with the Partnership (the ''Parallel Funds''); provided, however, that the Parallel Funds shall simultaneously invest on a pro rata basis with the Partnership in accordance with available committed capital, at the same price and on substantially the same terms in each venture capital portfolio company investment made by the Partnership after formation of such Parallel Funds.  Notwithstanding the foregoing, no Parallel Fund shall be required to make any such investment in a Security if it receives from the issuer thereof notice to the effect that the issuer will not permit such Parallel Fund to invest on the same terms as the Partnership's investment.  Notwithstanding anything herein to the contrary, the General Partner and its partners may participate as general or limited partners in the Parallel Funds.  With respect to each purchase of Securities by the Parallel Funds, in lieu of investing through the Parallel Funds an individual or entity may, to the extent permitted by the Parallel Funds, invest in such individual's or entity's individual capacity and solely for the purpose of calculating the amount invested in such investment by the Parallel Funds, the Parallel Funds shall be deemed to have made such investment.  However, for all purposes the individual, and not the Parallel Funds, shall be treated as the owner of such investment.  The General Partner agrees that (i) none of the Parallel Funds shall distribute or otherwise dispose of Securities of a Portfolio Company prior to the distribution or other disposition of a pro rata portion of such Securities by the Partnership, and (ii) the Parallel Funds shall distribute or dispose of Securities of a Portfolio Company simultaneously with the distribution or disposition of such Securities by the Partnership.  Notwithstanding any provision in this Agreement to the contrary, the General Partner may cause the Partnership to buy or sell a portion of each of the Partnership's portfolio company securities to or from such Parallel Funds (at a price equal to cost) such that after such sales the Partnership and the Parallel Funds shall each own such portfolio company securities in the same proportions that they would have owned had the Partnership and the Parallel Funds been formed on the same date with the same amount of committed capital as each such entity had on the date the General Partner accepted the final capital commitments for the Parallel Funds.

(e)

The Limited Partners hereby acknowledge that the General Partner may be prohibited from taking action for the benefit of the Partnership:  (i) due to confidential information acquired or obligations incurred in connection with an outside activity permitted to the General Partner, its Affiliates, equity holders or other related Persons; (ii) in consequence of an equity holder, Affiliate or other related Person of the General Partner serving as an officer or director of a Portfolio Company; or (iii) in connection with activities undertaken by an equity holder, Affiliate or other related Person of the General Partner prior to the date first above written.  To the extent permitted by applicable law, no Person shall be liable to the Partnership or any Partner for any failure to act for the benefit of the Partnership in consequence of a prohibition described in the preceding sentence.

(f)

The Partners recognize that the differing financial, regulatory, income tax and other status and circumstances of the Partners may give rise to conflicts of interest among the Partners with regard to the timing of capital calls, selection of investments,

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disposition of assets, making of tax elections, or other Partnership matters.  Except as otherwise specifically provided in this Agreement, the General Partner, when making decisions or taking action with respect to the Partnership or its business, shall not be required to take into consideration the separate status or circumstances of any Partner or group of Partners.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

8.1

Liquidation Procedures.

  Upon expiration of the Partnership Term or upon the occurrence of an event of dissolution described in Section 2.2:

(a)

The affairs of the Partnership shall be wound up.

(b)

Distributions in dissolution may be made in cash or in kind or partly in cash and partly in kind.  To the extent not inconsistent with Section 12.4, each Security (and each class of Securities, or portion of a class of Securities having a tax basis per share or unit different from other portions of such class) distributed in kind shall be distributed ratably in accordance with the General Partner's and the Limited Partners' Capital Account balances unless such distribution would result (i) in a violation of a law or regulation applicable to a Partner or a tax penalty to a Partner, in which event, upon receipt by the General Partner of notice to such effect, such Partner may designate a different entity to receive the distribution, or designate, subject to the approval of the General Partner, an alternative distribution procedure at the expense of such Partner or (ii) in a distribution of fractional shares.  Each such Security shall be valued at fair market value as of the date of distribution and shall be subject to reasonable conditions and restrictions necessary or advisable in order to preserve the value of the assets distributed, or for legal reasons.

(c)

The General Partner shall use its best judgment as to the most advantageous time for the Partnership to sell investments or to make distributions in kind.

(d)

The proceeds of dissolution shall be applied to the satisfaction of liabilities of the Partnership (whether by payment or reasonable provision for payment thereof) in the following order, except as otherwise required by law:

(i)

to the creditors of the Partnership, including Partners who are creditors, to the extent otherwise permitted by law;

(ii)

to any reserves which the General Partner reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Partnership (which reserves, when they become unnecessary, shall be distributed as set forth in clause (iii) below); and

(iii)

to the Partners, in respect of the positive balances in their Capital Accounts.

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8.2

Final Allocations; Date of Dissolution.

(a)

The ''Date of Dissolution'' shall mean the date on which the Partnership Term ends pursuant to this Agreement.

(b)

The closing Capital Accounts of all the Partners shall be computed as of the Date of Dissolution as if the Date of Dissolution were the last day of an Interim Period, and then adjusted in the following manner:

(i)

All assets and liabilities (including contingent liabilities) of the Partnership shall be valued as of the Date of Dissolution.

(ii)

The resulting net amount of the unrecognized gain or loss on the Partnership's assets and liabilities as of the Date of Dissolution shall be deemed to have been recognized (pursuant to a deemed sale of the Partnership's assets and deemed payment of the Partnership's liabilities) and shall be allocated to the Capital Accounts of the Partners as Capital Transaction Gain or Loss or Net Income or Loss in accordance with the provisions of Article IV (and corresponding adjustments shall be made to the Book Values of such assets).  In addition, allocations of Capital Transaction Gain or Loss or Net Income or Loss shall be adjusted (and corresponding adjustments made to the Capital Accounts of the Partners) to the extent necessary, if any, so that over the life of the Partnership (through and including the period of dissolution and liquidation) aggregate allocations of items of Capital Transaction Gain or Loss or Net Income or Loss shall have been effected in the manner specified in this Agreement.  The result for each Partner shall be its closing Capital Account.

(c)

All allocations to the Partners of Capital Transaction Gain or Loss or Net Income or Loss or items thereof for all periods after the Date of Dissolution shall be made as provided in this Agreement for periods prior to the Date of Dissolution.

8.3

Lookback Liability of General Partner to Return Excess Distributions

(a)

If after effecting the distributions provided for in this Article VIII, the sum of the Capital Accounts of the Limited Partners is positive, then the General Partner shall forthwith contribute to the capital of the Partnership cash or Securities previously distributed by the Partnership having an aggregate value (with Securities valued as of the date of contribution in accordance with Section 9.2) equal to the lesser of (i) the Excess Distribution Amount, (ii) the After-Tax Distribution Amount, or (iii) the amount, if any, by which the sum of the Capital Account balances of all of the Limited Partners is positive.

For purposes of this Section 8.3:

(i)

The ''After-Tax Distribution Amount'' shall be equal to the General Partner Distributions (as defined below) less:  all national, state and local tax liabilities that the General Partner would have incurred by reason of (A) having been a general partner of the Partnership (including, without limitation, by reason of receiving an allocable share of the Partnership's taxable income, and by reason of receiving cash distributions from the Partnership but excluding any tax liability attributable to the receipt of advisory fees) and (B) having sold for cash all assets received from the Partnership, if (C) at all relevant times the General Partner had

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been an individual subject to tax at the combined maximum marginal rate of national, state and local tax applicable to an individual residing in the applicable Designated Jurisdiction (as such jurisdiction and such rate may have changed from time to time) and (D) the General Partner had immediately sold for cash in a fully taxable transaction all assets received from the Partnership as a General Partner Distribution; provided, however, that in determining the After-Tax Distribution Amount, the tax liabilities that the General Partner would have incurred (as computed pursuant to the preceding provisions of this sentence) shall be calculated by:  (i) excluding the amount of any national, state and local tax liabilities, as applicable, (as determined by applying the operating rules and assumptions set forth in clauses (B), (C) and (D) above) that would have been incurred by a Limited Partner (by reason of having been a limited partner of the Partnership) who contributed to the Partnership pursuant to Article III the same amount of capital that the General Partner contributed pursuant to Article III; and (ii) taking into account any reductions to such tax liabilities that would be available by reason of the General Partner having made the contributions described in Section 8.3(a).

(ii)

The ''Excess Distribution Amount'' shall equal the amount by which the General Partner Distributions (as defined below) exceed the Total General Partner Net Gain, if any.

(iii)

''Total General Partner Net Gain'' shall equal (A) if Total Net Capital Transaction Gain exists, the lesser of (i) Total Net Capital Transaction Gain multiplied by twenty percent (20%), or (ii) the excess, if any, of the amount of such Total Net Capital Transaction Gain over the sum of the Total Preference Amounts for each of the Limited Partners; or (B) if Total Net Capital Transaction Loss exists, zero (0).  The amount of Total General Partner Net Gain shall be appropriately adjusted to reflect any special allocations of items of Capital Transaction Gain or Loss made to the General Partner pursuant to Section 6.4(h).

(iv)

''General Partner Distributions'' shall equal the sum of all distributions received by the General Partner pursuant to Article VI (net of any contributions made by the General Partner pursuant to Section 6.4(c)) and Article VIII, less the amount of distributions that would have been received by a Limited Partner pursuant to Article VI and Article VIII who had contributed to the Partnership pursuant to Article III the same amount of capital that the General Partner contributed pursuant to Article III.

(v)

All in-kind distributions shall be valued as provided in Section 9.2 as of the date of the distribution;

(vi)

Only distributions made to the General Partner in its capacity as general partner of the Partnership shall be considered for purposes of the foregoing computations and determinations (such distributions shall, however, in no way be construed so as to include amounts paid or otherwise received by the General Partner pursuant to Article V);

(vii)

In the event that the foregoing calculations are based on or refer to the excess of one number over another and no such excess exists, the amount to be used for purposes of such calculation shall be zero (0) (e.g., for purposes of the foregoing calculations the excess of twenty (20) over fifty (50) shall be deemed to be zero (0)); and

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(viii)

In the event that the percentage interest of the General Partner (in its capacity as general partner of the Partnership) in Capital Transaction Gain or Loss or Net Income or Loss changes, appropriate adjustments shall be made to the computation of Total General Partner Net Gain pursuant to clause (iii) above.

(b)

Notwithstanding the provisions of subsection (a) of this Section 8.3, if the assets of the General Partner are insufficient to satisfy the contribution obligation of the General Partner required by such subsection (a) (hereinafter the ''Lookback Liability''), then each partner and assignee of the General Partner and former partner and assignee of the General Partner shall be obligated to recontribute to the General Partner for contribution to the Partnership such partner's or assignee's or former partner's or assignee's (collectively, an ''Interest Holder's'') pro rata share (whether or not they would otherwise be liable (e.g., by reason of being partners of the General Partner) for more than their pro rata share) of the unpaid Lookback Liability (as so limited, an ''Interest Holder's Individual Lookback Liability'').  For purposes of the preceding sentence, an Interest Holder's Individual Lookback Liability shall be determined based on the amount of distributions received by such Interest Holder from the General Partner (other than any distribution of advisory fees received by the General Partner) and shall be calculated such that the sum of all of the Interest Holder's Individual Lookback Liability equals the amount of the unpaid Lookback Liability; provided, however, that if an Interest Holder transfers or assigns all or a portion of his interest in the General Partner to a family member or an entity controlled by such Interest Holder or his family members, or otherwise transfers or assigns, with a donative or charitable intent, a portion of his interest in the General Partner then such Interest Holder will be jointly and severally liable with the recipient of such interest for the recipient's pro rata share of the unpaid Lookback Liability.  The General Partner shall keep such records as are necessary to determine each Interest Holder's Individual Lookback Liability.  In no event shall an Interest Holder be obligated to recontribute to the Partnership or any other person an amount in excess of such Interest Holder's Individual Lookback Liability.  Notwithstanding the foregoing, in lieu of requiring any recontribution to the General Partner pursuant to this Section 8.3(b), the General Partner may instead arrange to cause each Interest Holder to directly pay to the Limited Partners the amount that the Limited Partners would have otherwise received with respect to such Interest Holder had the Interest Holders effected the recontribution to the General Partner.  The foregoing is intended to be solely for the benefit of Limited Partners, and in no way shall be construed for the benefit of any other person or entity, including without limitation, creditors of any of the Partnership, the General Partner, or other persons or entities.  The General Partner shall ensure that the Limited Partnership Agreement of the General Partner contains provisions requiring each Interest Holder to contribute the amounts set forth in this Section 8.3(b).

ARTICLE IX

FINANCIAL ACCOUNTING AND REPORTS

9.1

Financial and Tax Accounting and Reports.

  The General Partner shall use its reasonable best efforts to cause an IRS Form 1065, Schedule K-1, to be prepared and delivered to each of the Limited Partners within seventy-five (75) days after the close of each of the Partnerships Fiscal Years (but in no event shall the IRS Form 1065, Schedule K-1 be

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delivered later than ninety (90) days after the close of each of the Partnership's Fiscal Years).  The books and records of the Partnership and the General Partner shall be kept by the General Partner at the principal office of the Partnership in accordance with the provisions of this Agreement and otherwise in accordance with United States generally accepted accounting principles consistently applied.  The Partnership's financial statements for each Fiscal Year shall be prepared in accordance with United States generally accepted accounting principles consistently applied and beginning with the Fiscal Year ending December 31, 2006 shall be audited at the end of each Fiscal Year by an independent certified public accountant of recognized national standing selected by the General Partner.  Notwithstanding the foregoing, it is agreed and understood that the Partnership shall not be required to consolidate (or otherwise combine) its financial results with those of its portfolio companies whether or not generally accepted accounting principles would require such consolidation (or other form of combination).

9.2

Valuation of Securities and Other Assets Owned by the Partnership.

(a)

Subject to the specific standards set forth below, the valuation of Securities and other assets and liabilities under this Agreement shall be at fair market value.  In determining the value of the interest of any Partner or in any accounting between the Partners, no value shall be placed on the goodwill or the name of the Partnership.

(b)

Subject to review by the Advisory Board pursuant to Section 9.8, the following criteria shall be used for determining the fair market value of Securities.

(i)

Securities not subject to investment letter or other similar restrictions on free Marketability:

1.

If traded on one (1) or more national securities exchanges or listed on the Nasdaq National Market or comparable foreign national market, the value of each Security shall be deemed to be the Security's closing price on the most recent trading day as reported in The Wall Street Journal or another nationally recognized publication or service that reports such data.

2.

If actively traded over-the-counter but not on the Nasdaq National Market or comparable foreign national market, the value shall be deemed to be the mean between the last bid and asked price of such Security on the most recent day.

3.

If there is no active public market, the General Partner shall make a determination of the fair market value on the valuation date, taking into consideration the tax basis of the Securities, developments concerning the issuing company subsequent to the acquisition of the Securities, the pricing of other private placements of Securities by the issuer to third parties, the price of the Securities of other companies comparable to the issuer, any financial data and projections of the issuing company provided to the General Partner and such other factor or factors as the General Partner may deem relevant.

(ii)

Securities subject to investment letter or other restrictions on free Marketability:

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1.

The usual method of valuation shall be to make an appropriate adjustment from the value determined under Sections 9.2(b)(i)(1), (2), or (3) above to reflect the effect of the restrictions on transfer.

2.

If the General Partner in good faith determines that, because of special circumstances, the valuation methods set forth in this Section 9.2 do not fairly determine the value of a Security, the General Partner shall make such adjustments or use such alternative valuation method as it deems appropriate.

9.3

Books and Records.

  Proper and complete books of account of the affairs of the Partnership shall be kept under the supervision of the General Partner at the registered office of the Partnership.  For purposes of this Agreement, proper and complete books of account of the affairs of the Partnership shall mean solely (i) the limited partnership agreement of the Partnership and all amendments thereto; (ii) any statements filed with the Registrar of Exempted Limited Partnerships of the Cayman Islands, and all amendments thereto; (iii) register of limited partnership interests setting forth the name and address of each Partner, the amount and date of each contribution by a Partner and the amount and date of any payment representing a return of any part of the contribution of any Partner; and (iv) register of mortgages over limited partnership interests.

9.4

Semiannual Report.

  Within 45 days after the close of the second Fiscal Quarter of each Fiscal Year, the General Partner shall transmit to each Limited Partner the balance sheet and income statement of the Partnership prepared in accordance with generally accepted accounting principles from its books without audit and subject to year-end adjustments.

9.5

Annual Report; Financial Statements of the Partnership.

  The General Partner shall transmit to each Limited Partner within ninety (90) days after the close of each of the Partnership's Fiscal Years, beginning with the Fiscal Year ending December 31, 2007, audited financial statements of the Partnership prepared in accordance with generally accepted accounting principles.  Such financial statements shall be audited by an independent public accounting firm of recognized national standing.  The financial statements shall be accompanied by a report from the General Partner to the Limited Partners, which shall include a summary report from the General Partner on the affairs of the Partnership during the Fiscal Year then ended.

9.6

Confidentiality.

(a)

The Limited Partners hereby acknowledge that the Partnership creates and will be in possession of confidential information the improper use or disclosure of which could have a material adverse effect upon the Partnership or upon one or more Partners or portfolio companies of the Partnership.  The Partners hereby acknowledge that the rights of a Limited Partner to obtain information from the Partnership shall be limited to only those rights provided for in this Agreement, and that any other rights provided under the Law shall not be available to the Limited Partners or applicable to the Partnership.  Notwithstanding anything in this Agreement to the contrary, including without limitation any requirement to deliver audited or unaudited financial statements or to allow the inspection of the Partnership's books, any information provided or disclosed to a Limited Partner may be adjusted, at the General Partner's

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sole discretion, such that the actual names and other identifying data that relate to the Partnership's current, past or prospective portfolio companies need not be disclosed to the Limited Partners.

(b)

The Limited Partners acknowledge and agree that all non-public information provided to them by or on behalf of the Partnership or the General Partner concerning the business or assets of the Partnership, a Partner or a Portfolio Company (including, without limitation, this Agreement and any amendments hereto as well as the Schedule of Partners if provided) shall be deemed strictly confidential and shall be used by Limited Partners only in furtherance of their interests as Limited Partners and, subject to disclosures required by applicable law, each Limited Partner hereby agrees to maintain the strict confidentiality of such financial statements and other information provided to such Partner by the Partnership.  The General Partner hereby consents to the disclosure by each Limited Partner of Partnership information to such Limited Partner's accountants and attorneys as well as any other advisor or agent so long as such advisor or agent is notified of the confidential nature of such information and is bound by a substantially similar duty not to disclose such information.  Notwithstanding the foregoing, to the extent required to do so by its partnership or organizational  agreement, each Limited Partner that is a partnership or limited liability company that has an obligation to share any such financial statements or other confidential information relating to the Partnership's performance and the valuation of the Partnership interest of such Limited Partner with its equity holders for their use in furtherance of their interests as equity holders of such Limited Partner, may share such information with its partners or members; provided, however, that such Limited Partner receive prior written approval from the General Partner as to the type of such information to be provided by such Limited Partner to its partners or members; provided, further, that the recipients of such information are advised in writing of the confidentiality obligations of the Limited Partner and such recipients agree to preserve the confidentiality of such information consistent with the provisions hereof as if they were the Limited Partner.  Each Limited Partner shall promptly notify the General Partner of any unauthorized release or use of any confidential Partnership information; moreover, each Limited Partner acknowledges and agrees that it shall promptly notify the General Partner upon receipt of any notice from a governmental or quasi-governmental agency (or any other agency, institution or entity) or a court or administrative decision demanding that such Limited Partner release any Partnership information, and such Limited Partner acknowledges and agrees that it shall not release such confidential Partnership information thereto for at least ten calendar days following such notification to the General Partner unless otherwise required by law to release it prior to the expiration of such ten-day period.  For purposes of this Section 9.6, Partnership information (including information relating to a portfolio company or another Partner) provided by one Limited Partner to another shall be deemed to have been provided on behalf of the Partnership.

(c)

Notwithstanding any provision of this Agreement to the contrary, in order to preserve the confidentiality of information disseminated by the General Partner or the Partnership under this Agreement, including, but not limited to, quarterly and annual reports (other than the IRS Forms 1065, Schedule K-1s), information provided to the Advisory Board (or any Advisory Board observers), and information provided at the Partnership's informational meetings, and assuming that a Limited Partner is entitled to receive such information pursuant to this Agreement, the General Partner may (i) provide to such Limited Partner access to such information only on the Partnership's website in password protected, non-downloadable, non-

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printable format for a reasonably limited period of time (e.g., until such information is no longer current), and (ii) require such Limited Partner to return any copies of information provided to it by the General Partner or the Partnership, and such Limited Partner hereby agrees that, upon reasonable request by the General Partner, it shall (and shall cause its Affiliates and representatives to) promptly return (or certify in writing to the Partnership the destruction thereof) all copies (whether paper or electronic) of all materials containing such requested information.

(d)

The Limited Partners:  (i) acknowledge that the General Partner is expected to acquire confidential third party information (e.g., through directorships held by partners of the General Partner on the Partnership's portfolio companies) that, pursuant to related fiduciary, contractual, legal or similar obligations, cannot be disclosed to the Partnership or the Limited Partners; and (ii) agree that neither the General Partner nor its partners shall be in breach of any duty under this Agreement or at law in consequence of acquiring, holding or failing to disclose such information to the Partnership or the Limited Partners so long as such obligations were undertaken in good faith.

(e)

Each Partner agrees to cooperate with such procedures and restrictions as may be developed by the General Partner from time to time in connection with the disclosure of non-public information concerning the General Partner and the Partnership, including without limitation information concerning the Partnership's portfolio companies, as determined by the General Partner to be reasonably necessary and advisable to maintain and promote compliance with legal and other regulatory matters applicable to the General Partner, the Partnership, the Limited Partners and the Partnership's portfolio companies, including securities law and regulation.  The obligations and undertakings of each Limited Partner under this Section 9.6 shall be continuing and shall survive termination of the Partnership.

(f)

The Partnership shall be entitled to enforce the obligations of each Limited Partner under this Section 9.6 to maintain the confidentiality of the financial statements of the Partnership and other information provided by the Partnership or the General Partner to such Limited Partner.  The remedies provided for in this Section 9.6 are in addition to and not in limitation of any other right or remedy of the Partnership provided by law or equity, this Agreement, or any other agreement entered into by or among any one or more of the Partners and the Partnership.  In the event of any legal proceedings relating to a breach of this Section 9.6 by a Limited Partner, such Limited Partner shall pay all reasonable costs and expenses incurred by the Partnership, including attorneys' fees.  Each Limited Partner hereby (i) agrees that the remedy at law for damages resulting from its default under this Section 9.6 is inadequate because the substantial value that the Partnership derives from information concerning the Partnership and its portfolio company investments requires that such information be kept confidential, and (ii) consents to the institution of an action for specific performance of its obligations keep confidential the Partnership information in the event of such a breach of this Section 9.6.  Each Limited Partner further agrees that any actions taken by the General Partner under this Section 9.6 shall expressly supersede any duties the General Partner may otherwise have to such breaching Limited Partner under this Agreement, at law or otherwise.

(g)

To the extent permitted by applicable law, and notwithstanding anything in this Agreement to the contrary, the General Partner may, in its sole and absolute

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discretion, keep confidential from any Limited Partner information to the extent the General Partner reasonably determines that:  (i) disclosure of such information to such Limited Partner likely would have a material adverse effect upon the Partnership, a Partner or a Portfolio Company due to an actual or likely conflict of business interests between such Limited Partner and one or more other parties or an actual or likely imposition of additional statutory or regulatory constraints upon the Partnership, a Partner or a Portfolio Company; or (ii) in the case of a Limited Partner that the General Partner reasonably determines cannot or will not adequately protect against the disclosure of confidential information, the disclosure of such information to a non-Partner likely would have a material adverse effect upon the Partnership, a Partner, or a Portfolio Company.  The foregoing provisions of this Section 9.6(g) shall not apply to permit the General Partner to keep confidential from a Limited Partner any information that such Limited Partner requires to comply with applicable law.  So long as the General Partner acts pursuant to this Section 9.6(g), such action by the General Partner shall not constitute a breach of this Agreement or of any duty stated or implied in law or equity.

(h)

Each Limited Partner acknowledges and agrees that the General Partner may consider the different circumstances of Limited Partners with respect to the restrictions and obligations imposed on Limited Partners in this Section 9.6 and the provision of information under this Agreement, and the General Partner in its sole and absolute discretion may agree to waive or modify any of such restrictions and/or obligations with respect to a Limited Partner with the consent of such Limited Partner.  Each Limited Partner further acknowledges and agrees that any such agreement by the General Partner with a Limited Partner to waive or modify any of the restrictions and/or obligations imposed by this Section 9.6 shall not constitute a breach of this Agreement or of any duty stated or implied in law or in equity to any Limited Partner, regardless of whether different agreements are reached with different Limited Partners.

9.7

Information Meetings.

  An annual information meeting of the Partners shall be held at least once during each of the Partnership's Fiscal Years beginning with the Fiscal Year ending December 31, 2006, at such time and place as the General Partner may designate in a notice to the Limited Partners delivered at least thirty (30) days in advance of the scheduled date of such meeting.  The purpose of such meetings shall be to discuss the Partnership's affairs and shall be purely informational in nature.  No Limited Partner shall have any right to take part in or control any aspect of the management of the Partnership or its affairs.

9.8

Advisory Board.

  The Partnership shall have an advisory board responsible for reviewing the General Partner's determination of the fair market value of the Partnership's assets and liabilities and for this purpose may request such information concerning the Partnership's assets and liabilities as is reasonable and taking such other actions as provided for in this Agreement (the ''Advisory Board'').  The Advisory Board shall also provide the Partnership and the General Partner with such counsel and advice as the General Partner shall reasonably request, including (i) advice to the General Partner with respect to any potential conflicts of interest between the General Partner and the Partnership; (ii) approval of changes to the Partnership's investment guidelines; and (iii) approval of any investments by the Partnership outside the Partnership guidelines.

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(a)

The Advisory Board shall be comprised of the General Partner, as a non-voting member and the chairman, and seven (7) to nine (9) representatives of the Limited Partners of the Partnership designated by the General Partner in its sole discretion, none of whom shall be an Affiliate of the General Partner.  The Advisory Board representatives and members shall be selected or changed by the General Partner from time to time (such selection or change shall be in the sole discretion of the General Partner and need not be based on the size of a Limited Partner's interest in the Partnership).  The size of the Advisory Board may be increased at any time to add additional members with the consent of the General Partner and all of the members then comprising the Advisory Board.

(b)

The Advisory Board shall conduct its affairs in such manner, and by such procedures as a majority of its members (the ''Board Majority'') deems appropriate.  Special meetings of the Advisory Board may be called at any time by the General Partner upon three (3) business days' notice by the General Partner or by any two (2) members of the Advisory Board.  All actions taken by the Advisory Board shall be taken by the Board Majority.  Meetings and voting may be conducted in person, by telephone conference or by written consent.  Attendance at any meeting may be by proxy or delegate.  Notices to Advisory Board members shall be made pursuant to the procedures set forth in Section 10.5.

(c)

Subject to the provisions of this Agreement, the General Partner shall have the power at any time to determine, for all purposes of this Agreement, the fair market value of any assets and liabilities of the Partnership.  For each such determination, a statement setting forth in writing in reasonable detail the fair market value of the Partnership's portfolio, with necessary explanations thereof, shall be sent to each member of the Advisory Board, who shall have fifteen (15) business days after the transmittal of such notice to make known any objections to the valuation of specific assets and liabilities.  If within thirty (30) business days of the transmittal of such statement a Board Majority fails to notify the General Partner of any objection of such determination, such determination shall be final and conclusive.  If within the fifteen (15) business day period a Board Majority notifies the General Partner of their specific objections to such determination, the General Partner shall either submit a new determination in place of the one disapproved or request a meeting with the Advisory Board to discuss a mutually satisfactory valuation.  Any such objection shall be made in writing and shall indicate briefly the reasons for such objection.  If within thirty (30) business days thereafter values satisfactory to the General Partner and the Advisory Board shall not have been determined, the General Partner shall submit the dispute to arbitration in accordance with Section 10.21.  In such arbitration, the General Partner and the Advisory Board shall each select one arbitrator and the two arbitrators so selected shall choose a third arbitrator to resolve the dispute.  The reasonable fees and expenses of any arbitrator retained in accordance with the provisions hereof shall be borne by the Partnership.

(d)

The Advisory Board shall take no part in the control or management of the Partnership's affairs, nor shall the Advisory Board have any power or authority to act for or on behalf of the Partnership.  No member of the Advisory Board shall be liable to any Partner for any action taken or omitted to be taken in good faith by it in connection with his participation on the Advisory Board.

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ARTICLE X

OTHER PROVISIONS

10.1

Execution and Filing of Documents.

  Concurrently with the execution of this Agreement, the General Partner shall execute and file a statement in terms of Section 10 of the Law with the Registrar of Exempted Limited Partnerships of the Cayman Islands.

10.2

Other Instruments and Acts.

  The Partners agree to execute any other instruments or perform any other acts that are or may be necessary to effectuate and carry on the Partnership created by this Agreement.

10.3

Binding Agreement.

  This Agreement shall be binding upon the transferees, successors, assigns and legal representatives of the Partners.

10.4

Governing Law and Remedies for Breach.

(a)

This Agreement shall be governed by and construed under the laws of the Cayman Islands.

(b)

Except as otherwise specifically provided in this Agreement, the remedies set forth in this Agreement are cumulative and shall not exclude any other remedies to which a party may be lawfully entitled.

(c)

In determining what action, if any, shall be taken against a Limited Partner in connection with such Limited Partner's breach of this Agreement, the General Partner shall seek to obtain the best result (as determined by the General Partner in its sole and absolute discretion) for the Partnership and the other Partners.  Each Limited Partner hereby specifically agrees that, in the event such Limited Partner violates the terms of this Agreement, such Limited Partner shall not be entitled to claim that the Partnership or any of the other Partners are precluded, on the basis of any fiduciary or other duty arising in respect of such Limited Partner's status as such, from seeking any of the penalties or other remedies permitted under this Agreement or applicable law.

(d)

This Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provisions hereof or by reason of the status of the respective parties.

10.5

Notices.

  Any notice or other communication that a Partner desires or is required to give to another Partner (to include financial statements) shall be in writing, and shall (except as otherwise provided in this Agreement) be deemed effectively given upon personal delivery or delivery by nationally-recognized overnight courier or upon dispatch by registered or certified mail, postage prepaid, or upon transmission by facsimile, electronic mail or other similar means of electronic communication (with a successful transmission record or without any returned message of delivery failure), addressed to the other Partner at the address shown on the Schedule of Partners maintained in the books of the Partnership by the General Partner or at such other address as a Partner may designate by fifteen (15) days' advance written notice to the General Partner or the other Partners.

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10.6

Power of Attorney.

  By signing this Agreement and by way of securing its obligations hereunder, each Limited Partner designates and appoints the General Partner its true and lawful attorney, in its name, place and stead to make, execute, sign and file such instruments, documents or certificates that may from time to time be required of the Partnership by the laws of the United States of America, the Cayman Islands or any other state or other jurisdiction; provided, however, that in no event shall the General Partner be deemed to have the authority under this Section 10.6 to take any action that would result in any Limited Partner losing the limitation on liability afforded by the Law.  Such attorney is not hereby granted any authority on behalf of a Limited Partner to amend this Agreement except that as attorney for each Limited Partner, the General Partner shall have the authority as attorney in fact for each Limited Partner to amend this Agreement as may be required to effect admission of additional partners or transfers of Partnership interests pursuant to this Agreement.  The power of attorney granted pursuant to this Section 10.6 is irrevocable and shall not be revoked by the Bankruptcy, Incompetency, death or disability or other event of legal incapacity of the granting Limited Partner.  If specifically requested by a Limited Partner, the General Partner may vote such Limited Partner's interest in its sole and absolute discretion in respect of any proposed amendments to this Agreement.  Promptly after the entering into of instruments, documents or certificates by the General Partner, the General Partner shall provide copies of such instruments, documents or certificates to the Limited Partners.

10.7

Amendment.

(a)

Procedure.  Subject to Section 10.6 and subparagraph (c) below, this Agreement may be amended only with the prior written consent of the General Partner and Two-Thirds in Interest of Limited Partners; provided, however, that (i) Section 10.12 may not be amended without the further prior written consent of the Advisory Company, (ii) Section 10.18 may not be amended without the further prior written consent of Two-Thirds in Interest of ERISA Partners, (iv) Section 10.19 may not be amended without the further prior written consent of Two-Thirds in Interest of Non-U.S. Limited Partners, (v) an amendment to any provision of this Agreement that calls for a higher level of approval of the Partners or the approval of certain specified Partners shall, in addition to the required percentage set forth in this Section 10.7, require the same form of approval as is set forth in such provision, and (vi) an amendment to any provision of this Agreement that increases the Capital Commitment of a Partner shall require the prior written consent of such Partner.  No material term or condition contained in the exhibits to this Agreement may be waived, discharged, terminated, or modified without the prior written consent of the General Partner and Two-Thirds in Interest of Limited Partners.  Any amendment of this Agreement pursuant to this Section 10.7(a) shall be binding upon and inure to the benefit of all of the Partners.

(b)

Waiver.  Notwithstanding the above, the Partnership's, the General Partner's, the Ultimate General Partner's or the Advisory Company's (or any of their members', partners', shareholders' or employees') noncompliance with any provision hereof in any single transaction or event may be waived in writing by Three-Fourths in Interest of Limited Partners.  No waiver shall be deemed a waiver of any subsequent event of noncompliance.

(c)

Amendment without Consent.  Notwithstanding the foregoing provisions, the General Partner may amend this Agreement, without the consent of the Limited

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Partners, (i) to make a change that is necessary or desirable to cure any ambiguity or inconsistency and to make changes to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling, regulation or statute of any governmental body which will not be inconsistent with this Agreement, in both cases, subject to the requirement that each Limited Partner not be materially and adversely affected; or (ii) to make changes to prevent the Partnership or the General Partner from in any manner being deemed an ''investment company'' subject to the provisions of the 1940 Act; or (iii) to prevent any material and adverse effect to the Partnership or any Limited Partner arising from the application of legal restrictions to any Limited Partner, subject to the requirement that no Limited Partner be materially adversely affected without its prior written consent; or (iv) to reflect changes made in the composition of the Limited Partners and their respective Capital Commitments in accordance with the provisions of this Agreement.  Promptly after entering into any amendment pursuant to this subsection (c), the General Partner shall provide the Limited Partners a copy of such amendment.

10.8

Effective Date.

  This Agreement shall be effective on the date that this Agreement is executed.

10.9

Entire Agreement; Counterparts.

  Except for any additional letter agreements from the General Partner to certain Limited Partners, investor questionnaires or subscription agreements, this Agreement constitutes the entire agreement of the Partners and supersedes all prior agreements between the Partners with respect to the Partnership.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10

Board Activity.

  The amount, if any, of any compensation for services paid to the General Partner or partners or Affiliates of the General Partner from any company or entity in which the Partnership may have an interest shall not be included in Partnership income or otherwise be payable to the Partnership.  In no event shall any provision of this Agreement be interpreted as preventing (or limiting in any respect) the General Partner or any partner of the General Partner or any of their Affiliates or agents from taking an active role in or receiving compensation for founding or serving on the boards of directors of companies, provided that the General Partner or any partner of the General Partner or any of their Affiliates or agents (and not the Partnership) is the contracting party to any such compensation agreements.  Notwithstanding the foregoing, (i) the General Partner shall be under no obligation to avoid the recognition of unrelated business taxable income by any Tax-Exempt Limited Partner to the extent that such recognition is attributable to the operation of a advisory fee offset hereunder; and (ii) the General Partner may cause the Partnership to borrow for the purpose of funding a purchase of Portfolio Securities pending the satisfaction of capital calls issued under Article III in respect thereof.

10.11

General Usage.

  The titles and subtitles used in this Agreement are for convenience only and shall not be considered in the meaning or interpretation of this Agreement.  Except where the context clearly requires to the contrary or is otherwise stated:  (i) all references in this Agreement to designated ''Sections'' are to the designated Sections and other subdivisions of this Agreement, and all references in this Agreement to designated ''Articles'' are to the designated Articles and other subdivisions of this Agreement; (ii) all pronouns contained in this Agreement, and any variations thereof, shall be deemed to refer to the masculine, feminine or

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neutral, singular or plural, as applicable, as to the identity of any party may require; (iii) the word ''or'' shall not be applied in its exclusive sense; (iv) ''including'' shall mean ''including, without limitation''; (v) references to laws, regulations and other governmental rules, as well as to contracts, agreements and other instruments, shall mean such rules and instruments as in effect at the time of determination (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the effective date of this Agreement) and shall include all successor rules and instruments thereto; (vi) references to ''cash,'' ''$'' or ''dollars'' shall mean the lawful currency of the United States; (vii) references to ''Federal'' or ''federal'' shall be to laws, agencies or other attributes of the United States or other relevant national government (and not to any State or locality thereof); (viii) the meaning of the terms ''domestic'' and ''foreign'' shall be determined by reference to the United States unless the context requires otherwise, (ix) references to ''days'' shall mean calendar days; references to ''business days'' shall mean all days other than Saturdays, Sundays and days that are legal holidays in Hong Kong; (x) days, business days and times of day shall be determined by reference to local time in Hong Kong; and (xi) for purposes of the Law, the Limited Partners shall constitute a single class or group of limited partners.

10.12

Partnership Name.

  Subject to the terms of this Agreement, for the duration of the Partnership Term, the Advisory Company hereby grants to the Partnership under any rights owned or controlled by the Advisory Company a non-exclusive, non-transferable, non-sublicensable royalty-free license to use the marks ''China Broadband Capital Partners'', ''CBC'' and ''CBCP'' (collectively, the ''Marks'') as part of the Partnership's name and in connection with the general operation of the Partnership using that name.  The Limited Partners and the General Partner acknowledge that the Advisory Company shall have the right to terminate the foregoing license at any time upon written notice, and that the Partnership shall cease all use of the Marks upon receipt of such notice of termination whether or not the Advisory Company has any rights in the Marks.  The Advisory Company retains all rights, title and interest in the Marks.  All goodwill from the Partnership's use of the Marks shall accrue to the Advisory Company, and at no time during the continuation or upon dissolution of the Partnership shall any value be placed on the Partnership name, or the right to its use, or the goodwill, if any, attached thereto for any purposes, nor shall such name or the right to its use be considered an asset of the Partnership.  The Limited Partners and the General Partner agree not to challenge the Advisory Company's rights in any of the Marks.  The Partnership shall comply with all standards and conditions maintained by the Advisory Company in connection with all use of the Marks by the Partnership.  All usage of the Marks by the Partnership shall include the appropriate trademark or service mark symbol as directed by the Advisory Company from time to time.  The Advisory Company shall have the sole right, but not the obligation, to file in the appropriate government or other applicable offices of each country in the world, at its own expense, trademark and service mark and domain name applications for the Marks or any marks confusingly similar to the Marks.  No Partner shall, by virtue of its ownership of an interest in the Partnership, hold any right, title or interest in or to the Marks.  Upon termination of the Partnership or the foregoing license for any reason, the Partnership shall have no right to use any of the Marks in any manner and shall immediately cease all use of the Marks.

10.13

Exculpation.

  Notwithstanding any other terms of this Agreement, whether express or implied, or obligation at law or in equity, neither the Ultimate General Partner, the General Partner nor the Advisory Company nor their members, partners, former members,

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assignees, employees, agents or Affiliates, nor Advisory Board members in their capacities as Advisory Board members, (individually, an ''Exculpated Party'' and collectively, the ''Exculpated Parties'') shall be liable to a Limited Partner or the Partnership for honest mistakes of judgment, or for action or inaction, taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Partnership, or for losses due to such mistakes, action or inaction, or to the negligence, dishonesty, or bad faith of any employee, broker, or other agent of the Partnership, provided that such employee, broker, or agent was selected, engaged or retained and supervised with reasonable care.  The General Partner may consult with counsel and accountants in respect of Partnership affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that (i) such advice or opinion is based on all material facts known by the General Partner and such counsel or accountant at the time such advice or opinion is rendered (and excluding any such material facts as are discovered after such advice or opinion is given), and (ii) such counsel and/or accountants shall have been selected with reasonable care.  Notwithstanding any of the foregoing to the contrary, the provisions of this Section 10.13 and of Section 10.14 shall not be construed so as to relieve (or attempt to relieve) any Exculpated Party of any liability by reason of recklessness, fraud, intentional wrongdoing or gross negligence or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 10.13 and of Section 10.14 to the fullest extent permitted by law.  The terms ''recklessness'', ''fraud'', intentional wrongdoing'' and ''gross negligence'' when used in this Agreement shall have the meaning attributed to such term by the laws of the State of Delaware.

10.14

Indemnification.

  The Partnership agrees to indemnify, out of the assets of the Partnership only, the Ultimate General Partner, the General Partner and the Advisory Company and their respective partners, members, employees, and agents and former partners, members, employees and agents, and Advisory Board members in their capacities as Advisory Board members (the ''Indemnified Persons'') to the fullest extent permitted by law and to save and hold them harmless from and in respect of all (a) reasonable fees, costs, and expenses (including reasonable attorneys' fees) paid in connection with or resulting from any claim, action, or demand, whether judicial, administrative, investigative or otherwise and of any nature whatsoever, against or involving an Indemnified Person or the Partnership, that arise out of or in any way relate to or are incidental to the Partnership, its properties, business, or affairs (including acting as a director of a company any securities of which the Partnership owns or has owned) and (b) such claims, actions and demands and any losses, fines or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the Partnership) of any such claim, action or demand (collectively (a) and (b) are referred to herein as ''Indemnifiable Amounts''); provided, however, that this indemnity shall not extend to conduct not undertaken in good faith nor to any recklessness, fraud, intentional wrongdoing, or gross negligence.  The Partnership may, in the sole discretion of the General Partner, advance to any Indemnified Person reasonable attorney's fees and other costs and expenses incurred in connection with the defense of any such action or proceeding; provided, however, the Partnership shall not advance such attorney's fees and other costs and expenses in respect of actions initiated against an Indemnified Person by a Majority in Interest of the Limited Partners.  In connection with the advancement of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advancement to the Partnership if it shall be determined by a court of competent jurisdiction or by an arbitration proceeding in

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accordance with Section 10.21 that such party was not entitled to indemnification under this Section 10.14.  If it shall be determined by a court of competent jurisdiction or by an arbitration proceeding in accordance with Section 10.21 that such party was not entitled to indemnification under this Section 10.14 with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Partnership by the Indemnified Person.  The General Partner on its own behalf and on behalf of other persons for whose benefit indemnity hereunder is provided shall seek indemnification with respect to liability arising from service as a director or officer (or the equivalent) of a portfolio company from such portfolio company (or prior portfolio company, if applicable), or insurance of the portfolio company (if any), prior to invoking the provisions of this Section.  It is agreed and understood that the foregoing obligations to seek indemnification from other sources shall only reduce the Partnership's obligation of indemnification hereunder to the extent indemnification is received by the Indemnified Person from such other sources.  Notwithstanding the foregoing, the Partnership shall not be obligated to provide the indemnification set forth in this Section 10.14 in connection with or resulting from any claim, action or demand between two Indemnified Persons.

10.15

Limitation of Liability of the Limited Partners.

(a)

Except as otherwise required by law, no Limited Partner, in its capacity as such, shall be bound by, nor be personally liable for, the expenses, liabilities or obligations of the Partnership in excess of such Partners' Capital Commitment to the Partnership; provided, however, that the foregoing shall not limit any obligation or liability of any Limited Partner to the Partnership set forth in this Agreement or to the extent such obligation or liability is required by law and cannot be determined by agreement of the parties hereto.  Each Limited Partner shall be obligated and liable to the Partnership as expressly provided in this Agreement, including without limitation, the obligation to make capital contributions pursuant to Article III and for any obligation or liability of such Limited Partner to the Partnership pursuant to Section 12.7.  Notwithstanding the foregoing, a Limited Partner that receives a distribution (i) in violation of this Agreement or (ii) that is required to be returned to the Partnership under applicable law shall return such distribution immediately upon demand therefor by the General Partner.  An Optionor shall return within 30 days after demand therefor by the General Partner any distribution the return of which is necessary or convenient to give effect to the provisions of Section 3.5.  The General Partner may, in its sole and absolute discretion, cause the Partnership to elect to withhold or offset from any distributions otherwise payable to a Partner amounts due to the Partnership from such Partner.

(b)

If (i) the Partnership incurs a liability or obligation under Section 10.14, (ii) the Partnership does not have sufficient available funds or other resources to satisfy such liability or obligation and, (iii) each Partner (other than an Optionor) has already made aggregate contributions equal to such Partner's Capital Commitment, then the General Partner may require that each Partner make additional contributions to the capital of the Partnership, upon not less than fifteen (15) days' prior written notice from the General Partner, of its pro-rata share, based on the amount of distributions received by it (including any predecessor in interest) from the Partnership, of the amount necessary to satisfy such liability or obligation; provided, however, that no Partner shall be required to contribute an aggregate amount pursuant to this Section  greater than the lesser of (x) 50% of the aggregate amount of distributions made

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to such Partner (and such Partner's predecessors in interest), and (y) 20% of such Partner's Capital Commitment (provided, however, that the limitation provided in this clause (y) shall not apply with respect to the General Partner) and (z) the aggregate amount of distributions received by the Partner (and such Partner's predecessors in interest) from the Partnership during the period beginning on the Recallable Distribution Date (as defined below) and ending on the date of the capital call issued by the General Partner pursuant to this Section 10.15(b) ; For purposes of the foregoing, the ''Recallable Distribution Date'' shall mean the earlier of:  the date that is two years prior to date of the capital call issued by the General Partner pursuant to this Section 10.15(b)  and the date on which the General Partner has provided written notice to the Limited Partners of circumstances the General Partner reasonably believes could give rise to a claim against the Partnership requiring additional contributions to the capital of the Partnership under this Section 10.15(b).  A Partner's obligation to make contributions to the Partnership under this Section 10.15(b) shall survive the liquidation of the Partnership, and the Partnership may pursue and enforce all rights and remedies it may have against each Partner under this Section 10.15(b), including instituting a lawsuit to collect contribution with interest from due date at the prime rate of The Hong Kong and Shanghai Banking Corporation Limited, Hong Kong Branch as at the due date, plus 2% per annum.  This Section 10.15(b) shall be read together with, and shall be applied in a manner consistent with, the General Partner's obligation to return certain distributions set forth in Section 8.3.  The provisions of this Section 10.15(b) shall not be construed or interpreted as inuring to the benefit of any creditor of any of the Partnership, a Limited Partner, the General Partner or an Indemnified Person.

10.16

Tax Matters Partner.

  The General Partner shall be the Partnership's Tax Matters Partner (''TMP'') within the meaning of Section 6231(a)(7) of the Code.  The TMP shall have the right to resign by giving thirty (30) days' written notice to the Limited Partners.  Upon the resignation, dissolution or Bankruptcy of the TMP, a successor TMP shall be elected by a Majority in Interest of the Limited Partners.  The TMP shall employ experienced tax counsel to represent the Partnership in connection with any audit or investigation of the Partnership by the United States Internal Revenue Service (''IRS'') and in connection with all subsequent administrative and judicial proceedings arising out of such audit.  The fees and expenses of such, and all expenses incurred by the TMP in serving as the TMP, shall be Partnership expenses pursuant to Section 5.2 and shall be paid by the Partnership.  Notwithstanding the foregoing, it shall be the responsibility of the General Partner and of each Limited Partner, at their expense, to employ tax counsel to represent their respective separate interests.  No Partner shall file a notice with the IRS under Section 6222(b) of the Code in connection with such Partner's intention to treat an item on such Partner's Federal income tax return in a manner which is inconsistent with the treatment of such item on the Partnership's Federal income tax return unless such Partner has, not less than 30 days prior to the filing of such notice, provided the TMP with a copy of the notice and thereafter in a timely manner provides such other information related thereto as the TMP shall reasonably request.  If the TMP is required by law or regulation to incur fees and expenses in connection with tax matters not affecting each of the Partners, then the TMP may, in its reasonable discretion, seek reimbursement from or charge such reasonable fees and expenses to the Capital Accounts of those Partners on whose behalf such fees and expenses were incurred.  The TMP shall keep the Limited Partners informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish a copy of each notice or other communication received by the TMP from the IRS to each Limited Partner, except such

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notices or communications as are sent directly to such Partner by the IRS.  The relationship of the TMP to the Limited Partners is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties as TMP in such manner as will serve the best interests of the Partnership and all of the Partnership's partners.  To the fullest extent permitted by law, the Partnership agrees to indemnify the TMP and its agents and save and hold them harmless, from and in respect to all (i) reasonable fees, costs and expenses in connection with or resulting from any claim, action, or demand against the TMP, the General Partner or the Partnership that arise out of or in any way relate to the TMP's status as TMP for the Partnership, and (ii) all such claims, actions, and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action, or demand; provided that this indemnity shall not extend to conduct by the TMP adjudged (i) not to have been undertaken in good faith to promote the best interests of the Partnership or (ii) to have constituted recklessness or intentional wrongdoing by the TMP.

10.17

Service Related Income.

  The Partnership shall use its reasonable best efforts to conduct its affairs so that all of its net income is from dividends, interest, and capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded, pursuant to Section 512(b)(2) and (3) of the Code in calculating unrelated business taxable income to ensure that (a) the Partnership will not constitute a ''business enterprise'' for purposes of the excess business holdings provisions of Section 4943 of the Code, and (b) no Tax-Exempt Partner shall be deemed to have unrelated business taxable income.  As used herein, a ''Tax-Exempt Partner'' shall mean a Limited Partner that is exempt from United States federal income tax or a limited partnership that has one or more limited partners that are exempt from United States federal income tax, and that in each case so indicates on its Investor Questionnaire.  The General Partner shall use its reasonable best efforts to ensure that the Partnership shall not enter into any transaction, not otherwise exempt, that would constitute participation by the Partnership or any Limited Partner in a ''prohibited transaction'' as defined in Section 4975 of the Code.  With respect to any investments in, or acquisition of the Securities of or other interests in a Portfolio Company that is a partnership or other unincorporated entity, the General Partner shall be deemed to have complied with this Section 10.17 if the partnership agreement or other applicable documents of the Portfolio Company contain provisions regarding unrelated business taxable income offering the limited partners substantially the same protection as offered by this Section 10.17.  Notwithstanding the foregoing, the General Partner shall be under no obligation to avoid the recognition of unrelated taxable business income by any Tax-Exempt Partner to the extent that such recognition is attributable to the operation of an advisory fee offset hereunder.  Notwithstanding the foregoing provisions of this Section 10.17 or of Section 7.2(a), the Partnership may engage in temporary borrowing activities for the purpose of making investments in portfolio Securities pending the satisfaction of capital calls issued pursuant to Section 3.2, provided that the General Partner determines that the portfolio Securities so acquired are unlikely to be sold or otherwise disposed of in a taxable transaction within one year of the date that such borrowings are paid off.  In no event shall the General Partner (or any other person or entity) be liable for monetary damages resulting from or arising out of its breach of this Section 10.17.

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10.18

ERISA Partners.

(a)

The General Partner, on behalf of the Partnership, shall use its reasonable best efforts to ensure that at all times (i) there will be no Limited Partner of the Partnership that is (X) an ''employee benefit plan'' subject to Part 4 of Subtitle B of Title I of ERISA, or (Y) an entity whose underlying assets are considered ''plan assets'' of an employee benefit plan which is subject to Part 4 of Subtitle B of Title 1 of ERISA and which invested in such entity (and in either case so indicates such status on its Investor Questionnaire) (either, an ''ERISA Partner''), (ii) the Capital Commitments of the ERISA Partners, if any, will not be ''significant'' (within the meaning of the DOL Regulation), or (iii) the Partnership will qualify as a ''venture capital operating company'' and that none of the assets of the Partnership shall be deemed to be ''plan assets'' of any Limited Partner that is an ERISA Partner.  In the event that the Partnership becomes a venture capital operating company, the Partnership shall cause reputable U.S. legal counsel to issue an opinion to the ERISA Partners that the Partnership qualifies as a venture capital operating company, and thereafter, the General Partner shall certify in writing on an annual basis that the Partnership continues to so qualify.  As used in the remainder of this Section 10.18, all terms in quotation marks have the meanings assigned to them in the DOL Regulation.

(b)

In the event that either (i) the General Partner shall determine that it has become necessary for any ERISA Partner to withdraw from the Partnership or (ii) any ERISA Partner shall determine that it is necessary for it to withdraw from the Partnership, in either case (a) in order to avoid a material violation of, or breach of the fiduciary duties of any person (other than a breach of the fiduciary duties of any such person based upon the investment strategy of the Partnership or performance of the Partnership) under ERISA or the related provisions of the Code if such ERISA Partner continues as a Limited Partner of the Partnership, or (b) because the assets of the Partnership are or will be deemed to be ''plan assets'' of such ERISA Partner within the meaning of the DOL Regulation; then the General Partner or such ERISA Partner, as the case may be, shall deliver to the other a notice (''Event Notice'') to that effect, accompanied by a materially unqualified opinion of counsel (which may be counsel retained or employed by the General Partner or such ERISA Partner, as the case may be, so long as such counsel shall be reasonably acceptable to such ERISA Partner and the General Partner) confirming the necessity of such withdrawal (in the case of (a) above such opinion shall state that it is more likely than not that such withdrawal is necessary in order to avoid a material violation of, or breach of the fiduciary duties of any person (other than a breach of the fiduciary duties of any such person based upon the investment strategy of the Partnership or performance of the Partnership) under ERISA or the related provisions of the Code if such ERISA Partner continues as a Limited Partner of the Partnership) and explaining in reasonable detail the reasons therefor.  In the case of such Event Notice from the ERISA Partner, unless within 90 days after the date on which such notice was given, the General Partner or the ERISA Partner, using reasonably practical efforts, as appropriate, are able to eliminate the necessity for such withdrawal to the reasonable satisfaction of such ERISA Partner and its counsel, whether by correction of the condition giving rise thereto or amendment of this Agreement or otherwise, such ERISA Partner shall be entitled, at its election, upon written notice (the ''Withdrawal Notice'') to the General Partner, to withdraw from the Partnership on the terms set forth in Section 10.18(c) below (the date of such Withdrawal Notice shall be the effective date of such withdrawal).  In the case of such Event Notice from the General Partner, such ERISA Partner shall be required to withdraw

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from the Partnership on the terms set forth in Section 10.18(c) below unless, within 90 days after the date on which such Event Notice was given, the General Partner or the ERISA Partner, using reasonably practicable efforts, as appropriate, shall eliminate the necessity for such withdrawal to the reasonable satisfaction of the General Partner and its counsel, whether by correction of the condition giving rise thereto or an amendment to this Agreement or otherwise (the first business day following the end of such 90 day period shall be the effective date of such withdrawal).  The obligation of the ERISA Partner to make additional capital contributions pursuant to Section 3.2 shall be suspended during the above referenced ninety (90) day period and shall be terminated if such ERISA Partner withdraws pursuant to Section 10.18(c) below.

(c)

The withdrawing Limited Partner shall be entitled to receive within ninety (90) days after the effective date of such withdrawal an amount equal to the excess, if any, of the positive closing Capital Account balance the Limited Partner would have had (computed as provided in Section 8.2(b)) if such effective date had constituted a Date of Dissolution (as defined in Section 8.2(a)) over the aggregate amount of distributions (with such distributions valued at fair market value as of the date of such distribution) made to such Limited Partner from and after such effective date.  The General Partner shall provide the withdrawing Limited Partner with a written explanation of its determination of the Capital Account of such withdrawing Limited Partner as computed pursuant to the preceding sentence within sixty (60) days of the effective date of such withdrawal.  The withdrawing Limited Partner shall thereafter have ten (10) business days from the date of receipt of such notice to make known any objections to such determination.  Any such objection made shall indicate briefly the reasons for such objection.  If within ten (10) business days of the date of receipt of such determination, the withdrawing Limited Partner fails to notify the General Partner of any objection to such determination, such determination shall be final and conclusive.  If within the ten (10) day period the withdrawing Limited Partner notifies the General Partner of its objection to such determination, the General Partner and the withdrawing Limited Partner shall attempt to agree upon a mutually acceptable determination.  If within ten (10) days of the first-mentioned ten (10) day period a determination satisfactory to the General Partner and the withdrawing Limited Partner shall not have been agreed to, the General Partner shall submit the dispute between the General Partner and the withdrawing Limited Partner to arbitration in accordance with Section 10.21.  The fees and expenses of any arbitrators retained in accordance with the provisions hereof shall be borne equally by the Partnership and the withdrawing Limited Partner.

(d)

Any distribution or payment to a withdrawing Limited Partner pursuant to the above subparagraph (c) may, in the sole discretion of the General Partner, be made in cash, in Securities (in which event the withdrawing Limited Partner shall not, without its express written consent, be distributed more than its pro-rata interest in any type, class or portion of the Partnership's Securities, and if such a pro-rata distribution would cause the withdrawing Limited Partner to be distributed an amount of any Security that would cause such withdrawing Limited Partner to own or control in excess of the amount of such Security that it may lawfully own or control without tax penalty, then the withdrawing Limited Partner may notify the General Partner of such fact, and upon receipt of such notice the General Partner shall allow the withdrawing Limited Partner to designate a different entity to receive such distribution or designate, subject to the approval of the General Partner, an alternate distribution procedure), in the form of a promissory note, the terms of which shall be mutually agreed upon by the General Partner and the withdrawing Limited Partner, or any combination thereof.  In the event that the

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ERISA Partner shall provide an opinion reasonably acceptable to the General Partner (which counsel may be employed by the ERISA Partner so long as such counsel is reasonably acceptable to the General Partner) that it is more likely than not that acceptance or retention of the promissory note by such ERISA Partner pursuant to this Section 10.18 would result in a violation of ERISA or the related provisions of the Code, then the General Partner shall use its reasonable best efforts to use an alternative means of making such payment or distribution.

(e)

In lieu of the procedures for redemption of an interest set forth in this Section 10.18, the General Partner may, subject to the requirements of ERISA and the related provisions of the Code, cause some or all of the interest of the withdrawing Limited Partner to be sold to any other persons or entities in accordance with the procedures set forth in Section 3.5, and the proceeds thereof to be remitted to the withdrawing Limited Partner; provided, however, that the price at which such interest or any portion thereof may be sold shall be computed in the same manner as is the amount due to the withdrawing Limited Partner as set forth in this Section 10.18.

(f)

If the General Partner shall so elect, the General Partner and the Partnership shall no longer be required to comply with Section 10.18(a) above at any time after the General Partner determines (i) that the equity participation in the Partnership by ''benefit plan investors'' is not ''significant'' as such term is defined in the DOL Regulation (as in effect on the effective date of this Agreement), and (ii) not to permit a Transfer of an interest in the Partnership or an interest in the Partnership's capital assets or property pursuant to Section 7.7 if such admission or Transfer would result in the equity participation in the Partnership by ''benefit plan investors'' being ''significant''.  If the General Partner so elects to discontinue compliance of its obligations under Section 10.18(a) above pursuant to this Section 10.18(f), then thereafter, notwithstanding any other provision of this Agreement, no Transfer of Limited Partner interests to, or admission of, a ''benefit plan investor'' shall be permitted if the General Partner shall determine that such Transfer shall cause the equity participation of ''benefit plan investors'' to be ''significant.''

(g)

In addition to the foregoing, in the event that assets of the Partnership would otherwise be ''plan assets'' in respect of an ERISA Limited Partner within the meaning of the DOL Regulation, the General Partner may take such actions as the General Partner determines are reasonably necessary to ensure that such ERISA Partner will not be in violation of ERISA or the terms of its governing instruments in consequence of its participation in the Partnership and that the assets of the Partnership will not constitute ''plan assets.''  Such actions may include, but shall not be limited to, any one or more of the following:  (i) segregation of the interests of one or more affected ERISA Partners into a separate entity; (ii) appointment of an adviser that is a registered investment adviser under the United States Investment Advisers Act of 1940, as amended; (iii) redemption of an affected ERISA Partner's interest in the Partnership; and (iv) such other actions as the General Partner and all affected ERISA Partners shall agree are necessary or appropriate.

10.19

Avoidance of Trade or Business Status.

  Except to the extent inconsistent with the General Partner's obligations hereunder, the General Partner will use its reasonable best efforts to conduct the affairs of the Partnership so as to (i) avoid having the Partnership treated as engaged in a trade or business within the United States for purposes of Sections 875, 882, 884

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and 1446 of the Code; (ii) conduct the affairs of the Partnership so that the Partnership does not invest in United States real property interests as that term is defined in Section 897 of the Code; and (iii) conduct the affairs of the Partnership in a manner that will not result in the Partnership and any Non-U.S. Limited Partner becoming liable for payment of any United States taxes other than withholding taxes or the filing of any United States tax return by a Non-U.S. Limited Partner (other than a tax return relating solely to withholding taxes); provided, however, that in no event shall clause (ii) be interpreted as preventing or in any way limiting the General Partner from investing in corporations in the cable, cellular or other telecommunications or technology industries if such investment would not be prohibited under this Agreement in the absence of clause (ii).  Accordingly, the General Partner agrees, to the extent legally permissible, to file all national, state and local tax returns and reports of the Partnership in a manner consistent with such treatment.  The General Partner shall not cause the Partnership to invest in any other partnership unless such other partnership agrees to use its reasonable best efforts to conduct its activities in a manner such that those activities will not cause the Partnership to be engaged in a trade or business within the United States for purposes of Section 875, 882, 884 and 1446 of the Code.  With respect to any investments in, or acquisition of the Securities of or other interests in a Portfolio Company that is a partnership or other unincorporated entity, the General Partner shall be deemed to have complied with this Section 10.19 if the partnership agreement or other applicable documents of such Portfolio Company contain provisions regarding the matters set forth in this Section 10.19 offering the Limited Partners substantially the same protection as offered by this Section 10.19.  In no event shall the General Partner (or any other person or entity) be liable for monetary damages resulting from or arising out of its breach of this Section 10.19.

10.20

Taxation as Partnership.

  The General Partner and each Limited Partner (in their respective capacities as such) agree that such Partners shall not undertake any action, including (without limitation) making regular bid or offer quotes to buy or sell interests or derivative interests in the Partnership, that will cause the Partnership to be, or create a substantial risk that the Partnership will be, (i) classified as other than a partnership for federal income tax purposes, or (ii) treated as a ''publicly traded partnership'' within the meaning of Sections 469 or 7704 of the Code.  The General Partner (in its capacity as such) further agrees that, at the expense of the Partnership, it shall use commercially reasonable efforts to bar the undertaking of any activity of which it has knowledge, including (without limitation) the public quotation of regular offers to buy or sell interests or derivative interests in the Partnership, that will cause the Partnership to be, or create a substantial risk that the Partnership will be, (i) classified as other than a partnership for federal income tax purposes, or (ii) treated as a ''publicly traded partnership'' within the meaning of Sections 469 or 7704 of the Code.  No Transfer of any Partnership interest (as defined in Treasury Regulation Section 1.7704-1(a)(2)) or portion thereof shall be permitted or recognized (within the meaning of Treasury Regulation Section 1.7704-1(d)) by the Partnership or the General Partner if and to the extent that (a) if such Transfer were made, such Transfer would fail to qualify as a ''transfer not involving trading'' pursuant to Treasury Regulation Section 1.7704-1(e), and (b) immediately after such Transfer, if made, the Partnership, either as a result of such Transfer or otherwise, would fail to qualify for the safe harbor for ''private placements'' set forth in Treasury Regulation Section 1.7704-1(h), and (c) immediately after such Transfer, the Partnership, either as a result of the Transfer or otherwise, would fail to qualify for the ''lack of actual trading'' safe harbor set forth in Treasury Regulation Section 1.7704-1(j), unless the General Partner determines that such Transfer would

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not otherwise cause the Partnership to be treated as a ''publicly traded partnership'' within the meaning of Sections 469 or 7704 of the Code.  The General Partner shall be permitted to rely on representations made by the transferor Limited Partner and the transferee Limited Partner in connection with any proposed Transfer of all or any portion of any Partnership interest to the extent that the General Partner determines that such representations are necessary or appropriate to satisfy the provisions of Treasury Regulations Section 1.7704-1 or 7704 of the Code.

10.21

Arbitration.

  Except as otherwise specifically provided for in this Agreement, and to the fullest extent permitted by law, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Hong Kong at Hong Kong International Arbitration Centre or at such other recognized centre in Hong Kong, in accordance with the Rules of Arbitration of the International Chamber of Commerce as such rules may be modified therein.  Judgment upon the award rendered in connection with an arbitration proceeding pursuant to this Section 10.21 may be entered in any court having jurisdiction thereof.  The language of the arbitration shall be English.  The Partners acknowledge and agree that if any provision in this Agreement regarding arbitration or venue conflicts with state law (or with respect to arbitration, a policy) applicable to a State Entity Partner, then such state law or policy shall supersede such Agreement provisions with respect to such State Entity Partner.

10.22

Counsel to the Partnership.

  Counsel to the Partnership may also be counsel to the General Partner and the Advisory Company; provided that the Partnership and the General Partner will not have the same counsel in connection with any litigation or other controversy between the Partnership and the General Partner.  The General Partner may execute on behalf of the Partnership and the Partners any consent to the representation of the Partnership that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction (''Rules'').  The Partnership has initially selected Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Walkers SPV Limited (''Partnership Counsel'') as legal counsel to the Partnership.  Each Limited Partner acknowledges that Partnership Counsel does not represent any Limited Partner in its capacity as a Limited Partner in the absence of a clear and explicit written agreement to such effect between the Limited Partner and Partnership Counsel (and then only to the extent specifically set forth in such agreement), and that in the absence of any such agreement Partnership Counsel shall owe no duties directly to a Limited Partner.  In the event any dispute or controversy arises between any Limited Partner and the Partnership, or between any Limited Partner or the Partnership, on the one hand, and the General Partner or any Affiliate of the General Partner that Partnership Counsel represents, on the other hand, then each Limited Partner agrees that Partnership Counsel may represent such General Partner or the Partnership (and in the case where the dispute is between any Limited Partner on one hand, and both the Partnership and the General Partner on the other hand, Partnership Counsel may represent both the Partnership and the General Partner) in any such dispute or controversy to the extent permitted by the Rules, and each Limited Partner consents to such representation.  Each Limited Partner further acknowledges that, whether or not Partnership Counsel has in the past represented or is currently representing such Limited Partner with respect to other matters, Partnership Counsel has not represented the interests of any Limited Partner in the preparation and negotiation of this Agreement.

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10.23

Public Pension Partners.

  In the event that any Limited Partner that is a pension fund or retirement system for a government entity (a ''Public Pension Partner'') or the General Partner obtains a written opinion of counsel, such counsel to be reasonably acceptable to both the General Partner and such Public Pension Partner, to the effect that as a result of either any act or omission of the General Partner or any change after the date of this Agreement in any applicable statute, regulation, case law or administrative ruling that the continuation of such Public Pension Partner as a Limited Partner or the conduct of the Partnership will result in a material violation by the Partnership or the Public Pension Partner, or any entity that participates directly in such Public Pension Partner, of any national or state law applicable to public pension plans or any regulation, case law or administrative ruling relating thereto (''Pension Laws'') other than a violation based upon the investment strategy or performance of the Partnership, then such Public Pension Partner may elect to withdraw from the Partnership, or upon demand of the General Partner shall withdraw from the Partnership, upon the terms and conditions provided in Paragraph 10.18 of this Agreement regarding withdrawal of ERISA Partners (including without limitation, the right of the General Partner and the right of the Limited Partner to eliminate the necessity for withdrawal as set forth in Paragraph 10.18 (b), and the right of the General Partner to cause the interest of the withdrawing Limited Partner to be sold in lieu of redemption as set forth in 10.18(d)).

10.24

BHCA Partners.

(a)

The portion of any interest in the Partnership held by a BHCA Partner (as defined below) individually or in the aggregate with any of its Affiliates that are themselves BHCA Partners and, in each case, held for their own account which is determined, at any time, to be in excess of 4.99% (or such greater or lesser percentage as shall be established under the Bank Holding Company Act (as defined below) from time to time without regard to Section 4(k) thereof) of the total outstanding aggregate voting interests of all Limited Partners, excluding any other interests that are Non-Voting Interests, shall constitute a Non-Voting Interest to the extent of such excess above 4.99% (or such other percentage), whether or not such interest is subsequently transferred in whole or in part to any other person and shall not be included in determining whether the requisite percentage of the Partners have consented to, approved, adopted or taken any action hereunder (except as provided in subsection (d) below).  Each BHCA Partner irrevocably waives its right to vote its Non-Voting Interests on the selection of a successor general partner under Section 15 of the Law.

(b)

If at any time, as a result of any withdrawals by Limited Partners pursuant to this Agreement or distributions to other Partners, or for any other reason the General Partner expects the Capital Commitment of any BHCA Partner individually or in the aggregate with any of its Affiliates that are themselves BHCA Partners and, in each case, held for their own account to exceed 24.99% of the total Capital Commitments of all Partners (or such greater or lesser percentage as shall be established as permitted investments under the Bank Holding Company Act from time to time without regard to Section 4(k) thereof), the General Partner shall immediately notify such BHCA Partner and permit such BHCA Partner to immediately partially withdraw from the Partnership in accordance with the terms and conditions provided in Sections 10.18(b) and (c) of this Agreement regarding withdrawal of ERISA Partners (including without limitation, the right of the General Partner to eliminate the necessity for withdrawal as set forth in Section 10.18(b)) to the extent necessary to maintain such BHCA Partner's total investment in

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the Partnership at a level below 25% (or the then applicable percentage) of the Partnership's total Capital Commitments.

(c)

If at any time, as a result of any withdrawals by Limited Partners pursuant to this Agreement or distributions to other Partners, or for any other reason the General Partner expects the Capital Commitment of any FHC Partner individually or in the aggregate with any of its Affiliates to exceed 24.99% of the total Capital Commitments of all Limited Partners, the General Partner shall immediately notify such FHC Partner and permit such FHC Partner to immediately partially withdraw from the Partnership in accordance with the terms and conditions provided in Sections 10.18(b) and (c) of this Agreement regarding withdrawal of ERISA Partners (including without limitation, the right of the General Partner to eliminate the necessity for withdrawal as set forth in Section 10.18(b)) to the extent necessary to maintain such FHC Partner's total investment in the Partnership at a level below 25% (or the then applicable percentage) of the aggregate Capital Commitments of the Limited Partners.

(d)

For purposes of this Section 10.24:

(i)

''Bank Holding Company Act'' shall mean the U.S. Bank Holding Company Act of 1956, as then in effect and as thereafter amended from time to time, or any successor statute, including the rules and regulations promulgated thereunder, and shall include the rules, regulations and interpretations issued under the Bank Holding Company Act by the Board of Governors of the Federal Reserve System of the United States (the ''Federal Reserve Board''); provided, however, that references to the Bank Holding Company Act in this Agreement and references to laws, regulations or orders applicable to a BHCA Partner herein shall specifically exclude Section 4(k) of the Bank Holding Company Act and any rules, regulations or interpretations issued by the Federal Reserve Board under such Section 4(k).  Notwithstanding the foregoing, for purposes of Section 10.24(a) and Section 10.24(b), the General Partner shall be entitled to rely on the Bank Holding Company Act alone, excluding Section 4(k) thereof, for purposes of determining whether any interest in the Partnership held by a BHCA partner in excess of 4.99% (or such other percentage) shall constitute a Non-Voting Interest and for purposes of determining if the Capital Commitment of a BHCA Partner is expected to exceed 24.99% of the total capital accounts of all Partners, unless such BHCA Partner has previously notified the General Partner in writing of a change in such percentages under any rules, regulations or interpretations issued by the Federal Reserve Board under the Bank Holding Company Act and provided written evidence thereof.

(ii)

''BHCA Partner'' shall mean any Limited Partner that is (or is an affiliate of a bank holding company or other entity that is) subject to the Bank Holding Company Act or Regulation Y of the Board of Governors of the Federal Reserve System, or a foreign banking organization subject to the nonbanking restrictions of the Bank Holding Company Act, unless such Limited Partner at the time of its admission to the Partnership provides a notice in writing to the General Partner that it is not a BHCA Partner.  BHCA Partners that are Affiliates of the same bank holding company shall be considered a single BHCA Partner for purposes of this Section 10.24.

(iii)

''FHC Partner'' shall mean any Limited Partner that is (or is an affiliate of a bank holding company that is) a financial holding company as defined in the

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Gramm-Leach-Bliley Act of the United States that has merchant banking powers and that has given, at the time of its admission to the Partnership, notice to the General Partner that it is making its investment pursuant to such merchant banking powers.  FHC Partners that are Affiliates of the same financial holding company shall be considered a single FHC Partner for purposes of this Section 10.24.

(iv)

''Non-Voting Interest'' shall mean a limited partnership interest in the Partnership that does not entitle the holder to vote, consent or withhold consent with respect to any Partnership matter, except with respect to matters that would significantly and adversely affect the rights, preferences or limited liability of the limited partnership interest of the BHCA Partner, such as modification of the terms of such limited partnership interest in relation to other Partnership interests, the dissolution of the Partnership or the making of any distributions by the Partnership to its General Partner prior to making any required distributions to the Limited Partners.  Except in the circumstances described in the immediately preceding sentence, Non-Voting Interests shall not be counted as interests of Limited Partners for purposes of determining under this Agreement whether any vote required hereunder has been approved by the requisite percentage in interest or Partnership Percentage of the Limited Partners.  Except as provided in this Section 10.24, a limited partnership interest which is held as a Non-Voting Interest shall be identical in all respects to all other interests held by Limited Partners.

10.25

Anti-Money Laundering Compliance.

(a)

Each Limited Partner hereby acknowledges that the Partnership seeks to comply with all applicable laws concerning money laundering, terrorist financing and similar activities.  In furtherance of such efforts, such Limited Partner hereby represents and agrees that, to the best of such Limited Partner's knowledge based upon appropriate diligence and investigation:  (i) none of the cash or property that is paid or contributed to the Partnership by such Limited Partner shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment to the Partnership by such Limited Partner shall (to the extent that such matters are within such Limited Partner's control) cause the Partnership or the General Partner to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Proceeds of Criminal Conduct Law (2005 Revision) of the Cayman Islands or the Money Laundering Regulations issued thereunder.  Each Limited Partner shall promptly notify the General Partner if any of the foregoing shall cease to be true and accurate with respect to such Limited Partner.

(b)

Each Limited Partner hereby agrees to provide to the General Partner any additional information regarding such Limited Partner deemed necessary or convenient by the General Partner to ensure compliance with all applicable laws concerning money laundering and similar illicit activities.  Each Limited Partner understands and agrees that the Partnership or the General Partner may release confidential information about such Limited Partner and, if applicable, any underlying beneficial owners, to proper authorities if the General Partner, in its sole discretion, determines that it is in the best interests of the Partnership or its Affiliates in light of relevant rules and regulations under the laws set forth above.

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(c)

Each Limited Partner understands and agrees that, if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the General Partner may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to, segregation and/or redemption of such Limited Partner's investment in the Partnership, cessation of further distributions to such Limited Partner, refusal of future capital contributions by such Limited Partner, and other similar acts.  In the event that the General Partner takes any of the foregoing acts, each Limited Partner agrees that the General Partner, in its sole, absolute and reasonable discretion, may manage the remaining portion of such Limited Partner's investment in the Partnership separate and apart from the Partnership's assets, including without limitation selling or otherwise disposing of such assets and reinvesting the proceeds therefrom.  The rights and obligations of the General Partner under this Section 10.25 shall expressly supersede any duties that the General Partner may have to such Limited Partner under the Law or otherwise.

(d)

In addition to any remedies at law or in equity, each Limited Partner severally agrees to indemnify and hold harmless the Partnership, the General Partner and its Affiliates and each other Limited Partner from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) which may result, directly or indirectly, from any acts taken by the General Partner in accordance with the preceding paragraphs.

10.26

Change in Status.

  Each Limited Partner agrees to promptly notify the General Partner if at any time such Limited Partner is or becomes a FOIA Person (as defined in Section 7.3(g)).  In the event that any Limited Partner is or becomes a FOIA Person (and such Limited Partner had not previously disclosed in writing to the General Partner prior to such Limited Partner's admission to the Partnership that it was a FOIA Person), then upon demand of the General Partner such Limited Partner shall withdraw from the Partnership, upon the terms and conditions provided in Section 10.18(c) regarding withdrawal of ERISA Partners as if such Limited Partner were an ERISA Partner; provided, however, that the amount actually payable to a withdrawing FOIA Person shall equal fifty percent (50%) of the amount calculated under Section 10.18(c) and such amount shall be paid to such FOIA Person upon the Date of Dissolution.

ARTICLE XI

DEFINITIONS

1940 Act:  shall have the meaning set forth in Section 7.4(b).

Adjusted Capital Account Balance of the General Partner:  shall have the meaning set forth in Section 6.4(k).

Advisory Board:  shall have the meaning set forth in Section 9.8.

Affiliate:  With reference to a partner, member or equity holder of the General Partner, the Ultimate General Partner or the Advisory Company, (a) any corporation, association,

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partnership, limited liability company, limited liability partnership or other entity of which such person has direct or indirect control or is, directly or indirectly, a general partner or in a similar position of management authority, or (b) a member of such individual's immediate family.  With reference to the Ultimate General Partner or the Advisory Company, any equity holder of the Ultimate General Partner or the Advisory Company, respectively, or any person or entity controlling, controlled by, or under direct or indirect common control with the Ultimate General Partner or the Advisory Company, respectively.  With reference to a Limited Partner, any person controlling, controlled by, or under direct or indirect common control with such Limited Partner.  For purposes of this Agreement, the words ''control,'' ''controlled'' or ''controlling,'' and such other similar words and phrases as contextually appropriate, shall connote with respect to any entity, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting interests, by contract, by applicable law, or otherwise. Notwithstanding the foregoing and for the avoidance of doubt, with reference to Internet Network Applications Limited, a Limited Partner, its Affiliates means PCCW Limited and its subsidiaries.

Advisory Company:  shall have the meaning set forth in Section 5.1(a).

After-Tax Distribution Amount:  shall have the meaning set forth in Section 8.3(a)(i).

Agreement:  This Limited Partnership Agreement of China Broadband Capital Partners, L.P.

Bank Holding Company Act:  shall have the meaning set forth in Section 10.24(d)(i).

Bankruptcy:  A person or entity shall be deemed bankrupt if:

(i)

any proceeding is commenced against such person or entity as ''debtor'' for any relief under bankruptcy or insolvency laws, or laws relating to the relief of debtors, reorganizations, arrangements, compositions, or extensions and such proceeding is not dismissed within ninety (90) days after such proceeding has commenced, or

(ii)

such person or entity commences any proceeding for relief under bankruptcy or insolvency laws or laws relating to the relief of debtors, reorganizations, arrangements, compositions, or extensions.

BHCA Partner:  shall have the meaning set forth in Section 10.24(d)(ii).

Board Majority:  shall have the meaning set forth in Section 9.8(b).

Book Value:  shall have the meaning set forth in Section 4.2(a).

Bridge Securities:  Securities (other than Money-Market Investments) which, when acquired by the Partnership, are expected by the General Partner to be redeemed, liquidated or otherwise disposed of within 12 months of the date of such acquisition.

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Capital Account of the General Partner:  shall have the meaning set forth in Section 4.2(b).

Capital Account:  shall have the meaning set forth in Section 4.2(b).

Capital Commitment:  shall have the meaning set forth in Section 3.1.

Capital Transaction Gain or Loss:  shall have the meaning set forth in Section 4.2(c).

Code:  The United States Internal Revenue Code of 1986, as then in effect and as thereafter amended from time to time, or any successor statute, including the rules and regulations promulgated thereunder.

Commencement Date:  shall have the meaning set forth in Section 2.1(a).

Contingent Loss:  shall have the meanings set forth in Section 4.2(d) and 4.5.

Cost Basis:  shall have the meaning set forth in Section 6.4(c).

Date of Dissolution:  shall have the meaning set forth in Section 8.2(a).

Declaration Date:  shall have the meaning set forth in Section 3.5(b).

Deemed ERISA Partner:  Any Limited Partner that is a government employee benefit plan, or a governmental entity that has derived the capital contributions made under this Agreement from one or more government employee benefit plans, any Limited Partner that is a limited partnership whose sole limited partner is within the foregoing definition of Deemed ERISA Partner, and any Limited Partner that is a limited liability company whose sole non-managing member is within the foregoing definition of Deemed ERISA Partner (and in all cases has so indicated Deemed ERISA Partner status on its Investor Questionnaire).  In the case of a Deemed ERISA Partner, such Deemed ERISA Partner shall be treated as an ERISA Partner for all purposes of the this Agreement and deemed subject to ERISA for all purposes of this Agreement unless otherwise specified.

DOL Regulation:  shall have the meaning set forth in Section 7.7(c)(vii).

Drawdown Amount:  shall have the meaning set forth in Section 3.2.

Drawdown Date:  shall have the meaning set forth in Section 3.2.

Drawdown Notice:  shall have the meaning set forth in Section 3.2.

ERISA Partners:  shall have the meaning set forth in Section 10.18.

ERISA:  The Employee Retirement Income Security Act of 1974 of the United States, as then in effect and as thereafter amended from time to time, or any successor statute, including the rules and regulations promulgated thereunder.

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Event Notice:  shall have the meaning set forth in Section 10.18(b).

Excess Distribution Amount:  shall have the meaning set forth in Section 8.3(a)(ii).

Excess Negative Balance:  shall have the meaning set forth in Section 12.2(a)(v).

Exculpated Party, Exculpated Parties:  shall have the meaning set forth in Section 10.13.

Fair Market Value Capital Account Balance:  shall have the meaning set forth in Section 6.4(e).

Federal Reserve Board:  shall have the meaning set forth in Section 10.24(d)(i).

FHC Partner:  shall have the meaning set forth in Section 10.24(d)(iii).

First Investment:  shall have the meaning set forth in Section 3.1.

Fiscal Quarter:  shall have the meaning set forth in Section 4.2(e).

Fiscal Year:  shall have the meaning set forth in Section 4.2(f).

Four-Fifths in Interest of Limited Partners: shall mean Limited Partners Partnership Percentages the sum of which equals or exceeds eighty percent (80%) of the aggregate Partnership Percentages of the Limited Partners (excluding from both the numerator and denominator for purposes of this calculation the Partnership Percentage of any Limited Partners that are Affiliates of the General Partner, the Partnership Percentage of any non-voting interests held by Limited Partners and the Partnership Percentage of any Optionor (as defined in Section 3.5)).

General Partner:  CBC Partners, L.P., a Cayman Islands exempted limited partnership.

General Partner Distributions:  shall have the meaning set forth in Section 8.3(a)(iv).

General Partner's Capital Account:  shall have the meaning set forth in Section 4.2(b).

General Partner's Capital Commitment to the Partnership:  shall have the meaning set forth in Section 3.4.

Incompetency:  A person shall be deemed incompetent if such person shall be adjudged incompetent by a decree of a court of competent jurisdiction.  A person shall also be deemed incompetent if such person is convicted of a crime of moral turpitude or that would cast reasonable doubt on such person's ability to discharge faithfully his duties as an equity holder of the Ultimate General Partner.

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Indemnifiable Amounts:  shall have the meaning set forth in Section 10.14.

Indemnified Persons:  shall have the meaning set forth in Section 10.14.

Initial Capital Contribution:  shall have the meaning set forth in Section 3.1.

Initial Contribution Date:  shall have the meaning set forth in Section 3.2.

Initial Outside Interests:  shall have the meaning set forth in Section 7.8(b).

Insanity:  A person shall be deemed insane if such person shall be adjudged insane by a decree of a court of competent jurisdiction.

Interest Holder's Individual Lookback Liability:  shall have the meaning set forth in Section 8.3(b).

Interest Holder's:  shall have the meaning set forth in Section 8.3(b).

Interim Period:  shall have the meaning set forth in Section 4.2(g).

Investor Questionnaire:  Partnership Investor Questionnaire completed, executed and delivered to the General Partner by a Limited Partner and accepted by the General Partner.

IRS:  shall have the meaning set forth in Section 10.16.

Issuance:  shall have the meaning set forth in Section 12.5.

Limited Partners:  Each of the persons duly admitted to the Partnership as a limited partner, but only so long as such person remains a limited partner of the Partnership.

Lookback Liability:  shall have the meaning set forth in Section 8.3(b).

Majority in Interest of the Limited Partners:  Limited Partners having Partnership Percentages the sum of which exceeds fifty percent (50%) of the aggregate Partnership Percentages of the Limited Partners (excluding from both the numerator and denominator for purposes of this calculation the Partnership Percentage of any Limited Partners that are Affiliates of the General Partner, the Partnership Percentage of any non-voting interests held by Limited Partners and the Partnership Percentage of any Optionor (as defined in Section 3.5)).

Marketable; Marketable Securities; Marketability:  These terms shall refer to Securities that are (a) registered under the Securities Act, (b) traded on a national securities exchange or over-the-counter, (c) currently the subject of an issuer-filed Securities Act registration statement that has been declared effective by the SEC, (d) direct obligations of, or obligations guaranteed as to principal and interest by, the United States, certificates of deposit maturing within one year or less issued by an institution insured by the Federal Deposit Insurance Corporation, or similar Securities, or (e) transferable in the hands of a Limited Partner (other than an Affiliate of the General Partner) in any three (3) month period without registration in compliance with SEC Rule 144.  For Securities of an issuer with Securities traded, or to be

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traded, on other than a United States securities exchange or over the counter, the term Marketable Securities shall refer to Securities that are admitted to, quoted or dealt on any nationally or internationally recognized stock exchange or the equivalent as reasonably determined in good faith by the General Partner. In no event shall Marketable Securities include Securities subject to restrictions on transfer in the hands of a Limited Partner such as rights of first refusal and co-sale rights as a result of any provision of general applicability in the charter or bylaws of the issuer or any applicable contractual provision. For purposes of determining whether a Security distributed to a Limited Partner is a Marketable Security, there shall be taken into account only such restrictions and limitations on the transferability thereof as apply to the Limited Partners generally (e.g., underwriters' lockup restrictions).

Marks:  shall have the meaning set forth in Section 10.12.

Money Market Investments:  shall have the meaning set forth in Section 4.2(c).

Net Capital Transaction Gain; Net Capital Transaction Loss:  shall have the meanings set forth in Section 4.2(h).

Net Income or Loss:  shall have the meaning set forth in Section 4.2(i).

Net Proceeds:  shall have the meaning set forth in Section 6.4(b).

New Security:  shall have the meaning set forth in Section 6.4(c).

Non-executive Outside Interests:  shall have the meaning set forth in Section 7.8(b).

Non-U.S. Limited Partner:  A Limited Partner that is not a ''United States person'' within the meaning of Section 7701(a)(30) of the Code (a ''foreign person'') or that is a partnership (or other pass-through entity for U.S. federal income tax purposes) that has one or more partners (or other equity holders) that are foreign persons and in each case has so indicated on its Investor Questionnaire.

Non-Voting Interests:  shall have the meaning set forth in Section 10.24(d)(iv).

Old Security:  shall have the meaning set forth in Section 6.4(c).

Operating Expenses:  shall have the meaning set forth in Section 4.6.

Original Limited Partners:  Each of the persons duly admitted to the Partnership as a limited partner, as of the date hereof, and any transferee of all or any portion of such Limited Partner's interest in the Partnership.

Parallel Funds:  shall have the meaning set forth in Section 7.8(d).

Partners:  The General Partner and the Limited Partners.

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Partnership:  shall mean China Broadband Capital Partners, L.P., a Cayman Islands exempted limited partnership.

Partnership Affairs:  shall have the meaning set forth in Section 7.8(c).

Partnership Counsel:  shall have the meaning set forth in Section 10.22.

Partnership Percentage:  shall have the meaning set forth in Section 4.2(j).

Partnership Term:  shall have the meaning set forth in Section 2.1(a).

Pension Laws:  shall have the meaning set forth in Section 10.23.

Permanent Incapacity:  A person shall be deemed permanently incapacitated whenever he or she is determined by competent medical authority or authorities selected by the General Partner to be permanently incapable of carrying out his or her functions as an equity holder of the Ultimate General Partner.

Portfolio Company:  The issuer of a Security purchased by the Partnership as part of its venture capital portfolio (excluding the issuers of Money-Market Investments).

Portfolio Securities:  shall have the meaning set forth in Section 6.4(a).

Proceeds:  shall have the meaning set forth in Section 6.4(a).

Public Pension Partner:  shall have the meaning set forth in Section 10.23.

Quarterly Preference Amount:  shall have the meaning set forth in Section 4.2(k).

Recharacterization Items:  shall have the meaning set forth in Section 12.5.

Recharacterization:  shall have the meaning set forth in Section 12.5.

Rules:  shall have the meaning set forth in Section 10.22.

S corporation:  shall have the meaning set forth in Section 1361 of the Code.

Sale or Exchange:  shall have the meaning set forth in Section 4.2(l).

Securities Act:  The United States Securities Act of 1933, as then in effect and as thereafter amended from time to time, or any successor statute, including the rules and regulations promulgated thereunder.

Securities Exchange Act:  The United States Securities Exchange Act of 1934, as then in effect and as thereafter amended from time to time, or any successor statute, including the rules and regulations promulgated thereunder.

Securities:  Securities of every kind and nature and rights and options and warrants with respect thereto, including stock, notes, bonds, debentures, evidences of

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indebtedness, and other business interests of every type, including interests in partnerships, joint ventures, proprietorships, and other business entities.

State Entity Partner:  A Partner that has provided written notice to the General Partner on or prior to its admission to the Partnership that it is a state government entity.

Tax-Exempt Partners:  shall have the meaning set forth in Section 10.17.

Three-Fourths in Interest of Limited Partners:  shall mean Limited Partners Partnership Percentages the sum of which equals or exceeds seventy-five percent (75%) of the aggregate Partnership Percentages of the Limited Partners (excluding from both the numerator and denominator for purposes of this calculation the Partnership Percentage of any Limited Partners that are Affiliates of the General Partner, the Partnership Percentage of any non-voting interests held by Limited Partners and the Partnership Percentage of any Optionor (as defined in Section 3.5)).

TMP:  shall have the meaning set forth in Section 10.16.

Total General Partner Net Gain:  shall have the meaning set forth in Section 8.3(a)(iii).

Total Net Capital Transaction Gain; Total Net Capital Transaction Loss:  shall have the meanings set forth in Section 4.2(m).

Total Preference Amount:  shall have the meaning set forth in Section 4.2(n).

Transfer:  shall have the meaning set forth in Section 7.7(a).

Treasury Regulations:  Treasury Regulations shall be the Income Tax Regulations promulgated under the Code, as such Regulations are then in effect and as thereafter amended from time to time (including corresponding provisions of succeeding Regulations).

Two-Thirds in Interest of ERISA Partners.  Limited Partners Partnership Percentages the sum of which equals or exceeds sixty-six and two-thirds percent (66 2/3%) of the aggregate Partnership Percentages of the ERISA Partners (excluding, for the purpose of calculating such requisite percentage, any non-voting interests held by ERISA Partners and the Partnership Percentage of any ERISA Partners who is an Optionor (as defined in Section 3.5)).

Two-Thirds in Interest of Non-U.S. Limited Partners.  Limited Partners Partnership Percentages the sum of which equals or exceeds sixty-six and two-thirds percent (66 2/3%) of the aggregate Partnership Percentages of the Non-U.S. Limited Partners (excluding, for the purpose of calculating such requisite percentage, any non-voting interests held by Non-U.S. Limited Partners and the Partnership Percentage of any Non-U.S. Limited Partner who is an Optionor (as defined in Section 3.5)).

Two-Thirds in Interest of Limited Partners.  Limited Partners Partnership Percentages the sum of which equals or exceeds sixty-six and two-thirds percent (66 2/3%) of the aggregate Partnership Percentages of the Limited Partners (excluding from both the

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numerator and denominator for purposes of this calculation the Partnership Percentage of any Limited Partners that are Affiliates of the General Partner, the Partnership Percentage of any non-voting interests held by Limited Partners and the Partnership Percentage of any Optionor (as defined in Section 3.5)).

Ultimate General Partner:  CBC Ultimate Partners Ltd., a Cayman Islands exempted company and the general partner of the General Partner.

Unadjusted Excess Negative Balance:  shall have the meaning set forth in Section 12.2(a)(viii).

Unreturned Capital Amount:  shall have the meaning set forth in Section 4.2(o).

Unreturned Total Preference Amount:  shall have the meaning set forth in Section 4.2(p).

Withdrawal Notice:  shall have the meaning set forth in Section 10.18(b).

ARTICLE XII

MISCELLANEOUS TAX AND REGULATORY COMPLIANCE PROVISIONS

12.1

Substantial Economic Effect.

  The provisions of Article IV and the other provisions of this Agreement relating to the maintenance of Capital Accounts and procedures upon liquidation of the Partnership are intended to comply generally with the provisions of Treasury Regulation Section 1.704-1, and shall be interpreted and applied in a manner consistent with such Regulation and, to the extent the subject matter thereof is otherwise not addressed by this Agreement, the provisions of Treasury Regulations Section 1.704-1 are hereby incorporated by reference unless the General Partner shall determine that such incorporation will result in economic consequences inconsistent with the economic arrangement of the Partner expressed in this Agreement.  In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed or allocated or the manner in which distributions and contributions upon liquidation (or otherwise) of the Partnership (or any Partner's interest therein) are effected in order to comply with such Regulations and other applicable tax laws, or to assure that the Partnership is treated as a partnership for tax purposes, or to achieve the economic arrangement of the Partners as expressed in this Agreement, then notwithstanding Section 10.7 hereof, the General Partner may make such modification.  The General Partner shall also (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes pursuant to this Agreement, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events (such as the incurrence of partner nonrecourse indebtedness (within the meaning of Treasury Regulations Section 1.704-2) might otherwise cause the allocations under this Agreement to not comply with Treasury Regulations Section 1.704-1(b) (and in the case of the incurrence of partner nonrecourse indebtedness, Treasury Regulation Section 1.704-2) provided in each case that the General Partner determines that such adjustments or modifications

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shall not result in economic consequences inconsistent with the economic arrangement among the Partners as expressed in this Agreement.

12.2

Other Allocations.

  Notwithstanding the provisions of Article IV and Section 8.2, the allocations provided therein shall be subject to the following exceptions:

(a)

Qualified Income Offset; Prophylactic Offset Minimum-Gain Chargeback.  The following special allocations shall be made in the following order:

(i)

All nonrecourse deductions (within the meaning of Treasury Regulation Section 1.704-2(b)(i)) shall be specially allocated twenty percent (20%) to the Capital Account of the General Partner and eighty percent (80%) to the Capital Accounts of all of the Partners in proportion to their respective Partnership Percentages.

(ii)

Except as otherwise provided in Treasury Regulation Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain (as defined in Treasury Regulations 1.704-2(b)(2) and 1.704-2(d)) during any Partnership Fiscal Year, each Partner's Capital Account shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 12.2(a)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(iii)

In the event any Partner's Capital Account has an Unadjusted Excess Negative Balance (as defined in clause (viii) of this subsection (a)) at the end of any Fiscal Year such Partner's Capital Account will be reallocated items of Net Income for such Fiscal Year (and, if necessary, future Fiscal Years) in the amount necessary to eliminate such Unadjusted Excess Negative Balance as quickly as possible).

(iv)

In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4) through (d)(6), items of Net Income shall be specially allocated to such Partner's Capital Account in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations Section 1.704-1(b)(2)(ii)(d), the Excess Negative Balance (as defined in clause (vii) of this subsection (a)) in such Partner's Capital Account created by such adjustments, allocations or distributions as quickly as possible.  This clause (iv) is intended to and shall in all events be interpreted so as to constitute a ''qualified income offset'' within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(v)

A Partner's Capital Account shall not be allocated any item of Net Loss to the extent such allocation would cause such Capital Account to have an Excess Negative Balance (as defined in clause (vii) of this subsection (a)).

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(vi)

The allocations set forth in the preceding provisions of this subsection (a) (hereinafter, the ''Regulatory Allocations'') are intended to comply with certain requirements of the Treasury Regulations.  It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 12.2(a)(vi).  Therefore, notwithstanding any other provision of this Agreement (other than the provisions governing the Regulatory Allocations) the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Article IV.  In exercising its discretion under this Section 12.2(a)(vi), the General Partner shall take into account future Regulatory Allocations under Section 12.2(a)(ii) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 12.2(a)(i).

(vii)

For purposes of this subsection (a), ''Excess Negative Balance'' shall mean the excess of the negative balance in a Partner's Capital Account (computed with any adjustments which are required for purposes of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) over the amount such Partner is obligated to restore to the Partnership (computed under the principles of Treasury Regulations Section 1.704-1(b)(2)(ii)(c)) inclusive of any addition to such restoration obligation pursuant to application of the provisions of Treasury Regulations Section 1.704-2 or any successor provisions thereto.

(viii)

For purposes of this subsection (a) ''Unadjusted Excess Negative Balance'' shall have the same meaning as Excess Negative Balance, except that the Unadjusted Excess Negative Balance of a Partner shall be computed without effecting the reductions to such Partner's Capital Account which are described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(b)

Imputed Income.  To the extent the Partnership has taxable interest income or expense imputed with respect to any promissory note or other obligation between any Partner and the Partnership, as maker and holder respectively, pursuant to Section 483, Sections 1271 through 1288, or Section 7872 of the Code, such imputed interest income shall be specially allocated to the Partner to whom such promissory note or other obligation relates, and such Partner's Capital Account shall be adjusted as appropriate to reflect the recharacterization as interest of a portion of the principal amount of such promissory note or other obligation and to reflect any deemed contribution or distribution of such interest income.  The foregoing provision of this Section 12.2(b) shall not apply to any interest or original issue discount expressly provided for in any such promissory note or other obligation.

12.3

Income Tax Allocations.

(a)

Except as otherwise provided in this Section or as otherwise required by the Code and the rules and Treasury Regulations promulgated thereunder, Partnership income, gain, loss, deduction, or credit for income tax purposes shall be allocated in the same manner the corresponding book items are allocated pursuant to this Agreement.

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(b)

In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any asset contributed to the capital of the Partnership shall, solely for tax purposes, be allocated between the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for U.S. federal or any other national income tax purposes and its initial Book Value.

(c)

In the event the Book Value of any Partnership asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal or any other national income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

(d)

If a distribution to a Partner results in taxable income or gain to the Partnership, then such taxable income or gain shall be allocated, to the extent permitted pursuant to Section 704(b) of the Code and the regulations promulgated thereunder, to the Partner who received the distribution.

12.4

Compliance with Timing Requirements of Regulations.

(a)

Notwithstanding any other provision of this Agreement, in the event the Partnership is ''liquidated'' within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), (i) distributions shall be made pursuant to Article VIII to the Partners who have positive Capital Accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2) and (ii) if the General Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), then except as otherwise required pursuant to Section 8.3 hereof, the General Partner shall have no obligation at any time to repay or restore to the Partnership all or any part of any distribution made to it from the Partnership or make any contribution to the capital of the Partnership with respect to such deficit and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.  If any Limited Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), then other than required by law or Section 10.14, such Limited Partner shall have no obligation to repay or restore to the Partnership any distribution made to it from the Partnership in accordance with Article VI or make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.  In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Section 12.4 or Article VIII may be:

(i)

distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership.  The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

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(ii)

withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

(b)

Notwithstanding the provisions of Section 12.4(a), in the event the Partnership is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) but a distribution of the Partnership's assets is not otherwise required pursuant to Article VIII hereof, the Partnership's assets shall not be distributed to the Partners as set forth in Section 12.4(a) and the General Partner shall not contribute any amount to the Partnership with respect to any deficit balance in its Capital Account as set forth in Section 12.4.  Instead, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership and distributed interests in the new partnership to the Partners and thereafter such new partnership will be treated as the Partnership.  Notwithstanding any provision of this Agreement to the contrary, in no event shall such deemed contribution and distribution affect the economic arrangement among the Partners as expressed in this Agreement (including, without limitation, their Capital Account balances or rights to receive distributions).

12.5

Recharacterizations of Transactions.

  Any income, gain, loss or deduction (collectively, the ''Recharacterization Items'') realized as a direct or indirect result of the issuance or transfer (collectively, the ''Issuance'') of a Partnership interest by the Partnership to a Partner or the recharacterization (the ''Recharacterization'') of a distribution as a payment for tax purposes shall be allocated among the Partners so that (after effecting appropriate adjustments to the Capital Accounts of the Partners to reflect the tax treatment of the Issuance or the Recharacterization) the aggregate amount (including any distributions recharacterized as payments for tax purposes and any amounts received upon liquidation of the Partnership) that each Partner is entitled to receive from the Partnership over the life thereof (and, to the extent possible, each accounting period thereof) is equal to the aggregate amount that each such Partner would have been entitled to receive had the Issuance resulted in no income, gain, loss or deduction to either the Partnership or any of its Partners (including the recipient of the Partnership interest) or had the Recharacterization not occurred, as the case may be.  In addition, to the extent possible without contravening the preceding sentence, the Recharacterization Items shall be allocated in a manner that puts each Partner, as soon as possible, in the same after-tax position as they would have been in had the Issuance resulted in no income, gain, loss or deduction to either the Partnership or any of its Partners (including the recipient of the Partnership interest) or had the Recharacterization not occurred, as the case may be.

12.6

Sharing Arrangement; Interest in Partnership Items.

  The Partners agree that the allocation and distribution provisions contained in this Agreement represent the sharing arrangement as between the Partners and represent their interests in such allocated items and, therefore, in the event that any transaction or relationship between the parties to this Agreement is recharacterized, allocations and adjustments hereunder shall be made in a manner which maintains the Capital Account balances of the Partners and the rights of the Partners to receive distributions at the same levels they would have been had no such recharacterization occurred.

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12.7

Withholding.

(a)

The Partnership shall at all times be entitled to make payments with respect to any Limited Partner in amounts required to discharge any obligation of the Partnership to withhold or make payments to any governmental authority with respect to any national, state, local or other jurisdictional tax liability of such Limited Partner arising as a result of such Limited Partner's interest.  To the extent each such payment satisfies an obligation of the Partnership to withhold with respect to any distribution to a Limited Partner on which the Partnership did not withhold or with respect to any Limited Partner's allocable share of the income of the Partnership, each such payment shall be deemed to be a loan by the Partnership to such Limited Partner (which loan shall be deemed to be immediately due and payable) and shall not be deemed a distribution to such Limited Partner.  The amount of such payments made with respect to such Limited Partner, plus interest, on each such amount from the date of each such payment until such amount is repaid to the Partnership at an interest rate per annum equal to the prime rate, from time to time in effect, of Wells Fargo Bank, shall be repaid to the Partnership by (i) deduction from any distributions made to such Limited Partner pursuant to this Agreement or (ii) earlier payment by such Limited Partner to the Partnership, in each case as determined by the General Partner in its discretion.  The General Partner may, in its discretion, defer making distributions to any Limited Partner owing amounts to the Partnership pursuant to this Section 12.7 until such amounts are paid to the Partnership and shall in addition exercise any other rights of a creditor with respect to such amounts.

(b)

Each Limited Partner agrees to indemnify and hold harmless the Partnership and the General Partner and each of the partners of the General Partner, from and against any liability with respect to taxes, interest or penalties (as permitted by law) which may be asserted by reason of the failure to deduct and withhold tax on amounts distributable or allocable to said Limited Partner.  Any amount payable as indemnity hereunder by a Limited Partner shall be paid promptly to the Partnership upon request for such payment from the General Partner, and if not so paid, the General Partner and the Partnership shall be entitled to claim against and deduct from the Capital Account of, or from any distribution due to, the affected Limited Partner for all such amounts.

12.8

Apportionment of Amounts Withheld at the Source or Paid by the Partnership.

  If the Partnership receives securities disposition proceeds or other investment returns with respect to which taxes have been withheld at the source or with respect to which the Partnership makes payments to any taxing authority (or reimburses the General Partner for such payments), the aggregate amount of such taxes so withheld or paid shall be deemed for all purposes of this Agreement to have been received by the Partnership and then distributed by the Partnership to and among the Partners based on the amount of such withholding or other taxes attributable to each Partner, as determined by the General Partner after consulting with the Partnership's accountants or other advisers, taking into account any differences in the amount of such withholding or other taxes attributable to each Partner because of such Partner's status, nationality or other characteristics.  The intent of the preceding sentence is to have the burden of taxes withheld at the source or paid or reimbursed by the Partnership borne by those Partners to which such withholding or other taxes are attributable to the maximum extent possible.  If the amounts deemed distributed to the Partners in accordance with such sentence do not comport with the provisions of this Agreement relating to the apportionment of distributions among the

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Partners, then, notwithstanding such distribution provisions, subsequent distributions to the Partners shall be adjusted in an equitable manner by the General Partner to reflect the intent of such sentence.

12.9

Qualified Small Business Stock.

  Each Partner agrees that with respect to its limited partnership interest and the securities held by the Partnership it will not, and will not without the consent of the General Partner require the Partnership to, elect the application of Section 1045 of the Code (dealing with rollovers of qualified small business stock) or corresponding provisions of any state income tax law for sales of qualified small business stock (as defined in Section 1202 of the Code).  In addition, each Partner agrees that without the consent of the General Partner the Partnership shall not be required to comply with any tax reporting or accounting requirements (including the adjustment of the tax basis of any assets of the Partnership or the interest in the Partnership of any Partner) that may be imposed under Section 1045 of the Code with respect to rollovers of qualified small business stock by the Partnership or by or on behalf of any Partner.

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IN WITNESS WHEREOF, the Partners have executed this Agreement as a Deed on the date first above written.

SIGNATURE PAGE TO CHINA BROADBAND CAPITAL PARTNERS, L.P.

LIMITED PARTNERSHIP AGREEMENT

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SIGNATURE PAGE TO CHINA BROADBAND CAPITAL PARTNERS, L.P.

LIMITED PARTNERSHIP AGREEMENT

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SIGNATURE PAGE TO CHINA BROADBAND CAPITAL PARTNERS, L.P.

LIMITED PARTNERSHIP AGREEMENT

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LIMITED PARTNER:

Internet Applications Limited
Please type or print name here
The undersigned hereby executes this
Agreement on behalf of the Limited Partner and
represents as follows:

(i) Is such Limited Partner (a) an "employee
benefit plan," as defined in Section 3(3) of
ERISA, (b) a plan described in
Section 4975(e)(1) of the Internal Revenue
Code of 1986, as amended, or (c) an entity
whose underlying assets include plan assets by
reason of a plan's investment in such Limited
Partner?

	Yes	No

(ii) Is such Limited Partner (a) an employee
benefit plan subject to Part 4 of Subtitle B of
Title I of ERISA or (b) an entity whose
underlying assets are considered "plan assets" of
an employee benefit plan which is subject to
Part 4 of Subtitle B of Title I of ERISA and
which invested in such entity:
	Yes	No

SIGNATURE PAGE TO CHINA BROADBAND CAPITAL PARTNERS, L.P.

LIMITED PARTNERSHIP AGREEMENT

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EXHIBIT A

OPTIONEE NOTE

$______________________________

______________, 20__

For value received, the undersigned hereby promises to pay to _______________ (the ''Payee''), at the principal office of the Payee, the principal sum of _____________________ Dollars ($_____________), by sending to the Payee a check in the amount of said principal to the last address of the Payee on file with the Fund, according to the following terms and conditions:

1.

This Note shall bear no interest.

2.

This Note is secured by the pledge of that portion of the undersigned's limited partnership interest in China Broadband Capital Partners, L.P., a Cayman Islands exempted limited partnership (the ''Fund'') acquired by the undersigned from Payee (not including that portion of such interest for which the undersigned has made or will make capital contributions) (the ''Interest'').

3.

This Note and the Interest are subject to all of the terms and conditions of a security agreement of the same date between Payee and the undersigned, a copy of which agreement is attached hereto.

4.

This Note shall become due and payable on the date six months after the Date of Dissolution of the Fund (as defined in the Limited Partnership Agreement of the Fund).

5.

Payee by acceptance hereof agrees for itself, its representatives, successors and assigns (1) that neither the undersigned, its partners, nor their executors, successors or assigns shall be personally liable on this Note, it being intended that the undersigned's obligation to pay the principal amount of this Note is included for the sole purpose of establishing the existence of the indebtedness represented hereby; and (2) that in the event of default, the Payee and any successor or assign shall look for payment solely to the Interest and will not make any claim or institute any action or proceeding against the undersigned, its partners or their heirs, executors, administrators, successors or assigns for the payment of this Note or for any deficiency remaining after application of the Interest securing this Note, or otherwise; provided, however, that nothing herein contained shall be construed (i) to release or impair the right of the Payee to enforce its rights with respect to the Interest securing this Note or (ii) to preclude the application of such Interest to the payment of this Note in accordance with its terms.

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A-1

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EXECUTED AS A DEED BY:

____________________________
(Maker)
Accepted:

____________________________	____________________________
(Payee)	[NAME]

Witnessed By:__________________
Name:_________________________
Signature:______________________

A-2

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EXHIBIT B

OPTIONEE SECURITY AGREEMENT

In order to secure payment of all obligations of [_____________] (the ''Borrower'') to [_____________] (the ''Pledgee''), under the promissory note dated [________], 20[__], in the original principal amount of [$______.__] (the ''Note''), Borrower charges by way of first fixed charge all of the Borrower's right, title and interest to that portion of Borrower's limited partnership interest in China Broadband Capital Partners, L.P., a Cayman Islands exempted limited partnership (the ''Partnership'') purchased by Borrower from Pledgee, not including that portion of such purchased interest for which Borrower has made, or has assumed the obligation to make, capital contributions (such security interest, along with the assets described in Section 2 below shall collectively be referred to as the ''Collateral'').

Borrower shall hold the Collateral in accordance with the following terms and provisions:

1.

Rights and Powers.

(a)

As long as there exists no event of default under Section 5 of this Agreement, Borrower shall have the following rights:

(i)

The right to vote with respect to the Collateral;

(ii)

The right to sell the Partnership interests constituting the Collateral, provided the proceeds of such sale shall become part of the Collateral;

(iii)

The right to direct investment of the proceeds of a sale of the Partnership interests constituting the Collateral;

(iv)

The right at any time to pay in cash to Pledgee all or any portion of indebtedness evidenced by the Note, which payment shall be applied to the payment of the principal of the Note;

(v)

The right to release any Partnership interests or proceeds constituting the Collateral from the security interest hereunder, provided, however, that no such partial release may be made if it would reduce the value of the remaining Collateral below one hundred thirty-five percent (135%) of the balance of the Note remaining unpaid after any payment made by Borrower.  The value of the Collateral shall be calculated pursuant to the valuation provisions of the Partnership Agreement; and

(vi)

Notwithstanding Section 1(a)(v) above, the right to withdraw an amount of cash from the Collateral which may be necessary to satisfy any income tax liabilities arising out of ownership of the Collateral and/or the transaction generating the cash.

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(b)

All proxy statements and other stockholder materials pertaining to the Collateral shall be delivered to Borrower at the address indicated below.

2.

Duty to Deliver.  Any new, additional or different securities or cash that are distributed to Borrower with respect to the Collateral including (i) any distribution by the Partnership, (ii) any stock dividend, stock split or reclassification of the capital stock of any corporation whose shares are secured hereunder or (iii) any merger, consolidation or other reorganization affecting the capital structure of any corporation whose shares are secured hereunder shall, upon receipt by Borrower, become part of the Collateral hereunder.

3.

Payment of Taxes and Other Charges.  Borrower shall pay out of the Collateral, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral.

4.

Release of Collateral.  Provided that all indebtedness secured hereunder has at the time been paid in full or cancelled, the Collateral shall be immediately released from the security interest hereunder.

5.

Event of Default.

(a)

If the Note is not paid or satisfied on the date for payment set forth in the Note, such event shall constitute an event of default under this Agreement.  Upon the occurrence of such event of default, Borrower shall give the Collateral to Pledgee and Pledgee may, at its election, declare the Note to be immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party at Law (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note, subject always to compliance with the terms of the limited partnership agreement of the Partnership and the Exempted Limited Partnership Law (2003 Revision) (the ''Law'').

(b)

Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of any income tax liabilities generated by such disposition, then applied to any reasonable expenses incurred by Pledgee in connection with the disposition, and finally to the payment of the Note.  Any surplus proceeds shall be paid over to Borrower.  In the event such proceeds prove insufficient to satisfy all obligations of Borrower under the Note, Borrower shall nevertheless have no further obligations under the Note.

6.

Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands and shall be binding upon the executors, administrators, heirs and assigns of the parties hereto.

7.

Arbitration.  Any controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement or the Note, or any claims arising out of or relating to this Agreement or the Note, or the breach hereof or thereof, will be submitted to and settled by final and binding arbitration in Hong Kong at Hong Kong International Arbitration Centre or at such other recognized centre in Hong Kong, in accordance with the Rules of Arbitration of the International Chamber of Commerce as such

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rules may be modified therein.  Judgment upon the award rendered in connection with an arbitration proceeding pursuant to this Section 7 may be entered in any court having jurisdiction thereof.  The language of the arbitration shall be English.  In the event of any arbitration under this Agreement or the Note, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.  The ''prevailing party'' means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

8.

Severability.  If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.

9.

Termination.

All of the right and interest of the Pledgee in the Collateral shall terminate upon payment in full of all indebtedness evidenced by the Note.

10.

Registration.

This security agreement will be registered with the general partner of the Partnership in accordance with the terms of Section 7(7)(b) of the Law.

11.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, this Agreement has been executed as a Deed by the duly authorized representatives of the parties on the date first written above.

[BORROWER]
By:_____________________________
Name:___________________________
Title:____________________________
Address:	________________________________
____________________________

Witnessed By:
Name:____________________________
Signature:_________________________

[PLEDGEE]
By:_____________________________
Name:___________________________
Title:____________________________
Address:	________________________________
____________________________

Witnessed By:
Name:____________________________
Signature:_________________________

[__________], L.P. (the "General Partner"), the sole general partner of the Partnership, hereby irrevocably and unconditionally consents to the Borrower granting security over its interest in the Partnership on the terms set forth in this Agreement.

By: __________________________________
        Director, for and on behalf of
        [_____________], Ltd.,
        general partner of the General Partner

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